Registration No. 333-39544

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT No. 1 TO

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FORD CREDIT AUTO RECEIVABLES TWO L.P.

(Originator of the Trust)
(Exact name as specified in its charter)
Primary Standard Industrial Classification Code Number 6189
IRS Employer No. 38-3295857
One American Road, Dearborn, Michigan 48126
(313) 594-7765

R.P. CONRAD, ESQ. Ford Motor Credit Company One American Road, Dearborn, Michigan 48126 (313) 594-7765 (Name and Address of Agent for Service for each of the above named entries)	Copy To: SUSAN M. CURTIS, ESQ. Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square, New York, New York 10036-6522 (212) 735-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable on or after the effective date of this Registration Statement. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  [   ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the effective registration statement for the same offering.  [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [   ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  [   ]

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum	Amount of
Title of Securities	Amount Being	Offering Price	Aggregate Offering	Registration
Being Registered	Registered	Per Unit(1)	Price(1)	Fee

Class A Asset Backed Notes	$2,629,722,000	100%	$2,629,722,000	$694,320

Class B Asset Backed Notes	$97,397,000	100%	$97,397,000	$25,608

TOTAL	$2,727,119,000		$2,727,119,000	$719,928 *

(1)  Estimated solely for the purpose of calculating the registration fee.
 *   Of which $231.00 was previously paid.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these notes has been filed with the Securities and Exchange Commission. These notes may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective and without the delivery of a final prospectus. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which any offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

Before you purchase any of these securities, be sure you understand the structure and the risks. See especially the risk factors beginning on page 25 of this prospectus.

These securities are asset backed securities issued by a trust. The securities are not obligations of Ford Motor Company, Ford Motor Credit Company, the servicer, the seller or any of their affiliates.

Subject to Completion, dated October 16, 2000

$2,727,119,000

Ford Credit Auto Owner Trust 2000-F,
Issuer

Ford Credit Auto Receivables Two L.P., Seller	Ford Motor Credit Company, Servicer

The trust will issue the following securities:

			Targeted	Final
	Principal		Scheduled	Scheduled
	Amount	Interest Rate	Distribution Date	Distribution Date

Class A-1 Notes	$906,000,000	three-month LIBOR plus %	October 15, 2002	August 15, 2003

Class A-2 Notes	$701,000,000	%	April 15, 2003	May 17, 2004

Class A-3 Notes	$520,000,000	%	October 15, 2003	November 15, 2004

Class A-4 Notes	$343,000,000	three-month LIBOR plus %	April 15, 2004	May 16, 2005

Class A-5 Notes	$159,722,000	three-month LIBOR plus %	October 15, 2004	October 17, 2005

Variable Pay Term Notes(1)	(2)	(3)	N/A	N/A

Class B Notes	$97,397,000	%	N/A	March 15, 2006

Class C Certificates(1)(4)	$55,656,000	%	N/A	July 17, 2006

Class D Certificates(1)(4)	$55,656,000	%	N/A	April 15, 2008

(1)	The Variable Pay Term Notes, the Class C Certificates and the Class D Certificates are not being registered and are not being offered hereby.

(2)	Variable Pay Term Notes may be issued, provided conditions specified herein are satisfied, on the targeted scheduled distribution date for each subclass of Class A Notes in a principal amount equal to the amount required to pay such subclass of Class A Notes in full. To the extent that a subclass of Class A Notes is not paid in full on its targeted scheduled distribution date, Variable Pay Term Notes may be issued, provided conditions specified herein are satisfied, on any monthly distribution date thereafter in a principal amount equal to the amount required to pay that subclass in full.

(3)	The interest rate of each Variable Pay Term Note will be equal to one-month LIBOR plus a spread that will be determined on the date of issuance, which spread shall not exceed 1.50%.

(4)	The Class C Certificates and the Class D Certificates will initially be retained by the seller.

•	The trust expects to pay the outstanding principal on each subclass of Class A Notes on its targeted scheduled distribution date subject to the provisions described in this prospectus. No principal will be paid during the revolving period ending on the targeted scheduled distribution date for the Class A-1 Notes unless the revolving period terminates early as a result of an early amortization event. Principal payments on the Class B Notes will be paid after the Class A Notes and the Variable Pay Term Notes have been paid in full.

•	Except as provided below, the trust will pay interest on the Class A-1 Notes, the Class A-4 Notes and the Class A-5 Notes quarterly on the 15th day of each January, April, July and October (or if the 15th day is not a business day, the next business day). The first quarterly payment date will be January 16, 2001. However, (a) if the trust fails to pay the Class A-1 Notes, the Class A-4 Notes or the Class A-5 Notes in full on their respective targeted scheduled distribution dates, the trust will pay interest to that subclass on the 15th day of each month (or if the 15th day is not a business day, the next business day) and (b) if an early amortization event occurs, the trust will pay interest to the Class A-1 Notes, Class A-4 Notes and Class A-5 Notes on the 15th day of each month (or if the 15th day is not a business day, the next business day).

•	The trust will pay interest on the Class A-2 Notes, the Class A-3 Notes, the Variable Pay Term Notes, the Class B Notes, the Class C Certificates and the Class D Certificates on the 15th day of each month (or if the 15th is not a business day, the next business day). The first monthly payment date will be November 15, 2000.

The underwriters are offering the following notes by this prospectus:

	Initial Public	Underwriting	Proceeds to the
	Offering Price(1)	Discount	Seller(1)(2)

Per Class A-1 Note	%	%	%

Per Class A-2 Note	%	%	%

Per Class A-3 Note	%	%	%

Per Class A-4 Note	%	%	%

Per Class A-5 Note	%	%	%

Per Class B Note	%	%	%

Total	$	$	$

(1)	The price of the offered notes will also include interest accrued, if any, from October , 2000.

(2)	Before deducting expenses payable by the seller estimated to be $1,219,928.

Application has been made to list the Class A Notes and Class B Notes on the Luxembourg Stock Exchange. There can be no assurance that such listing will be obtained.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Deutsche Banc Alex. Brown

Goldman, Sachs & Co.

J.P. Morgan & Co.

Merrill Lynch & Co.

Salomon Smith Barney

The date of this prospectus is October   , 2000.

This prospectus has been prepared by the trust solely for use in connection with the offering of the Class A Notes and the Class B Notes. The trust has taken reasonable care to ensure that facts stated in this prospectus are true and accurate in all material respects and that there have not been omitted material facts the omission of which would make misleading any statements of fact or opinion contained herein. The trust accepts responsibility accordingly.

The delivery of this prospectus at any time does not imply that the information contained herein is correct at any time subsequent to its date.

WHERE TO FIND INFORMATION IN THIS DOCUMENT
SUMMARY OF TERMS OF THE SECURITIES
STRUCTURAL SUMMARY
RISK FACTORS
THE TRUST
Limited Purpose and Limited Assets
Capitalization of the Trust
The Owner Trustee and the Delaware Trustee
THE SELLER AND THE GENERAL PARTNER
FORD MOTOR CREDIT COMPANY
PRIMUS
THE RECEIVABLES POOL
General Information Concerning the Receivables
Criteria Applicable to Selection of the Initial Receivables
Characteristics of the Initial Receivables
Criteria Applicable to Selection of Additional Receivables
Delinquencies, Repossessions and Net Losses of Ford Credit’s and PRIMUS’s Portfolios
HOW YOU CAN COMPUTE YOUR PORTION OF THE AMOUNT OUTSTANDING ON THE NOTES
Notes
The Factors Described Above Will Decline as the Trust Makes Payments on the Notes.
MATURITY AND PREPAYMENT CONSIDERATIONS
DESCRIPTION OF THE NOTES
Form of Registration
The Revolving Period
Payments of Interest on Class A Notes and Variable Pay Term Notes
Payments of Principal of Class A Notes and Variable Pay Term Notes
Variable Pay Term Notes
Interest Rate Swaps
Payments of Interest on Class B Notes
Payments of Principal of Class B Notes
Events of Default
Optional Redemption
Amendments
The Certificates
DISTRIBUTIONS ON THE SECURITIES
Distributions
Priority of Payments May Change Upon an Event of Default Under the Indenture
Application of Funds to Maintain Overcollateralization
Accumulation Account
VPTN Proceeds Account
Class A Quarterly Interest Funding Account
Reserve Account
Reports to Securityholders
Certain Covenants of the Trust Under the Indenture
The Indenture Trustee
SALE AND SERVICING OF RECEIVABLES
Sale and Assignment of Receivables
Accounts Established by the Servicer
Servicing of Receivables
Other Provisions of the Receivables Transfer and Servicing Agreements
The Administration Agreement
Governing Law
CERTAIN LEGAL ASPECTS OF THE RECEIVABLES
Security Interests in Vehicles
Repossession
Notice of Sale; Cure Rights
Deficiency Judgments and Excess Proceeds
Consumer Protection Laws
Other Limitations
Transfers of Vehicles
FEDERAL INCOME TAX MATTERS
Scope of the Tax Opinions
Tax Characterization of the Trust
Tax Consequences to Holders of the Class A Notes and Class B Notes
Treatment of the Class A Notes and Class B Notes as Indebtedness.
Certain U.S. Federal Income Tax Documentation Requirements
STATE TAX MATTERS
Michigan Tax Consequences
Michigan Tax Consequences With Respect to the Class A Notes and Class B Notes
ERISA CONSIDERATIONS
Special Considerations Applicable to Insurance Company General Accounts
UNDERWRITING
Settlement
LISTING AND GENERAL INFORMATION
LEGAL OPINIONS
GLOSSARY OF TERMS FOR THE PROSPECTUS
SIGNATURES
EXHIBIT INDEX

Where to Find Information in This Document	5

Summary of Terms of the Securities	6

Structural Summary	12

Risk Factors	25

The Trust	41

Limited Purpose and Limited Assets	41

Capitalization of the Trust	41

The Owner Trustee and the Delaware Trustee	42

The Seller and the General Partner	42

Ford Motor Credit Company	42

Primus	43

The Receivables Pool	43

General Information Concerning the Receivables	44

Criteria Applicable to Selection of the Initial Receivables	46

Characteristics of the Initial Receivables	46

Criteria Applicable to Selection of Additional Receivables	49

Delinquencies, Repossessions and Net Losses of Ford Credit’s and PRIMUS’s Portfolios	50

How You Can Compute Your Portion of the Amount Outstanding on the Notes	51

Notes	51

The Factors Described Above Will Decline as the Trust Makes Payments on the Notes	51

Maturity and Prepayment Considerations	52

Description of the Notes	53

Form of Registration	54

The Revolving Period	57

Payments of Interest on Class A Notes and Variable Pay Term Notes	58

Payments of Principal of Class A Notes and Variable Pay Term Notes	61

Variable Pay Term Notes	63

Interest Rate Swaps	65

Payments of Interest on Class B Notes	69

Payments of Principal of Class B Notes	70

Events of Default	71

Optional Redemption	74

Amendments	74

The Certificates	76

Distributions on the Securities	76

Distributions	77

Priority of Payments May Change Upon an Event of Default Under the Indenture	83

Application of Funds to Maintain Overcollateralization	85

Accumulation Account	86

VPTN Proceeds Account	87

Class A Quarterly Interest Funding Account	87

Reserve Account	88

Reports to Securityholders	89

Certain Covenants of the Trust Under the Indenture	91

The Indenture Trustee	91

Sale and Servicing of Receivables	92

Sale and Assignment of Receivables	92

Accounts Established by the Servicer	93

Servicing of Receivables	93

Other Provisions of the Receivables Transfer and Servicing Agreements	98

The Administration Agreement	99

Governing Law	99

Certain Legal Aspects of the Receivables	99

Security Interests in Vehicles	99

Repossession	101

Notice of Sale; Cure Rights	101

Deficiency Judgments and Excess Proceeds	101

Consumer Protection Laws	101

Other Limitations	103

Transfers of Vehicles	103

Federal Income Tax Matters	103

Scope of the Tax Opinions	104

Tax Characterization of the Trust	105

Tax Consequences to Holders of the Class A Notes and Class B Notes	105

Certain U.S. Federal Income Tax Documentation Requirements	110

State Tax Matters	111

Michigan Tax Consequences	111

Michigan Tax Consequences With Respect to the Class A Notes and Class B Notes	111

ERISA Considerations	112

Special Considerations Applicable to Insurance Company General Accounts	112

Underwriting	113

Settlement	115

Listing and General Information	115

Legal Opinions	116

Glossary of Terms For the Prospectus	117

WHERE TO FIND INFORMATION IN THIS DOCUMENT

This prospectus provides information about the trust, Ford Credit Auto Owner Trust 2000-F, including terms and conditions that apply to the notes and certificates to be issued by the trust. The specific terms of the trust are contained herein. You should rely only on information on the securities provided herein. We have not authorized anyone to provide you with different information. We do not claim the accuracy of the information herein as of any date other than the date stated on the cover page. We are not offering the securities in any states where it is not permitted.

We have included cross-references to captions in these materials where you can find further related discussions. We have started with several introductory sections describing the trust and terms in abbreviated form, followed by a more complete description of the terms. The introductory sections are:

•	Summary of Terms of the Securities — provides important information concerning the amounts and the payment terms of each class of securities

•	Structural Summary — gives a brief introduction to the key structural features of the trust

•	Risk Factors — describes briefly some of the risks to investors of a purchase of the securities

Cross references are contained in the introductory sections which will direct you elsewhere in this prospectus to more detailed descriptions of a particular topic. You can also find references to key topics in the Table of Contents on the two preceding pages.

All references to “U.S.$”, “$”, “U.S. dollars” and “dollars” are to United States dollars.

Capitalized terms are defined in a glossary beginning on page 117.

SUMMARY OF TERMS OF THE SECURITIES

       The following summary is a short description of the main terms of the offering of the securities. For that reason, this summary does not contain all of the information that may be important to you. To fully understand the terms of the offering of the securities, you will need to read this prospectus in its entirety.

Issuer

Ford Credit Auto Owner Trust 2000-F, a Delaware business trust, will purchase from the seller motor vehicle retail installment sale contracts which constitute the receivables (1) on the closing date, with proceeds from the issuance and sale of the securities and (2) on each monthly distribution date during the revolving period, from amounts otherwise allocable to payments of principal on the securities. The seller purchased or will purchase the receivables from Ford Motor Credit Company, which acquired or will acquire the receivables directly from dealers, or indirectly through PRIMUS. Ford Credit will service the receivables. The trust will rely upon collections on the receivables and the funds on deposit in certain accounts to make payments on the securities. The trust will be solely liable for the payment of the securities.

Offered Securities

The following securities are being offered by this prospectus:

	Aggregate
	Principal
Class	Amount	Interest Rate

A-1 Notes	$906,000,000	three-month LIBOR + %
A-2 Notes	$701,000,000	•%
A-3 Notes	$520,000,000	•%
A-4 Notes	$343,000,000	three-month LIBOR + %
A-5 Notes	$159,722,000	three-month LIBOR + %
B Notes	$97,397,000	•%

Notwithstanding the above, LIBOR for purposes of determining the interest rate of the Class A-1 Notes, the Class A-4 Notes and the Class A-5 Notes will be one-month LIBOR (a) if the trust fails to pay that subclass in full on its targeted scheduled distribution date or (b) following the occurrence of an early amortization event or an acceleration of the notes due to an event of default.

Other Securities

On the closing date, the trust is also issuing Class C Certificates in an aggregate principal amount of $55,656,000 and Class D Certificates in an aggregate principal amount of $55,656,000. The trust expects to issue Variable Pay Term Notes, which are described below, on the targeted scheduled distribution date for each subclass of the Class A Notes. If issued, the proceeds from the Variable Pay Term Notes will be applied to principal payments on the subclass or subclasses of Class A Notes targeted for payment on that date. The Class C Certificates and Class D Certificates will initially be retained by the seller. The Class C Certificates, the Class D Certificates and the Variable Pay Term Notes are not being offered by this prospectus.

The Class A-1 Notes, the Class A-4 Notes and the Class A-5 Notes are collectively referred to as the “floating rate Class A Notes” herein and the Class A-2 Notes and the Class A-3 Notes are collectively referred to as the “fixed rate Class A Notes”. The Class A Notes, the Class B Notes and the Variable Pay Term Notes are collectively referred to as the “notes” and the Class C Certificates and the Class D Certificates are collectively referred to as the “certificates”. The notes and the certificates are together referred to as the “securities”.

The Seller

Ford Credit Auto Receivables Two L.P., a Delaware limited partnership.

The Servicer

Ford Motor Credit Company, a Delaware corporation.

Trustees

Notes	The indenture trustee for the notes will be The Chase

Manhattan Bank, a New York corporation.

Certificates	The trustees for the certificates will be The Bank of New York, a New York banking corporation, as owner trustee, and The Bank of New York (Delaware), a Delaware banking corporation, as Delaware trustee.

Important Dates

Closing Date

The trust expects to issue the Class A Notes, the Class B Notes, the Class C Certificates and the Class D Certificates on October   , 2000.

Monthly Distribution Dates

The monthly distribution dates for those classes and subclass of securities which are entitled to receive payments monthly will be the 15th day of each month (or, if the 15th day is not a business day, on the next business day). The first scheduled monthly distribution date will be November 15, 2000.

Quarterly Payment Dates

The quarterly payment dates for those subclasses of the floating rate Class A Notes which are entitled to receive payments quarterly will be the 15th day of each January, April, July and October (or, if the 15th day is not a business day, on the next business day). The first scheduled quarterly payment date will be January 16, 2001.

Interest and Principal Payment Dates for the Floating Rate Class A Notes

•	Except as provided below, the trust will pay interest on the floating rate Class A Notes on quarterly payment dates. No principal will be paid on the floating rate Class A Notes during the revolving period. After the revolving period, the trust expects to pay the principal of each subclass of the floating rate Class A Notes in full on its targeted scheduled distribution date.

•	If the trust is unable to pay the principal of a subclass of the floating rate Class A Notes in full on its targeted scheduled distribution date, the frequency of payments for that subclass will change and the trust will pay interest and, after all other Class A Notes with a lower numerical designation have been paid in full, principal on such subclass on monthly distribution dates.

•	In addition, if an early amortization event occurs, the frequency of payments will change for all subclasses of the floating rate Class A Notes and the trust will pay interest on each subclass of the floating rate Class A Notes on monthly distribution dates and will pay principal of each subclass on monthly distribution dates after all other subclasses of Class A Notes with a lower numerical designation have been paid in full.

Interest and Principal Payment Dates for the Fixed Rate Class A Notes

•	The trust will pay interest on the fixed rate Class A Notes on monthly distribution dates. No principal will be paid on the fixed rate Class A Notes during the revolving period. After the revolving period, the trust expects to pay the principal of each subclass of the fixed rate Class A Notes in full on its targeted scheduled distribution date. If the trust is unable to pay the principal of a subclass of the fixed rate Class A Notes in full on its targeted scheduled distribution date, the trust will pay principal of such subclass on subsequent monthly distribution dates after all other subclasses of Class A Notes with a lower numerical designation have been paid in full.

Interest and Principal Payment Dates for the Class B Notes

The trust will pay interest and, after the revolving period and after all of the Class A Notes and Variable Pay Term Notes have been paid in full, principal on the Class B Notes on monthly distribution dates.

Record Dates

On each monthly distribution date or quarterly payment date, as applicable, the trust will pay interest and principal, as applicable, to the holders of the securities as of the related record date. The record date for the notes will be the day immediately preceding the monthly distribution date or quarterly payment date, as applicable.

Targeted Scheduled Distribution Dates

The targeted scheduled distribution date for each subclass of Class A Notes is listed on the cover page of this prospectus. The trust expects that no payments of principal will be made on any subclass of Class A Notes until its targeted scheduled distribution date, and that each subclass of Class A Notes will be paid in full on its targeted scheduled distribution date from the proceeds of issuance of Variable Pay Term Notes and other funds available. Failure to pay a subclass of Class A Notes in full on its targeted scheduled distribution date will not constitute an event of default under the indenture.

Final Scheduled Distribution Dates

The final scheduled distribution date for each class and subclass of notes and certificates is the date listed on the cover page of this prospectus. It is expected that all notes and certificates will be paid in full on or before their respective final scheduled distribution dates. Failure to pay any class or subclass of notes in full on or before its final scheduled distribution date will constitute an event of default under the indenture.

Interest Rates

Floating Rate Class A Notes

•	Except as provided below, the trust will pay interest on the floating rate Class A Notes quarterly at interest rates equal to three-month LIBOR plus the spread specified on the cover page of this prospectus.

•	Beginning on the monthly distribution date following the occurrence of an early amortization event or an acceleration of the notes due to an event of default (unless the early amortization event or acceleration occurred within two London banking days prior to a monthly distribution date, in which case beginning on the next following monthly distribution date), the LIBOR reference for the floating rate Class A Notes will change and the floating rate Class A Notes will accrue interest at a rate equal to one-month LIBOR plus the spread specified on the cover page of this prospectus.

•	If a subclass of the floating rate Class A Notes is not paid in full on its targeted scheduled distribution date, the LIBOR reference for that subclass will change and such subclass will accrue interest at a rate equal to one-month LIBOR plus the spread specified on the cover page of this prospectus, beginning with that targeted scheduled distribution date, until the monthly distribution date on which that subclass is paid in full.

•	The floating rate Class A Notes will accrue interest on an “actual/360” basis quarterly from and including an interest payment date to but excluding the next interest payment date. This means that, if there are no outstanding shortfalls in the payment of interest, the interest due on the floating rate Class A Notes on each interest payment date will be the product of:

1.	the outstanding principal balance;

2.	the interest rate (equal to three-month LIBOR or one-month LIBOR, as the case may be, plus the spread specified on the cover page of this prospectus); and

3.	the actual number of days elapsed since the previous interest payment date (or in the case of the first interest payment date, since the closing date) divided by 360.

Fixed Rate Class A Notes and Class B Notes

•	The fixed rate Class A Notes and the Class B Notes will accrue interest on a “30/360” basis from and including the 15th day of the month to but excluding the 15th day of the next month. This means that, if there are no outstanding shortfalls in the payment of interest, the interest due on each monthly distribution date will be the product of:

1.	the outstanding principal balance;

2.	the interest rate; and

3.	30 (or in the case of the first distribution date, ) divided by 360.

Variable Pay Term Notes

•	The interest rates on the Variable Pay Term Notes to be issued on targeted scheduled distribution dates, or on other monthly distribution dates, will be equal to one-month LIBOR plus a spread determined at the time of issuance, which spread will not exceed 1.50%.

•	The Variable Pay Term Notes will accrue interest on an “actual/360” basis from and including an interest payment date to, but excluding, the next interest payment date. This means that, if there are no outstanding shortfalls in the payment of interest, the interest due on the Variable Pay Term Notes on each monthly distribution date will be the product of:

1.	the outstanding principal balance;

2.	the interest rate; and

3.	the actual number of days elapsed since the previous interest payment date (or, in the case of the first interest payment date following the issuance of a Variable Pay Term Note, since its issuance date) divided by 360.

For a more detailed description of the payment of interest, you should refer to “Description of the Notes — Payments of Interest on Class A Notes and Variable Pay Term Notes,” “— Payments of Interest on Class B Notes” and “— The Certificates” and “Distributions on the Securities — Distributions”.

No Principal Payments During the Revolving Period

No principal payments will be made on the notes or the certificates during the revolving period. The revolving period will end on (and will not include) the targeted scheduled distribution date for the Class A-1 Notes unless the revolving period terminates earlier due to the occurrence of an early amortization event. During the revolving period, funds otherwise available to pay principal on the securities will be used on each monthly distribution date to purchase additional receivables from the seller.

For further discussion of the revolving period, see “Description of the Notes — The Revolving Period”.

Early Amortization Event

Upon the occurrence of an early amortization event, the revolving period will terminate and (1) interest will be paid monthly to the floating rate Class A Notes instead of quarterly, and (2) principal will be paid monthly to each subclass of Class A Notes sequentially, so that no principal payments will be made on any subclass of Class A Notes until all subclasses of Class A Notes with a lower numerical designation have been paid in full. No Variable Pay Term Notes will be issued. After each subclass of Class A Notes has been paid in full, the trust will pay principal sequentially to the Class B Notes, Class C Certificates and Class D Certificates until each such class is paid in full.

Sequential Principal Payments After the Revolving Period

The amortization period will commence upon the termination of the revolving period. During the amortization period, the trust expects to issue a Variable Pay Term Note on each targeted scheduled distribution date in an amount sufficient to pay the related subclass of Class A Notes in full. If Variable Pay Term Notes are issued, the trust will pay principal on each monthly distribution date to the Variable Pay Term Notes sequentially beginning with the earliest issued.

On each monthly distribution date on which any subclass of Class A Notes is outstanding that has reached or passed its targeted scheduled distribution date (unless such monthly distribution date is a targeted scheduled distribution date upon which the trust will issue Variable Pay Term Notes), the trust will pay principal on such subclass and on the Variable Pay Term Notes pro rata based on the aggregate principal amounts of all Class A Notes and Variable Pay Term Notes outstanding.

After each subclass of Class A Notes and each Variable Pay Term Note has been paid in full, the trust will pay principal sequentially to the Class B Notes, Class C Certificates and Class D Certificates until each such class is paid in full.

For a more detailed description of the payment of principal, you should refer to “Description of the Notes — Payments of Principal of Class A Notes and Variable Pay Term Notes” and to “Distributions on the Securities — Distributions — Priority in Which the Trust Makes Principal Payments on the Notes and Certificates”.

Optional Redemption

The servicer has the option to purchase the receivables on any monthly distribution date on which the aggregate principal balance of the receivables is 10% or less of the aggregate principal balance of the receivables as of the last day of the revolving period. The price will be equal to the outstanding principal balance of the notes and certificates plus accrued and unpaid interest thereon. The trust will apply such payment to the redemption of the securities in full.

It is expected that at the time this redemption option becomes available to the servicer only the certificates, the Class B Notes and either Variable Pay Term Notes or the Class A-5 Notes will be outstanding.

For further discussion of optional redemption, you should refer to “Description of the Notes — Optional Redemption.”

Ratings

It is a condition to the issuance of the securities on the closing date that:

•	the Class A Notes be rated in the highest long-term rating category by at least two nationally recognized rating agencies; and

•	the Class B Notes be rated “A” or its equivalent by at least two nationally recognized rating agencies.

It is a condition to the issuance of any Variable Pay Term Note that such Variable Pay Term Note be rated “AAA” and “Aaa” at issuance by S&P and Moody’s, respectively.

A rating is not a recommendation to purchase, hold or sell the Class A Notes or Class B Notes inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the Class A Notes and Class B Notes address the likelihood of the payment of principal and interest on such securities according to their terms. A rating agency rating the Class A Notes or Class B Notes may lower or withdraw its rating in the future, in its discretion.

Minimum Denominations of the Class A Notes and Class B Notes

$1,000 and integral multiples thereof

Registration, Clearance and Settlement of the Class A Notes and Class B Notes

DTC/ Clearstream/ Euroclear

Tax Status

Opinions of Counsel

Skadden, Arps, Slate, Meagher & Flom LLP will deliver its opinion that for federal income tax purposes:

•	the Class A Notes will be characterized as debt;

•	the Class B Notes should be treated as debt, although the issue is not free from doubt; and

•	the trust will not be characterized as an association (or a publicly traded partnership) taxable as a corporation.

Hurley D. Smith, Esq., Secretary and Corporate Counsel of Ford Credit, will deliver his opinion to the same effect with respect to Michigan income and single business tax purposes.

Investor Representations

If you purchase the Class A Notes or Class B Notes, you agree by your purchase that you will treat such notes as indebtedness.

ERISA Considerations

The Class A Notes and Class B Notes are generally eligible for purchase by employee benefit plans, subject to the considerations discussed under “ERISA Considerations”.

Investor Information — Mailing Address, Telephone Number and Principal Executive Offices

The mailing address of Ford Credit Auto Receivables Two L.P. is One American Road, Dearborn, Michigan 48126, attention of the Secretary. The servicer’s telephone number is (313) 322-3000 and the facsimile number is (313) 594-7742.

CUSIP, ISIN Numbers and Common Codes

Class A-1 Notes:

Class A-2 Notes:

Class A-3 Notes:

Class A-4 Notes:

Class A-5 Notes:

Class B Notes:

Listing and Trading

Application has been made to list the Class A Notes and the Class B Notes on the Luxembourg Stock Exchange, but there is no assurance that the listing will be obtained. See “Listing and General Information”. There is currently no market for any of the notes and there can be no assurance that such a market will develop. See “Risk Factors — The Absence of a Secondary Market Could Limit Your Ability to Resell Your Notes”.

STRUCTURAL SUMMARY

       This summary briefly describes certain major structural components of the trust. To fully understand the terms of the trust, you will need to read this prospectus in its entirety.

Transfer of Receivables and Application

of Proceeds

On the closing date, Ford Credit Auto Receivables Two L.P., the seller, will purchase certain eligible motor vehicle retail installment sale contracts originated by Ford Credit and PRIMUS with an aggregate principal balance of $2,999,599,993.73 as of the opening of business on October 1, 2000, which constitute the initial receivables, and will immediately sell the initial receivables to Ford Credit Auto Owner Trust 2000-F.

The following chart represents the application of proceeds from investors and the transfer of the initial receivables sold on the closing date.

[FORD MOTOR CREDIT COMPANY FLOW CHART DESCRIBING APPLICATION OF PROCEEDS FROM INVESTORS AND THE TRANSFER OF RECEIVABLES SOLD BY FORD MOTOR CREDIT COMPANY]

On each monthly distribution date during the revolving period, the seller will purchase from Ford Credit additional receivables meeting the eligibility criteria and sell them to the trust. The initial receivables and the additional receivables are referred to herein as the “receivables.”

Property of the Trust

The property of the trust will include the following:

•	the receivables and the collections on the receivables;

•	security interests in the vehicles financed by the receivables;

•	bank accounts;

•	rights to proceeds under insurance policies that cover the obligors under the receivables or the vehicles financed by the receivables;

•	remedies for breaches of representations and warranties made by the dealers that originated the receivables;

•	other rights under documents relating to the receivables; and

•	rights under the interest rate swaps.

Composition of the Initial Receivables

The composition of the initial receivables as of October 1, 2000 is as follows:

•	Aggregate Principal Balance	$2,999,599,993.73

•	Number of Receivables	205,646

•	Average Principal Balance	$14,586.23

	(Range)	$259.51 to $49,974.57

•	Average Original Amount Financed	$17,196.50

	(Range)	$812.43 to $74,484.40

•	Weighted Average APR	8.28%

	(Range)(1)	1.80% to 20.00%

•	Weighted Average Original Term	55.3 months

	(Range)	6 months to 60 months

•	Weighted Average Remaining Term	47.1 months

	(Range)	2 months to 58 months

•	Scheduled Weighted Average Life (2)	2.12 years

(1)	Includes receivables with APRs below the interest rates on the securities.

(2)	From October 1, 2000, assuming (1) payments on all receivables are due on the first day of the month, (2) all payments on the receivables are paid when due, commencing one month from October 1, 2000 and (3) no repayments on the receivables are made.

Servicer of the Receivables

Ford Credit will be the servicer of the receivables. The trust will pay the servicer a servicing fee on each monthly distribution date equal to   1/12 of 1.00% of the principal balance of the receivables at the beginning of the related collection period. In addition to the servicing fee, the trust will also pay the servicer a supplemental servicing fee equal to any late, prepayment, and other administrative fees and expenses collected during the related collection period and, except for investment earnings on amounts deposited into the accumulation account and Class A quarterly interest funding account, any reinvestment earnings on any payments received on the receivables.

Issuance of Variable Pay Term Notes

•	On the targeted scheduled distribution date for each subclass of the Class A Notes, the trust will issue and sell Variable Pay Term Notes to the extent needed to repay the related subclass of Class A Notes if all of the conditions to issuance are met and one or more purchasers agree to purchase such Variable Pay Term Notes.

•	Ford Credit, as the administrator of the trust, will use reasonable efforts to locate purchasers for the Variable Pay Term Notes if all the conditions to issuance have been met.

•	If Variable Pay Term Notes cannot be issued on the targeted scheduled distribution date of any subclass of Class A Notes in an aggregate amount sufficient to repay such subclass of Class A Notes in full, Ford Credit, as administrator, will use reasonable efforts to locate purchasers for Variable Pay Term Notes to be issued on a future monthly distribution date. If purchasers are located and if all the conditions to issuance have been met, the trust will issue the Variable Pay Term Notes.

•	Variable Pay Term Notes will only be issued if the proceeds of such issuance, taken together with the other amounts allocable to principal on the Class A Notes on such issuance date, are sufficient to repay in their entirety one or more subclasses of Class A Notes which have reached or passed their targeted scheduled distribution dates.

•	FCAR Owner Trust, a commercial paper conduit administered by Ford Credit, may purchase any Variable Pay Term Note issued by the trust; however, none of FCAR Owner Trust, Ford Credit or any other person is obligated to purchase any Variable Pay Term Note.

•	The conditions to the issuance of the Variable Pay Term Notes will include, among other things, that:

—	there be in effect a separate interest rate swap for each subclass of floating rate Class A Notes with a notional amount equal to the outstanding principal balance of such subclass and an interest rate swap with a notional amount equal to the aggregate principal balance of the Variable Pay Term Notes after giving effect to such issuance;

—	the interest rate on each Variable Pay Term Note not exceed one-month LIBOR plus 1.50%;

—	the Variable Pay Term Notes be issued at par;

—	the aggregate proceeds of the Variable Pay Term Notes issued on such monthly distribution date will be sufficient (when taken together with other amounts allocable to the payment of principal on the Class A Notes on such monthly distribution date) to repay one or more Subclasses of Class A Notes that have reached or passed their targeted scheduled distribution dates in full, and each subclass that receives proceeds from the issuance of the Variable Pay Term Notes will be paid in its entirety on such monthly distribution date;

—	no event of default or event of servicing termination shall have occurred and be continuing; and

—	the Variable Pay Term Notes be rated “AAA” and “Aaa” at issuance by S&P and Moody’s, respectively.

For further discussion of the Variable Pay Term Notes, see “Description of the Notes — Payments of Interest on Class A Notes and Variable Pay Term Notes,” “— Payments of Principal of Class A Notes and Variable Pay Term Notes” and “— Variable Pay Term Notes”.

Interest Rate Swaps

Floating Rate Class A Note Interest Rate Swaps

•	On the closing date, the trust will enter into an interest rate swap to hedge the floating interest rate on each subclass of the floating rate Class A Notes with Deutsche Bank AG, New York Branch as the swap counterparty. Each floating rate Class A Note interest rate swap will have an initial notional amount equal to the aggregate principal balance of the applicable subclass of floating rate Class A Notes on the closing date. The notional amount of each floating rate Class A Note interest rate swap will decrease by the amount of any principal payments on the applicable subclass.

•	In general, under each interest rate swap agreement for the floating rate Class A Notes, on each quarterly payment date, the trust will be obligated to pay the swap counterparty a fixed rate payment on the notional amount of the floating rate Class A Note interest rate swap and the swap counterparty will be obligated to pay a floating rate payment based on three-month LIBOR to the trust on the same notional amount.

•	If interest on a subclass of the floating rate Class A Notes becomes payable on monthly distribution dates due to an early amortization event, an event of default resulting in an acceleration of the notes or the failure to pay such subclass in full on its targeted scheduled distribution date, then the LIBOR reference for the related floating rate Class A Note interest rate swap will convert to one-month LIBOR and the net swap amounts due and payable under such floating rate Class A Note interest rate swap will be exchanged on monthly distribution dates.

Variable Pay Term Notes Interest Rate Swap

•	The trust will also enter into an interest rate swap with Deutsche Bank AG, New York Branch as the swap counterparty on the closing date to hedge the floating interest rate on the Variable Pay Term Notes the trust expects to issue, which swap will have a notional amount at all times equal to the aggregate principal balance of all outstanding Variable Pay Term Notes.

•	Under the interest rate swap agreement for the Variable Pay Term Notes, on each monthly distribution date, the trust will be obligated to pay the swap counterparty fixed rate monthly payments on the notional amount of the swap and the swap counterparty will be obligated to pay a floating rate payment based on one-month LIBOR to the trust on the same notional amount.

Terms of the Interest Rate Swap Agreements

•	Payments on each of the interest rate swaps will be exchanged on a net basis. The net amount owed by the trust to a swap counterparty on a monthly distribution date or quarterly payment date with respect to an interest rate swap, if any, is a “net swap payment,” and the net amount owed by the swap counterparty to the trust, if any, is a “net swap receipt,” in each case excluding any swap termination payments.

•	The obligations of the trust under the interest rate swap agreements are secured under the indenture and rank higher in priority than interest payments on the securities. The obligations of the swap counterparties will be unsecured except under the circumstances described below.

•	In the event that a swap counterparty’s long-term senior unsecured debt ceases to be rated at the levels required to maintain the then-current ratings assigned to the Class A Notes and Variable Pay Term Notes by S&P, Moody’s and Fitch, the trust will be entitled to terminate the related interest rate swaps unless the swap counterparty posts collateral or establishes other arrangements satisfactory to the rating agencies to secure its obligations under the interest rate swap agreements or arrange for an eligible substitute swap counterparty satisfactory to the trust.

•	A termination event or an event of default on any interest rate swap will result in a termination event or event of default, respectively, on each of the other interest rate swaps that the trust has entered into with that swap counterparty.

For further discussion of the interest rate swaps, see “Description of the Notes — Interest Rate Swaps”.

The Revolving Period

•	The revolving period is scheduled to last until the targeted scheduled distribution date of the Class A-1 Notes. During the revolving period, after payment of the servicing fee, net swap payments, interest on the notes and certificates, amounts required to be deposited into the Class A quarterly funding account and any swap termination payments, amounts otherwise allocable to principal payments on the securities will be used to purchase additional receivables on each monthly distribution date until the targeted level of overcollateralization is reached and to the extent sufficient additional receivables are available from the seller. Any amounts collected from the receivables that remain after such payments have been made and the targeted level of overcollateralization has been reached shall be released to the seller. Consequently, during the revolving period no principal will be payable on the notes and certificates.

•	Upon the occurrence of an early amortization event, the revolving period will be terminated early and the trust will be prohibited from purchasing any additional receivables. Generally, an early amortization event will occur upon the occurrence of any of the following: (1) the three-month rolling average delinquency ratio with respect to the receivables exceeds 2.25%, (2) the three-month rolling average realized loss ratio with respect to the receivables exceeds 1.75%, (3) the amount on deposit in the reserve account is less than 75% of the specified reserve balance for three consecutive months, (4) the amount in the accumulation account exceeds 1.0% of the outstanding principal balance of the receivables, (5) an event of servicing termination, (6) an event of default under the indenture or (7) an event of default or a termination event under one or more of the interest rate swaps and a failure to enter into a replacement interest rate swap or interest rate swaps in which an election is made to terminate the swap on substantially similar terms with a substitute swap counterparty within 30 days after the date of such termination.

•	Upon termination of the revolving period, the amortization period will begin and amounts received by the trust allocable to principal will be applied to the payment of principal of the notes and certificates as further described herein.

•	During the revolving period, each pool of additional receivables purchased on a monthly distribution date will be required to meet certain eligibility criteria with respect to the minimum weighted average APR, the maximum weighted average remaining term to maturity, the percentage of receivables financing new vehicles and the percentage of receivables purchased by PRIMUS, unless the rating agencies confirm that the purchase of a pool of additional receivables that does not meet those criteria will not result in a reduction, suspension or withdrawal of their then-current ratings on the notes. The trust will purchase the additional receivables at a price of 94.63% of their principal balance, which is the same discount at which the trust will purchase the initial receivables on the closing date.

Accumulation Account

•	During the revolving period, the servicer will use collections and other funds received during each collection period allocable to the payment of principal on the securities to purchase additional receivables on behalf of the trust on each monthly distribution date until the targeted level of overcollateralization is reached. As long as the targeted level of overcollateralization is maintained, funds which are not needed to pay the servicing fee, the accrual of interest on the interest rate swaps, amounts required to be deposited into the Class A quarterly interest funding account, any swap termination payments or interest on the notes and certificates shall be released to the seller. To the extent that amounts allocated for the purchase of additional receivables are not so used on any monthly distribution date, they will be deposited in the accumulation account and applied on subsequent monthly distribution dates during the revolving period to purchase additional receivables. During the revolving period, an amount up to 1.0% of the principal balance of the receivables (calculated as if all amounts deposited into the accumulation account had been invested in receivables and not including any reinvestment income) may be held in the accumulation account without triggering an early amortization event.

•	During the amortization period, if all Variable Pay Term Notes are or have been paid in full and Class A Notes are outstanding but none of the outstanding Class A Notes have reached their targeted scheduled distribution dates, amounts allocable to payment of principal will be deposited in the accumulation account.

•	No funds will be deposited in the accumulation account (1) on any monthly distribution date after the notes have been accelerated following the occurrence of an event of default, unless the event of default has been cured or waived, or after the occurrence of an early amortization event, (2) on any monthly distribution date on or after the date on which the Class A Notes and Variable Pay Term Notes have been paid in full, (3) on any monthly distribution date on which any Variable Pay Term Note is outstanding until such Variable Pay Term Note is paid in full or (4) on any monthly distribution date on which principal is payable on any subclass or subclasses of Class A Notes until such subclass or subclasses are paid in full.

•	Amounts, if any, deposited in the accumulation account after the revolving period generally will be distributed on the next targeted scheduled distribution date to pay principal of the related subclass of Class A Notes.

•	Amounts on deposit in the accumulation account will be invested in permitted investments.

Class A Quarterly Interest Funding Account

•	On each monthly distribution date, the fixed rate amounts that accrue on the floating rate Class A Note interest rate swaps for the floating rate Class A Notes that pay interest quarterly will be deposited into the Class A quarterly interest funding account. Amounts that accumulate in the Class A quarterly interest funding account will be used to pay the net swap payments on the floating rate Class A Notes that pay interest quarterly, and the net swap receipts from such floating rate Class A Note interest rate swaps will be deposited into the Class A quarterly interest funding account.

•	Amounts on deposit in the Class A quarterly interest funding account will be invested in permitted investments.

Priority of Distributions

From collections on the receivables during the prior monthly collection period, amounts withdrawn from the reserve account and payahead account, any advances made by the servicer for payments due from obligors but not received, any net swap receipts on the Variable Pay Term Note interest rate swaps and on any floating rate Class A Note interest swaps that are payable on monthly distribution dates and any swap termination payments paid by the swap counterparties, unless certain events of default have occurred which will result in a change in the priority of distributions as further described herein, the trust will pay the following amounts on each monthly distribution date (including any quarterly payment date) in the following order of priority, after reimbursement of any advances made in prior months by the servicer for payments due from obligors but not received:

(1)	Servicing Fee — the servicing fee payable to the servicer;

(2)	Net Swap Payments — (a) to the applicable swap counterparty, any net swap payments payable on the Variable Pay Term Notes interest rate swap, (b) to the applicable swap counterparty, any net swap payments payable on the floating rate Class A Note interest rate swaps payable on monthly distribution dates, and (c) to the Class A quarterly interest funding account, the amount of any net swap payments accrued to such monthly distribution date on the floating rate Class A Note interest rate swaps payable on quarterly payment dates to the extent that such amount exceeds the total amount on deposit in the Class A quarterly interest funding account immediately prior to such monthly distribution date;

(3)	Class A Note and Variable Pay Term Note Interest and Swap Termination Payments —:

(A)	with respect to the floating rate Class A Notes which receive payments on quarterly payment dates, to the Class A quarterly interest funding account an amount (the “Class A quarterly interest funding account deposit amount”), equal to (x) on each monthly distribution date that is not a quarterly payment date, the aggregate amount of interest accrued on the notional amount of each Class A interest rate swap at the fixed rate applicable to each such floating rate Class A Note interest rate swap minus the amount deposited under clause (2)(c), above, and (y) on each quarterly payment date, the amount needed to pay interest due on the floating rate Class A Notes which receive payments on quarterly payment dates after giving effect to all other net swap payments and net swap receipts on such quarterly payment date;

(B)	to the holders of the floating rate Class A Notes which receive payments on monthly distribution dates and to the holders of the fixed rate Class A Notes, interest due on such subclasses of Class A Notes;

(C)	to the holders of the Variable Pay Term Notes, interest due on the Variable Pay Term Notes; and

(D)	to the swap counterparties, the amount of any swap termination payments.

provided, that if amounts available for distributions are insufficient to make the deposits and payments described in clauses (A), (B), (C), and (D) above in full, then such amounts will be allocated pro rata based on (I) with respect to the deposits made to the Class A quarterly interest funding account, the principal balances of the subclasses of floating rate Class A Notes that receive payments on quarterly payment dates, (II) with respect to interest payments on the subclasses of floating rate Class A Notes that receive interest on monthly distribution dates and with respect to the fixed rate Class A Notes, the principal balances of such subclasses of Class A Notes, (III) with respect to interest payments on the Variable Pay Term Notes, the principal balances of the Variable Pay Term Notes, and (IV) with respect to any swap termination payments, the amount of any such payments; and provided, further, that if any amounts are remaining after such allocations are made, such amounts will be allocated to the Class A quarterly interest funding account, the holders of the Class A Notes which receive payments on monthly distribution dates, the holders of the Variable Pay Term Notes and the swap counterparties pro rata based on the amounts described above in clauses (A), (B), (C) and (D), respectively, that have not been deposited or paid, as applicable, after giving effect to the prior allocations;

(4)	First Priority Principal Distribution Amount — to the principal distribution account, an amount, if any, equal to the excess of (x) the aggregate principal balance of the Class A Notes and Variable Pay Term Notes less any amounts on deposit in the accumulation account over (y) the aggregate principal balance of the receivables less the yield supplement overcollateralization amount;

(5)	Class B Note Interest — interest due on the Class B Notes to the holders of the Class B Notes;

(6)	Second Priority Principal Distribution Amount — to the principal distribution account, an amount, if any, equal to the excess of (x) the aggregate principal balance of the Class A Notes, Variable Pay Term Notes and Class B Notes less any amounts on deposit in the accumulation account over (y) the aggregate principal balance of the receivables less the yield supplement overcollateralization amount. This amount will be reduced by any amount deposited in the principal distribution account in accordance with clause (4) above;

(7)	Class C Certificate Interest — interest due on the Class C Certificates to the holders of the Class C Certificates;

(8)	Class D Certificate Interest — interest due on the Class D Certificates to the holders of the Class D Certificates;

(9)	Reserve Account Deposit — to the reserve account, the amount, if any, necessary to reinstate the specified reserve account balance (calculated after giving effect to all amounts, including amounts pursuant to clause (10) below, deposited to the principal distribution account and then transferred to the accumulation account on such date);

(10)	Regular Principal Distribution Amount — to the principal distribution account, an amount equal to the excess of (x) the sum of the aggregate principal balances of the notes and certificates less any amounts on deposit in the accumulation account over (y) the aggregate principal balance of the receivables less the sum of (A) the specified overcollateralization amount, and (B) the yield supplement overcollateralization amount. This amount will be reduced by any amount deposited in the principal distribution account in accordance with clauses (4) and (6) above; and

(11)	any amounts remaining after the above distributions shall be paid to the seller.

Allocation of Amounts in the Class A Quarterly Interest Funding Account

On each quarterly payment date, after giving effect to amounts deposited into the Class A quarterly interest funding account and to all net swap payments and net swap receipts on such quarterly payment date, interest shall be paid to the holders of the floating rate Class A Notes that receive payments on quarterly payment dates from amounts remaining on deposit in the Class A quarterly interest funding account, provided, that if amounts available for distribution are insufficient to pay such interest in full, then such amounts will be allocated pro rata based on the amounts of interest due on the floating rate Class A Notes that receive interest payments on quarterly payment dates. Any amounts remaining in the Class A quarterly interest funding account after such payments are made will be deposited into the collection account and applied in accordance with the priorities set forth under “Distributions on the Securities — Distributions — Priority of Payments.”

Following an early amortization event or an acceleration of the notes due to an event of default, amounts allocable to each subclass of the floating rate Class A Notes that receives interest payments on quarterly payment dates will be withdrawn from the Class A quarterly interest funding account and paid to the holders of each such subclass on the next monthly distribution date after giving effect to any net swap payments and net swap receipts on such monthly distribution date, whether or not such monthly distribution date is a quarterly payment date.

For a more detailed description of the priority of distributions and the allocation of funds on each monthly distribution date, you should refer to “Distributions on the Securities — Distributions”.

Priority in Which Principal Payments Are Made on the Notes and Certificates

During the amortization period, on each monthly distribution date, from amounts on deposit in the principal distribution account, the VPTN proceeds account, and the accumulation account, the indenture trustee will make payments to the holders of the notes and certificates in the following order of priority:

(1)	to the Class A Notes and Variable Pay Term Notes as follows:

•	if the monthly distribution date is a targeted scheduled distribution date upon which the trust is able to issue and does issue Variable Pay Term Notes (and no early amortization event has occurred), then

—	first, from amounts on deposit in the principal distribution account, to the Variable Pay Term Notes, if any, (excluding any Variable Pay Term Notes issued on such targeted scheduled distribution date) until paid in full and then to such subclass or subclasses of Class A Notes which have reached or passed their targeted scheduled distribution dates;

—	second, from amounts in the accumulation account, if any, to such subclass of Class A Notes that has reached or passed its targeted scheduled distribution dates until paid in full;

—	third, from amounts on deposit in the VPTN proceeds account, to such subclass or subclasses of Class A Notes that have reached or passed their targeted scheduled distribution dates until paid in full; and

—	fourth, any remaining amounts on deposit in the principal distribution account will be deposited to the accumulation account if any Class A Notes are outstanding;

•	if the monthly distribution date (1) is a targeted scheduled distribution date upon which the trust is unable to issue Variable Pay Term Notes, or (2) is not a targeted scheduled distribution date but upon such monthly distribution date there is a subclass of Class A Notes which has reached or passed its targeted scheduled distribution date, (and if no early amortization event has occurred) then

—	first, from amounts on deposit in the principal distribution account, to the Class A Notes and any Variable Pay Term Notes, pro rata, on the basis of the total principal amount of Class A Notes outstanding and the total principal amount of Variable Pay Term Notes outstanding, with payments allocable to the Class A Notes applied to the subclass or subclasses of Class A Notes that have reached or passed their targeted scheduled distribution dates until such subclass or subclasses are paid in full;

—	second, from amounts in the accumulation account, if any, to such subclass or subclasses of Class A Notes that have reached or passed their targeted scheduled distribution dates until paid in full;

—	third, from amounts on deposit in the VPTN proceeds account, to such subclass or subclasses of Class A Notes that have reached or passed their targeted scheduled distribution dates until paid in full; and

—	fourth, from any remaining amounts on deposit in the principal distribution account, to the Variable Pay Term Notes until paid in full and then any remaining amounts will be deposited to the accumulation account if any Class A Notes are outstanding;

•	if such monthly distribution date is not a targeted scheduled distribution date and the trust has paid in full each subclass of Class A Notes which has reached or passed its targeted scheduled distribution date (and no early amortization event has occurred), then

—	first, from amounts on deposit in the principal distribution account, to the Variable Pay Term Notes, if any, until paid in full; and

—	second, any remaining amounts will be deposited to the accumulation account if any Class A Notes are outstanding;

•	if an early amortization event has occurred, to the Class A Notes until they are paid in full;

(2)	to the Class B Notes until they are paid in full;

(3)	to the Class C Certificates until they are paid in full;

(4)	to the Class D Certificates until they are paid in full; and

(5)	to the seller, any funds remaining.

All of the subclasses of Class A Notes will be paid sequentially, so that no principal payments will be paid on any subclass of Class A Notes until all subclasses of Class A Notes with a lower numerical designation have been paid in full. If, at any time, more than one Variable Pay Term Note is outstanding, principal will be paid to the Variable Pay Term Notes sequentially, with the earliest issued Variable Pay Term Note being paid in full before principal is paid to any later issued Variable Pay Term Note.

For a more detailed description of the distributions and the allocation of funds on each monthly distribution date, you should refer to “Distributions on the Securities — Distributions”.

Change of Priority of Distributions Upon Certain Events of Default and Insolvency Events

Following the occurrence of one of the events of default listed below:

•	a default in the payment of principal on a class or subclass of notes that has resulted in an acceleration of the notes;

•	a default for five days or more in the payment of interest on the controlling class of notes that has resulted in an acceleration of the notes; or

•	certain events of bankruptcy, insolvency, receivership or liquidation of the trust or its property which has resulted in an acceleration of the notes;

the trust will make no distributions of principal or interest on the Class B Notes until payment in full of principal and interest on the Class A Notes and the Variable Pay Term Notes and any net swap payments and swap termination payments owed by the trust to the swap counterparties and no distributions of principal or interest on the certificates until payment in full of principal and interest on the Class B Notes.

Following the occurrence of any other event of default which has resulted in an acceleration of the notes, no change will be made in the priority of payment of interest on the notes on each monthly distribution date until a liquidation, if any, of the property of the trust. However, the trust will pay the notes in full and any net swap payments and swap termination payments owed by the trust to the swap counterparties before paying any principal or interest on the certificates.

For a more detailed description of events of default and rights of investors in such circumstances, you should refer to “Description of the Notes — Events of Default”.

Credit Enhancement

Credit enhancement for the notes will be provided by

•	the reserve account;

•	overcollateralization; and

•	the subordinated class or subclasses of notes and the subordination of the certificates.

Reserve Account

•	On the closing date, the seller will deposit $14,997,999.97 into the reserve account. On each monthly distribution date, the trust will deposit into the reserve account, to the extent necessary to reinstate the required balance of the reserve account, any collections on the receivables remaining after the first nine items listed in “Priority of Distributions” above are satisfied.

•	The balance required to be on deposit in the reserve account will be the lesser of (a) $14,997,999.97 and (b) the outstanding principal balance of the notes and certificates.

•	In addition, if amounts are on deposit in the accumulation account, the balance required to be on deposit in the reserve account will be increased to compensate for any “negative carry” that may occur if the average interest rates on the permitted investments in the accumulation account are lower than the weighted average interest rate of the outstanding securities. The increased amount placed on deposit will be withdrawn and applied with collections to the extent that the corresponding funds are withdrawn from the accumulation account and applied to the purchase of additional receivables during the revolving period or paid to the Class A Noteholders in respect of principal during the amortization period.

•	To the extent that funds are not sufficient on any monthly distribution date to pay the servicing fee, the net swap payments, any swap termination payments, interest payments on all classes of notes and certificates payable on such monthly distribution date and any first priority or second priority principal distribution amounts, and to make the required deposit into the Class A quarterly interest funding account, the indenture trustee will withdraw funds from the reserve account for those purposes.

•	On and after the final scheduled distribution date for any class or subclass of securities, if such class or subclass has not been paid in full, amounts on deposit in the reserve account will be withdrawn to repay such class or subclass in full.

•	Amounts on deposit in the reserve account will not be used to pay principal on any subclass of Class A Notes on its targeted scheduled distribution date solely for the purpose of paying such subclass on that targeted scheduled distribution date.

•	On any monthly distribution date, after the trust pays the servicing fee, the swap payments, any swap termination payments,interest payments on all classes of notes and certificates payable on such monthly distribution date and all principal distribution amounts, and makes the required deposit into the Class A quarterly interest funding account, amounts in excess of the required reserve account balance will be released to the seller.

For a further discussion of the reserve account, refer to “Distributions on the Securities — Reserve Account”.

Overcollateralization

The overcollateralization amount represents the amount by which the principal balance of the receivables exceeds the principal balance of the notes and certificates.

•	Initially, the principal balance of the receivables will exceed the principal balance of the notes and certificates by 5.37% of the receivables balance.

•	Because both interest and principal collected on the receivables will be used to purchase additional receivables during the revolving period, it is expected that the overcollateralization amount will increase and the targeted level of overcollateralization will be reached during the revolving period. Once the targeted level for the overcollateralization amount has been reached, collections remaining on any monthly distribution date after the first 10 items listed under “— Priority of Distributions” above will be released to the seller.

The targeted level for the overcollateralization amount is structured as a dynamic formula to absorb anticipated losses on the receivables and to compensate for the low interest rates of some of the receivables. The targeted level for the overcollateralization amount on each monthly distribution date will be the sum of:

(X)	the excess of:

(1)	the lesser of:

(a)	the greatest of:

(A)	$14,997,999.97

(B)	1.00% of the outstanding principal balance of the receivables,

               and

(C)	the aggregate principal balance of the receivables that are delinquent 91 days or more and have not yet been liquidated, and

(b)	the outstanding principal balance of the notes and certificates,

over

(2)	the balance required to be on deposit in the reserve account

and

(Y)	the yield supplement overcollateralization amount for the applicable monthly distribution date.

•	The yield supplement overcollateralization amount is designed to compensate for receivables with interest rates below 12%.

•	For the initial receivables purchased on the closing date, the yield supplement overcollateralization amounts for each monthly distribution date will be calculated as the aggregate of the excess, if any, for each receivable, of the present value on such monthly distribution date of all future scheduled payments discounted at the receivable’s APR over the present value on such monthly distribution date of all such payments discounted at a rate of 12%, assuming no prepayments, defaults or delinquencies.

•	For the additional receivables that are purchased during the revolving period, the yield supplement overcollateralization amount will be determined as of the applicable subsequent cut-off date. The yield supplement overcollateralization amount for the pool of additional receivables will be determined by applying a “YSOA factor” calculated for each future monthly distribution date which is equal to the ratio of (1) the yield supplement overcollateralization amount for the initial receivables with respect to each monthly distribution date to (2) the aggregate principal balance of the initial receivables as of the initial cut-off date. The yield supplement overcollateralization amount will then be recalculated upon each purchase of additional receivables by (1) multiplying the YSOA factors (beginning with the closing date YSOA factor) by the principal balance of the additional receivables as of the applicable subsequent cut-off date and (2) adding the results to the yield supplement overcollateralization amounts (beginning with the monthly distribution date on which the additional receivables are purchased).

•	Although the eligibility criteria for the additional receivables require that the pool of additional receivables purchased on each monthly distribution date have a weighted average coupon of not less than 7.53% and a weighted average remaining term to maturity of not greater than 49.1 months, the exact characteristics of the additional receivables will not be taken into account in determining the yield supplement overcollateralization amount for the additional receivables. For this reason, there is no assurance that the additions to the yield supplement overcollateralization amount with respect to the additional receivables added during the revolving period will provide the same level of overcollateralization as provided for the initial receivables, or will be sufficient to compensate for receivables with low APRs.

•	You can find the yield supplement overcollateralization amounts and the YSOA factors listed in the glossary at the end of this prospectus under the definition of “Yield Supplement Overcollateralization Amount” and “YSOA Factor” .

For a more detailed description of the application of funds and the calculation of the overcollateralization amount, you should refer to “Distributions on the Securities — Distributions — Priority of Payments”. For a more detailed description of the risks associated with low APR receivables and the calculation of the yield supplement overcollateralization amount, see “Risk Factors — You May Suffer Losses Due to Receivables with Low APRs.”

Subordination of Principal and Interest

As long as the Class A Notes, any Variable Pay Term Notes or any of the interest rate swaps remain outstanding, (1) payments of interest on the Class B Notes will be subordinated to payments of interest on the Class A Notes and Variable Pay Term Notes, to the deposit of the Class A quarterly interest funding account deposit amount into the Class A quarterly interest funding account, to payments (including termination payments) due to the swap counterparties under the interest rate swaps and, in certain circumstances, to payments of principal on the Class A Notes and Variable Pay Term Notes and (2) payments of principal on the Class B Notes will be subordinated to payments of interest and principal on the Class A Notes and Variable Pay Term Notes, to the deposit of the Class A quarterly interest funding account deposit amount into the Class A quarterly interest funding account and to payments (including termination payments) due to the swap counterparties under the interest rate swaps.

As long as the Class A Notes, Variable Pay Term Notes, any of the interest rate swaps or the Class B Notes remain outstanding, (1) payments of interest on the certificates will be subordinated to payments of interest on the notes, to the deposit of the Class A quarterly interest funding account deposit amount into the Class A quarterly interest funding account and to payments (including termination payments) due to the swap counterparties under the interest rate swaps and, in certain circumstances, to payments of principal on the notes and (2) payments of principal on the certificates will be subordinated to payments of interest and principal on the notes, to the deposit of the Class A quarterly interest funding account deposit amount into the Class A quarterly interest funding account and to payments (including termination payments) due to the swap counterparties under the interest rate swaps.

For further discussion on the subordination of the Class B Notes and the certificates, refer to “Distributions on the Securities — Distributions”.

Governing Law

The notes, the indenture, the purchase agreement, the sale and servicing agreement, the administration agreement and the interest rate swap agreements will be governed by, and construed in accordance with, the laws of the State of New York. The trust agreement and the certificates and will be governed by, and construed in accordance with, the laws of the State of Delaware.

RISK FACTORS

       You should consider the following risk factors in deciding whether to purchase any of the notes.

The Absence of a Secondary Market Could Limit Your Ability to Resell Your Notes	The absence of a secondary market for the notes could limit your ability to resell them. This means that if in the future you want to sell any of your notes before they mature, you may be unable to find a buyer or, if you find a buyer, the selling price may be less than it would have been if a market existed for the notes. There currently is no secondary market for the notes. The underwriters expect to make a market for the notes but will not be obligated to do so. There is no assurance that a secondary market for the notes will develop. If a secondary market for the notes does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your notes.

You May Experience Losses Due to Limited Assets of the Trust	The only source of funds for payments on the notes will be the assets of the trust. You will suffer a loss on your notes if the assets of the trust are insufficient to pay the principal amount of your notes in full. The securities are obligations solely of the trust and will not be insured or guaranteed by Ford Credit, including in its capacity as servicer or originator of the receivables, or by the indenture trustee, the owner trustee or any other person or entity. Consequently, you must rely for payment of your securities upon payments on the receivables and under the interest rate swaps, and, to the extent available, funds on deposit in the reserve account.

The amount required to be on deposit in the reserve account will be limited in amount. After the amounts in the reserve account are depleted, the trust will depend solely on collections on the receivables to make payments on your securities.

The balance required to be on deposit in the reserve account will decrease as the outstanding balance of the receivables decreases. The balance on deposit in the reserve account will decrease as amounts are paid out to cover shortfalls in distributions of principal and interest on the securities.

The indenture authorizes the indenture trustee to sell the receivables following an acceleration of the maturity dates of the notes, subject to the conditions set forth in the indenture. However, the amount received by the indenture trustee upon selling the receivables may be less than the aggregate principal amount of the outstanding notes. In such a circumstance, the principal amount of the notes may not be paid in full.

You May Experience Reinvestment Risk Because of Prepayments and May Suffer Opportunity Costs Because Targeted Scheduled Distribution Dates Are Not Assured	The trust expects that each subclass of Class A Notes will be paid in full on its targeted scheduled distribution date through the issuance of Variable Pay Term Notes. Following the revolving period, so long as none of the outstanding subclasses of Class A Notes have reached or passed their targeted scheduled distribution dates, payments allocable to principal, including prepayments from any receivables, will be applied to any outstanding Variable Pay Term Notes, or if none are outstanding, deposited to the accumulation account as long as any other Class A Notes are outstanding. As a result, the Class A Notes will generally not be subject to prepayment risk. It is possible, however, that a subclass or subclasses of the Class A Notes could receive their principal payments either sooner or later than their targeted scheduled distribution dates.

If an early amortization event occurs, the revolving period will end earlier than scheduled, no Variable Pay Term Notes will be issued, no deposits will be held in the accumulation account, and amounts available to make principal payments will be applied each month to pay each subclass of Class A Notes sequentially so that no principal payments will be paid on any subclass of Class A Notes until all subclasses of Class A Notes with a lower numerical designation have been paid in full. In such event, the rate of principal payments on the Class A Notes will depend on the amount of payments, prepayments and defaults occurring on the receivables.

If any subclass of Class A Notes is not paid in full on its targeted scheduled distribution date (either because the trust failed to satisfy the required conditions for issuance of Variable Pay Term Notes or was unable to sell Variable Pay Term Notes in the required amount), amounts on deposit in the principal distribution account will be applied to such subclass or subclasses of Class A Notes and any outstanding Variable Pay Term Notes pro rata on that targeted scheduled distribution date and each monthly distribution date thereafter until such subclass or subclasses of Class A Notes is paid in full (either by application of collections to such Class A Notes or because Variable Pay Term Notes are subsequently issued). If this occurs, investors in that subclass or in those subclasses of Class A Notes will receive repayment of principal later than their respective targeted scheduled distribution date and may lose the opportunity to reinvest the principal at rates that may be more favorable than the rate of return that any such subclass of Class A Notes is providing.

The Class B Notes do not have targeted scheduled distribution dates, and the timing of principal payments on the

Class B Notes will vary according to the level of payments, prepayments and defaults within the pool of receivables. It is expected that holders of Class B Notes will receive principal distributions prior to their final scheduled monthly distribution date. Such investors may not be able to reinvest such principal at rates equal to or greater than the rates they will earn on the Class B Notes.

As a general matter, the receivables included in the trust may be prepaid, in full or in part, voluntarily or as a result of defaults, theft of or damage to the related vehicles or other reasons. Ford Credit will be required to repurchase a receivable from the seller, and the seller will be required to repurchase a receivable from the trust, if Ford Credit breached its representations and warranties with respect to the receivable in the purchase agreement with the seller. Ford Credit, in its capacity as servicer, will be required to purchase a receivable from the trust if it breaches its servicing obligations with respect to the receivable and the receivable is materially and adversely affected by the breach. The servicer also will be entitled to purchase all remaining receivables from the trust once the aggregate principal balance of the receivables is 10% or less of the aggregate principal balance of the receivables as of the last day of the revolving period.

The rate of prepayments on the receivables may be influenced by a variety of economic, social and other factors in addition to those described in the preceding paragraph.

Ford Credit does not generally maintain records of the historical prepayment experience of its portfolio of receivables. No prediction can be made as to the actual prepayment rates which will be experienced on the receivables. You will bear all reinvestment risk resulting from prepayments on the receivables and any corresponding acceleration of payments on the securities.

The final payment of the Class A Notes and the Class B Notes is expected to occur prior to their final scheduled distribution dates because of the considerations set forth above. If sufficient funds are not available to pay any class or subclass of notes in full on its final scheduled distribution date, an event of default will occur and final payment of such class or subclass of notes may occur later than such date or may not occur at all.

For more information regarding the timing of repayments of the notes, see “Maturity and Prepayment Considerations”.

Amounts in the Reserve Account Are Limited and May Not Be Sufficient to Cover Losses on the Notes	Amounts on deposit in the reserve account from time to time are available to:

• enhance the likelihood that you will receive the interest due on each monthly distribution date or quarterly payment date and principal on the final scheduled distribution date for your notes; and

• decrease the likelihood that you will experience losses on your notes.

However, the amounts on deposit in the reserve account are limited to the specified reserve balance. If the amount required to be withdrawn from the reserve account to cover shortfalls in funds on deposit in the collection account exceeds the amount on deposit in the reserve account, a temporary shortfall in the amounts distributed to the holders of the notes could result. In addition, depletion of the reserve account ultimately could result in losses on your notes.

Amounts in the Reserve Account May Not Be Liquid	Funds in the reserve account may be invested in permitted investments that will not mature prior to the next monthly distribution date if each rating agency confirms that doing so will not affect the ratings on the notes. These investments will not be sold to cover any shortfalls that occur on a monthly distribution date. This could delay payments to you because these funds would not be available on a particular distribution date.

You May Suffer Losses Due to Receivables with Low APRs	The receivables include receivables which have APRs that are lower than the interest rates on the notes or certificates. Interest paid on the higher coupon receivables compensates for the lower coupon receivables to the extent such interest is paid by the trust as principal on the notes or certificates and additional overcollateralization is created. Excessive prepayments on the higher coupon receivables may adversely impact your notes by reducing such interest payments available.

The targeted level of overcollateralization takes into account the mix of initial receivables by APR and potential changes in that mix through prepayments and purchases of additional receivables by including the yield supplement overcollateralization amounts. However, there is no assurance that the targeted level of overcollateralization will be achieved or will be sufficient to pay all notes in full.

The yield supplement overcollateralization amounts are designed to cause the cash flow from the receivables to be greater than the amount needed to pay principal and interest on the securities and provide credit enhancement. The yield supplement overcollateralization amounts will be determined:

• on the closing date for the initial receivables sold on the closing date; and

• on each monthly distribution date during the revolving period, for the additional receivables sold to the trust.

Changing Characteristics of the Receivables Pool During the Revolving Period Could Result in Faster or Slower Repayments or Losses on Your Notes	During the revolving period, the amounts that would otherwise be used to repay the principal of the securities will be used to purchase additional receivables from the seller. In addition, initial receivables and additional receivables will pay, prepay and default during the revolving period. For these reasons, the characteristics of the receivables pool will change after the closing date, and could be substantially different at the end of the revolving period from the characteristics of the initial receivables pool. These differences could result in faster or slower repayments or greater losses on your notes.

Although each pool of additional receivables purchased on a monthly distribution date is required to have a minimum weighted average coupon and a maximum weighted average remaining term to maturity, the exact characteristics of the additional receivables will not be taken into account in determining the yield supplement overcollateralization amount. The weighted average APR criterion for the additional receivables will not ensure that the aggregate principal amount of receivables with any specific APR or range of APRs in any pool of additional receivables will be proportional to the principal amount of the receivables with that APR or range of APRs in the pool of initial receivables (including the receivables with APRs less than 12%, for which the yield supplement overcollateralization amount is designed to compensate).

To the extent the characteristics of the additional pools of receivables differ from those of the initial pool of receivables at closing, the amounts applied to the additional pools of receivables to compensate for yield may be less than actually needed and may be less than the amount of credit enhancement provided by the yield supplement overcollateralization amount for the initial receivables on the closing date. For example, if pools of additional receivables have greater proportions of receivables with lower- than-average APRs and longer-than-average terms to maturity than the initial pool of receivables purchased on the closing date, the yield supplement overcollateralization amount may be less than is actually needed. Accordingly, this would increase the risk that you may incur delays in payment or losses on your notes.

The Class B Notes Are Subject to Greater Risk Because the Class B Notes Are Subordinate to the Class A Notes and Variable Pay Term Notes	The Class B Notes bear greater risk of delays in payment and losses than the Class A Notes and the Variable Pay Term Notes because payments of interest and principal on the Class B Notes are subordinated, to the extent described below, to payments of interest and principal on the Class A Notes and the Variable Pay Term Notes, to the deposit of the Class A quarterly interest funding account deposit amount into the Class A quarterly interest funding account, and to payments (including termination payments) due to the swap counterparties under the interest rate swaps.

Interest payments on the Class B Notes on each monthly distribution date will be subordinated to unreimbursed servicer advances and advances of the proceeds from the issuance of a Variable Pay Term Note, servicing fees due to the servicer, net swap payments and termination payments payable to the swap counterparty, interest payments on the Class A Notes and the Variable Pay Term Notes, the deposit of the Class A quarterly interest funding account deposit amount into the Class A quarterly interest funding account, and an allocation of principal payments to the Class A Notes and the Variable Pay Term Notes to the extent that the sum of the principal balances of the Class A Notes and the Variable Pay Term Notes exceeds the sum of the receivables balance and amounts in the accumulation account (exclusive of investment earnings), less the yield supplement overcollateralization amount.

Principal payments on the Class B Notes will be fully subordinated to principal payments on the Class A Notes and the Variable Pay Term Notes. No principal will be paid on the Class B Notes until interest and principal of the Class A Notes and the Variable Pay Term Notes have been paid in full.

For a more detailed description of principal payment distributions, see “Distributions on the Securities — Distributions — Priority of Payments”. You should note that the payment sequence changes, however, following certain events of default.

The Revolving Period May End if Ford Credit is Unable to Originate Additional Receivables	During the revolving period, no principal will be paid to the noteholders or certificateholders. Instead, on each monthly distribution date during the revolving period, the trust will generally apply amounts allocable to principal payments on the notes and certificates to purchase additional receivables.

Such amounts that are not applied to purchase additional receivables will be deposited to the accumulation account. If, however, additional receivables meeting the eligibility criteria are not available for sale to the trust such that the unreinvested principal amounts deposited into the accumulation account during the revolving period exceed 1.00% of the aggregate principal balance of the receivables pool (calculated as if all amounts had been reinvested and excluding investment earnings), then an early amortization event will occur. If an early amortization event occurs, the revolving period will terminate and the amortization period will commence. Ford Credit does not, as of the date of this offering, expect that any shortage in availability will arise during the revolving period, and has agreed to sell to the trust a sufficient amount of additional receivables. However, if Ford Credit is unable to originate additional receivables as expected and the revolving period terminates early, then you will receive payments of principal on your notes earlier than expected. In addition, if the revolving period terminates early, no Variable Pay Term Notes will be issued and payments on the Class A Notes will be made on monthly distribution dates (with principal paid sequentially) rather than on targeted scheduled distribution dates.

Failure to Sell Variable Pay Term Notes Will Result in Class A Notes Not Being Paid in Full on Their Targeted Scheduled Distribution Dates	The trust’s ability to pay the full principal amount of any subclass of Class A Notes on its targeted scheduled distribution date will depend on whether the trust is able to sell Variable Pay Term Notes on that targeted scheduled distribution date in the amount necessary, together with other funds available, to pay such subclass of Class A Notes in full. To the extent Variable Pay Term Notes are not issued by the trust on a targeted scheduled distribution date, it is highly unlikely that holders of any Class A Notes targeted for payment on that date will be paid in full on such date.

The trust will not be able to issue Variable Pay Term Notes unless all of the conditions to issuance are met and one or more purchasers agree to purchase the Variable Pay Term Notes. The conditions to issuance include restrictions that the spread over one-month LIBOR on the Variable Pay Term Notes not exceed 1.50% and that such notes be issued in amounts sufficient to repay one or more subclasses of Class A Notes, each in full.

Although the administrator, Ford Credit, has agreed to use reasonable efforts to find purchasers on each targeted scheduled distribution date, and in the event that Variable Pay Term Notes are not issued on any targeted scheduled distribution date, to continue to use reasonable efforts to find purchasers on each monthly distribution date thereafter, no person or entity is obligated to purchase a Variable Pay Term Note or any interest therein.

Although FCAR Owner Trust, a commercial paper conduit administered by Ford Credit, is permitted to purchase a Variable Pay Term Note, FCAR Owner Trust has limited purchasing capacity, and there is no guarantee that sufficient capacity will be available to purchase any Variable Pay Term Note. Even if FCAR Owner Trust has sufficient capacity to purchase a Variable Pay Term Note, it is not obligated to make any such purchase, and Ford Credit as administrator of FCAR Owner Trust may determine that it is not in the best interests of FCAR Owner Trust to purchase a Variable Pay Term Note.

Accordingly, there is no assurance that any Variable Pay Term Notes will be issued and sold or that the proceeds from sale of Variable Pay Term Notes will be sufficient to pay a subclass of Class A Notes in full on its targeted scheduled distribution date or on any monthly distribution date thereafter.

Although interest will continue to accrue on all outstanding subclasses of Class A Notes at their respective interest rates, if Variable Pay Term Notes are not issued on any targeted scheduled distribution date, it is extremely unlikely that the holders of the related subclass of Class A Notes will receive the full principal payment on the targeted scheduled distribution date. In that event, holders of such subclass of Class A Notes may lose the opportunity to reinvest such amounts at more favorable rates until the principal payments are received after the applicable targeted scheduled distribution date.

The Issuance of the Variable Pay Term Notes May Reduce the Amount of Funds Available for Distribution to Other Notes and the Certificates	The Variable Pay Term Notes will bear interest at floating rates with spreads to LIBOR which will be determined at the time of issuance. Although such spreads cannot exceed 1.50% and an interest rate swap with a notional amount equal to the aggregate principal balance of the outstanding Variable Pay Term Notes must be in effect, the issuance of Variable Pay Term Note at all-in rates (after giving effect to the fixed rates payable by the trust and the floating rate payable to the trust under the Variable Pay Term Notes interest rate swap) higher than the interest rates of the related subclasses of Class A Notes which are being repaid will increase the amount of interest payable by the trust. Since interest payments on the Variable Pay Term Notes are paid pro rata with interest payments on the Class A Notes and any swap termination payments and are senior to payments of interest and principal on the Class B Notes and the certificates, the issuance of such Variable Pay Term Notes would reduce the amount of funds available for distribution to the other notes and certificates. This could result in a delay in or loss of payments on your notes or the certificates or in a reduction of their ratings.

Risks Associated with the Interest Rate Swaps	The trust will enter into interest rate swaps because the receivables owned by the trust bear interest at a fixed rate while the floating rate Class A Notes and the Variable Pay Term Notes will bear interest at floating rates based on LIBOR. The trust will use payments made by the swap counterparties to help make interest payments on the notes and the certificates.

During those periods in which the floating LIBOR-based rates payable by the swap counterparties are substantially greater than the fixed rates payable by the trust, the trust will be more dependent on receiving payments from the swap counterparties in order to make interest payments on the notes and the certificates without using amounts that would otherwise be paid as principal on the notes and certificates. If the swap counterparties fail to pay the net amount due, you may experience delays and/or reductions in the interest and principal payments on your notes.

On the other hand, during those periods in which the floating rates payable by the swap counterparties are less than the fixed rates payable by the trust, the trust will be obligated to make payments to the swap counterparties. The swap counterparties will have a claim on the assets of the trust for the net amount due, if any, to the swap counterparties under the interest rate swaps. The swap counterparties’ claim for payments other than termination payments will be higher in priority than payments on the notes and the certificates, and their claim for termination payments will be pari passu with interest on the Class A Notes and the Variable Pay Term Notes. If there is a shortage of funds available on any monthly distribution date, you may experience delays and/or reductions in the interest and principal payments on your notes.

On each monthly distribution date, the trust will deposit into the Class A quarterly interest funding account the amount of the accrued fixed rate payments on the floating rate Class A Note interest rate swaps that relate to the Class A Floating Rate Notes that receive payments on quarterly payment dates. If the swap counterparties are required to make net swap payments on such floating rate Class A Note interest rate swaps on any quarterly payment date and fail to make such payments, the amount on deposit in the Class A quarterly interest funding account will be insufficient to pay the interest due on such Class A Notes on such quarterly payment date. In that event, collections on the receivables and other amounts deposited into the collection account on such quarterly payment date will be applied to cover such shortfall, and any amounts so applied will be shared on a pro rata basis with holders of the subclasses of Class A Notes that receive monthly payments on monthly distribution dates, with the holders of the Variable Pay Term Notes to the extent of interest due on such notes and with swap counterparties with respect to any swap termination payments that are due. As a result, you may experience delays and/or reductions in the interest and principal payments on your notes.

The interest rate swaps generally may not be terminated except upon failure of either party to make payments when due, insolvency of either party, illegality, or due to failure of the swap counterparty to post collateral, assign the swap to an eligible counterparty or take other remedial action if the swap counterparty’s debt ratings drop below the levels required by S&P, Moody’s and Fitch to maintain the then-current ratings of the Class A Notes and Variable Pay Term Notes. Depending on the reason for the termination, a termination payment may be due to the trust or to the swap counterparty. The amount of any such termination payment will be based on the market value of the interest rate swap. Any such termination payment could, if market interest rates and other conditions have changed materially, be substantial. Any such payment due to a swap counterparty would be made by the trust out of funds that would otherwise be available to make payments on the notes and the certificates and deposits into the Class A quarterly interest funding account, and would be paid from available funds pari passu with payments of interest on the Class A Notes and the Variable Pay Term Notes and with the deposit of the Class A quarterly interest funding account deposit amount into the Class A quarterly interest funding account. If a swap counterparty fails to make a termination payment owed to the trust, the trust may not be able to enter into a replacement swap and to the extent the interest rates on the floating rate Class A Notes and the Variable Pay Term Notes have exceeded the fixed rate the trust had been required to pay the swap counterparty under the related swap, the amount available to pay principal of and interest on the notes and certificates will be reduced.

If a swap is terminated and no replacement is entered into, you may experience delays and/or reductions in the interest and principal payments on your notes. In addition, if the Variable Pay Term Note interest rate swap is terminated and no replacement Variable Pay Term Note interest rate swap is entered into, no more Variable Pay Term Notes may be issued and, as a result, it is highly unlikely that holders of any subclasses of Class A Notes outstanding at that time will be paid on their targeted scheduled distribution dates.

Geographic Concentration May Result in More Risk to You	As of October 1, 2000, Ford Credit’s records indicate that the highest state concentrations of obligors of the initial receivables based on the billing addresses of the obligors were recorded as being in the following states (receivables of obligors in Alabama and Pennsylvania are not included in the receivables pool for administrative reasons):

Percentage of
Aggregate
Principal
Balance

Texas	11.97%

California	10.91%

Florida	8.69%

Illinois	5.01%

No other state, by billing addresses, constituted more than 5% of the balance of the initial receivables pool as of October 1, 2000. Because of payments on the receivables and the purchase of additional receivables during the revolving period, concentrations of obligors in the pool after October 1, 2000 may be substantially different from the concentrations that exist as of the closing date. Economic conditions or other factors affecting states with high concentrations of obligors could adversely affect the delinquency, credit loss or repossession experience of the pool of receivables.

Delays in Collecting Payments Could Occur If Ford Credit Ceases to Be the Servicer	If Ford Credit were to cease acting as servicer, the processing of payments on the receivables and information relating to collections could be delayed, which in turn could delay payments to securityholders. Ford Credit can be removed as servicer if it defaults on its servicing obligations as described in “Sale and Servicing of the Receivables — Servicing of Receivables — Events of Servicing Termination” herein.

You May Suffer Losses on Your Securities Because the Servicer Will Hold Collections and Commingle Them with its Own Funds	Ford Credit, as servicer, will generally be permitted to hold with its own funds (1) collections it receives from obligors on the receivables and (2) the repurchase price amounts for receivables required to be repurchased from the trust until the next monthly distribution date. During this time, the servicer may invest collections and repurchase price amounts at its own risk and for its own benefit and need not segregate them from its own funds. If the servicer is unable to pay these amounts to the trust on the distribution date, you might incur a loss on your securities.

The Controlling Class Controls Removal of the Servicer Upon a Default on its Servicing Obligations	The indenture trustee or the holders of a majority of the outstanding balance of the controlling class of notes (which will be the combined Class A Notes and Variable Pay Term Notes for so long as any Class A Notes and Variable Pay Term Notes are outstanding) or, if no notes are outstanding, the owner trustee or a majority of the certificate balance of the controlling class of certificates, can remove the servicer if the servicer:

• does not deliver to the indenture trustee the available funds for application to a required payment after a grace period after notice or discovery;

• defaults on a servicing obligation which materially and adversely affects the trust after a grace period after notice; or

• becomes the subject of certain insolvency proceedings.

The holders of a majority of the note balance of the controlling class of notes (or, if no notes are outstanding, a majority of the certificate balance of the controlling class of certificates) may also waive a default by the servicer. The holders of any subordinate class of securities do not have any rights to participate in such determinations for so long as any of the more senior classes are outstanding, and the subordinate classes of securities may be adversely affected by determinations made by the more senior classes. See “Sale and Servicing of Receivables — Servicing of Receivables — Rights Upon Event of Servicing Termination and “— Waiver of Past Events of Servicing Termination”.

Interest of Other Persons in the Receivables Could Reduce the Funds Available to Make Payments on the Securities	Financing statements under the Uniform Commercial Code will be filed reflecting the sale of the receivables by Ford Credit to the seller and the subsequent sale by the seller to the trust. Ford Credit’s accounting records and computer systems will also be marked to reflect a sale of the receivables to the trust. However, by obtaining physical possession of a receivable, another person could acquire an interest in that receivable that is superior to the trust’s interest because the servicer will not segregate or mark the receivables as belonging to the trust. If another person acquires an interest in a receivable that is superior to the trust’s interest in the receivable, the collections on that receivable will not be available to make payment on the securities.

Another person could acquire an interest in a vehicle financed by a receivable that is superior to the trust’s interest because the servicer will not amend the certificate of title or ownership to identify the trust as the new secured party. If another person acquires an interest in a vehicle that is superior to the trust’s interest in that vehicle, the proceeds from the sale of the vehicle will not be available to make payments on the securities.

The trust’s security interest in the receivables or the financed vehicles could be impaired for one or more of the following reasons:

• Ford Credit or PRIMUS has failed to perfect its security interest in a receivable;

• Ford Credit or PRIMUS has failed to perfect its security interest in a financed vehicle;

• the trust may not have a security interest in the financed vehicles in all states because the certificates of title to the financed vehicles will not be amended to reflect assignment to the trust;

• holders of some types of liens, such as tax liens or mechanics liens, may have priority over the trust’s security interest;

• the trust may lose its security interest in vehicles confiscated by the government; and

• the trust could lose its priority to a person who obtains physical possession of a receivable without knowledge of the assignment of the receivable to the trust.

Neither the seller nor the servicer will be required to repurchase a receivable if the security interest in a related vehicle or the receivable becomes impaired after the receivable is sold to the trust.

Bankruptcy of Ford Credit Could Result in Delays in Payment or Losses on the Securities	If Ford Credit becomes subject to bankruptcy proceedings, you could experience losses or delays in payments on your securities. Ford Credit will sell the receivables to the seller, and the seller will in turn transfer the receivables to the trust. However, if Ford Credit becomes subject to a bankruptcy proceeding, a court in the bankruptcy proceeding could conclude that Ford Credit effectively still owns the receivables by concluding that the sale to the seller was not a “true sale” or that the seller should be consolidated with Ford Credit for bankruptcy purposes. If a court were to reach this conclusion, you could experience losses or delays in payments on your securities due to, among other things:

• the automatic stay provision of the U.S. Bankruptcy Code which prevents secured creditors from exercising remedies against a debtor in bankruptcy without permission from the court and other provisions that permit substitution of collateral in certain circumstances;

• certain tax or other government liens on Ford Credit’s property that arose prior to the transfer of the receivables to the trust having a claim on collections that are senior to payments on your securities; and

• the trust not having a perfected security interest in (1) one or more of the vehicles securing the receivables or (2) any collections held by Ford Credit at the time that Ford Credit becomes the subject of a bankruptcy proceeding.

The seller will take steps in structuring the transactions to minimize the risk that a court would consolidate the seller with Ford Credit for bankruptcy purposes or conclude that the sale of the receivables to the seller was not a “true sale.”

In a 1993 case, the U.S. Court of Appeals for the Tenth Circuit concluded that accounts transferred by a seller to a buyer should be included in the bankruptcy estate of the seller even if the transfer was a true sale. The reasoning appears to be inconsistent with other cases and of expert commentators to the Uniform Commercial Code, including comments made after the 1993 decision, and we are not aware of any subsequent cases that have been similarly decided. However, if Ford Credit enters a bankruptcy proceeding and the court in the bankruptcy proceeding applies the reasoning of the court in that case, you could experience losses or delays in payments on your securities.

An Event of Default May Cause Prepayments, Potential Losses and Change of Priority of Payment of Principal	An event of default under the indenture may result in payments on the notes being accelerated. As a result:

• you may suffer losses on your notes if the assets of the trust are insufficient to pay the amounts owed on the notes;

• payments on your notes may be delayed until more senior classes or subclasses of notes are repaid; and

• your notes may be repaid earlier than as scheduled, which may require you to reinvest your principal at a lower rate of return.

Interest Payable on Class B Notes and Certificates May Be Delayed upon Certain Events of Default	The priority of interest and principal payments will change following:

• an event of default under the indenture relating to the payment of interest on the controlling class of notes or to the payment of principal on any note that has resulted in an acceleration of the notes; or

• an event of default under the indenture relating to certain events of bankruptcy, insolvency, receivership or liquidation of the trust or its property that has resulted in an acceleration of the notes.

In such an event, the trust will not make any distributions of principal or interest on the Class B Notes or the certificates until payment in full of principal and interest on the Class A Notes and the Variable Pay Term Notes. This may result in a delay or default in paying interest on the Class B Notes.

Indenture Trustee May Sell Receivables upon an Event of Default Which Could Result in Losses To You	If the maturity dates of the notes are accelerated following an event of default under the indenture, the indenture trustee, under certain circumstances, may sell the receivables and prepay the notes, and after the notes are paid in full, redeem the certificates. Upon a sale of the receivables following an event of default no amounts will be distributed to the holders of the Class B Notes until the interest and principal due on the Class A Notes and the Variable Pay Term Notes have been paid in full and all amounts (including any termination payments) payable by the trust under the interest rate swaps have been paid in full.

So long as the Class A Notes and the Variable Pay Term Notes are the controlling class of notes, the holders of the Class B Notes will not have any right to vote on waivers of an event of default or to direct the indenture trustee to accelerate the notes following an event of default and will have the right to vote on the sale of the receivables following an event of default and acceleration in only limited circumstances.

In the event the indenture trustee sells the receivables under adverse market conditions, proceeds from the sale of the receivables may not be sufficient to repay all of the notes. In certain circumstances, this could result in losses to the holders of the notes.

See “Description of the Notes — Events of Default”.

Holders of the Class B Notes Have Limited Control over Actions of the Trust and Conflicts Between Classes of Notes May Occur	Because the trust has pledged the property of the trust to the indenture trustee to secure payment on the notes, the indenture trustee may, and at the direction of the specified percentage of the controlling class of notes (which will be the Class A Notes and Variable Pay Term Notes for so long as any Class A Notes or Variable Pay Term Notes are outstanding) will, take one or more of the other actions specified in the indenture relating to the property of the trust, including a sale of the receivables. Furthermore, the holders of a majority of the Class A Notes and Variable Pay Term Notes, or the indenture trustee acting on behalf of the holders of Class A Notes and Variable Pay Term Notes, under certain circumstances, have the right to waive events of servicing termination or to terminate the servicer as the servicer of the receivables without consideration of the effect such waiver or termination would have on the holders of Class B Notes, Class C Certificates or Class D Certificates. The holders of Class B Notes will have only limited rights to direct remedies under the indenture and will not have the ability to waive events of servicing termination or to remove the servicer until the Class A Notes and Variable Pay Term Notes have been paid in full.

See “Description of the Notes — Event of Default” and “Sale and Servicing of Receivables — Servicing of Receivables — Rights Upon Event of Servicing Termination” and “— Waiver of Past Events of Servicing Termination”.

You Will Bear the Risk of Any Withholding Taxes	Although no withholding tax is imposed on payments of interest on the notes or certificates currently, there can be no assurance that the law will not change. In the event that any withholding tax is imposed on payments of interest, you will not be entitled to receive grossed-up amounts to compensate for such withholding tax.

THE TRUST

Limited Purpose and Limited Assets

       Ford Credit Auto Owner Trust 2000-F is a business trust formed under the laws of the State of Delaware by a trust agreement to be dated as of October 1, 2000 among Ford Credit Auto Receivables Two L.P., the owner trustee and the Delaware trustee. The trust will not engage in any activity other than:

•	acquiring, holding and managing the assets of the trust, including the receivables, and the proceeds of those assets;

•	issuing the notes and the certificates;

•	making payments on the notes and the certificates;

•	entering into the Interest Rate Swaps; and

•	engaging in other activities that are necessary, suitable or convenient to accomplish any of the other purposes listed above or are in any way connected with those activities.

       The trust will be capitalized by the issuance of the notes and certificates. The Class C and the Class D Certificates initially will be retained by the seller and thereafter may be sold to third party investors. The proceeds from the sale of the Class A Notes, the Class B Notes and the certificates on the Closing Date will be used by the seller (1) to purchase the initial receivables from Ford Credit under a purchase agreement to be dated as of October 1, 2000 between Ford Credit and the seller, and (2) to fund the initial deposit to the Reserve Account. The proceeds from the issuance of any Variable Pay Term Notes will be used to make principal payments on the Subclass or Subclasses of Class A Notes that have reached or passed their Targeted Scheduled Distribution Dates.

       The assets of the trust are limited to the receivables, including the proceeds from the repossession and sale of the financed vehicles which secure defaulted receivables, its rights under the Interest Rate Swaps, the Reserve Account and the proceeds of the issuance of any Variable Pay Term Notes. Various factors, such as the trust not having perfected security interests in the financed vehicles securing the receivables in all states, may affect the servicer’s ability to repossess and sell the collateral securing the receivables, and thus may reduce the proceeds which the trust can distribute to the holders of the notes and certificates. See “Distributions on the Securities — Distributions” and “— Reserve Account,” “Risk Factors — Amounts in the Reserve Account Are Limited and May Not Be Sufficient to Cover Losses on the Notes” and “Certain Legal Aspects of the Receivables”.

Capitalization of the Trust

       The following table illustrates the capitalization of the trust as of the Closing Date:

Class A-1 Notes	$906,000,000

Class A-2 Notes	701,000,000

Class A-3 Notes	520,000,000

Class A-4 Notes	343,000,000

Class A-5 Notes	159,722,000

Class B Notes	97,397,000

Class C Certificates	55,656,000

Class D Certificates	55,656,000

Total	$2,838,431,000

The Owner Trustee and the Delaware Trustee

       The Bank of New York is the owner trustee under the trust agreement. The Bank of New York is a New York banking corporation and its principal offices are located at One Wall Street, New York, New York.

       The Bank of New York (Delaware) is the Delaware trustee under the trust agreement. The Bank of New York (Delaware) is a Delaware banking corporation and its principal offices are located at White Clay Center, Route 273, Newark, Delaware. The seller and its affiliates may maintain normal commercial banking relations with the owner trustee, the Delaware trustee, their parents and their affiliates.

       The trustees’ liability in connection with the issuance and sale of the related securities is limited solely to the express obligations of the trustees set forth in the trust agreement. Either trustee may resign at any time, in which event the administrator, or its successor, will be obligated to appoint a successor trustee. The administrator may also remove either trustee if:

•	such trustee ceases to be eligible to continue as trustee under the related trust agreement; or

•	such trustee becomes insolvent.

       In either of these circumstances, the administrator must appoint a successor trustee. If a trustee resigns or is removed, the resignation or removal and appointment of a successor trustee will not become effective until the successor trustee accepts its appointment.

THE SELLER AND THE GENERAL PARTNER

       The seller was organized as a Delaware limited partnership in February 1996. The General Partner of the seller is Ford Credit Auto Receivables Two, Inc., a Delaware corporation and a wholly owned, limited-purpose subsidiary of Ford Credit. The limited partnership interests in the seller are owned by Ford Credit. The seller was organized for limited purposes, which include purchasing receivables from Ford Credit and transferring such receivables to third parties and any activities incidental to and necessary or convenient for the accomplishment of such purposes. The principal executive offices of the seller are located at One American Road, Dearborn, Michigan 48126. The telephone number of such offices is (313) 322-3000. The General Partner is located at One American Road, Dearborn, Michigan 48126.

FORD MOTOR CREDIT COMPANY

       Ford Credit was incorporated in Delaware in 1959 and is a wholly owned indirect subsidiary of Ford Motor Company.

       Ford Credit and its subsidiaries provide wholesale financing and capital loans to Ford dealers and associated non-Ford dealers throughout the world, most of which are privately owned and financed, and purchase retail installment sale contracts and retail leases from them. Ford Credit also makes loans to vehicle leasing companies, the majority of which are affiliated with such dealerships. In addition, Ford Credit provides these financing services in the United States, Europe, Canada and Australia to non-Ford dealers. A substantial majority of all new vehicles financed by Ford Credit are manufactured by Ford Motor Company. In the United States, Ford Credit (exclusive of PRIMUS) purchases automotive retail contracts from about 7,100 Ford dealers and associated non-Ford dealers through approximately 140 automotive financing branches.

       Ford Credit and PRIMUS also provide retail financing for used vehicles built by Ford Motor Company and other manufacturers. In addition to vehicle financing, Ford Credit makes loans to affiliates of Ford Motor Company and finances certain receivables of Ford Motor Company and its subsidiaries. Ford Credit also conducts insurance operations through the American Road Insurance Company and its subsidiaries in the United States and Canada. American Road’s business consists of extended service plan contracts for new and used vehicles manufactured by affiliated and nonaffiliated companies, primarily originating from Ford dealers, physical damage insurance covering vehicles and equipment financed at wholesale by Ford Credit, and the reinsurance of credit life and credit disability insurance for retail purchasers of vehicles and equipment. The mailing address of Ford Credit’s executive offices is One American Road, Dearborn, Michigan 48126. The telephone number of such offices is (313) 322-3000.

PRIMUS

       Primus Automotive Financial Services, Inc., a New York corporation, was formed in October 1991 and is the successor corporation to Marine Midland Automotive Financial Corporation, which was purchased by Ford Credit in 1990. Approximately 1,800 Ford Credit employees conduct PRIMUS’s operations in the United States through 29 branch offices and its headquarters located in suburban Nashville, Tennessee.

       Commencing in 1991, and until August 1999, PRIMUS conducted its business as a wholly owned subsidiary of Ford Credit. Until August 1999, PRIMUS assigned receivables it generated, together with the related financing documents, security interests in the related vehicles and any other property securing the receivables, to Ford Credit immediately after being acquired by PRIMUS. Commencing in August 1999, PRIMUS Automotive Financial Services, Inc. ceased its business operations, and Ford Credit began conducting the business using the d/b/a Primus Financial Services.

       PRIMUS offers a full array of automotive financing products, including indirect retail and lease programs, wholesale lines of credit, mortgages, capital loans and revolving lines of credit, all designed for non-Ford dealers and their retail customers. These non-Ford dealers include those selling vehicles manufactured by DaimlerChrysler, General Motors, Honda, Jaguar, Mazda, Nissan, Saturn, Subaru, Suzuki, Toyota and Volkswagen. In addition to offering financing under the PRIMUS name, PRIMUS offers private-label financial services to Subaru of America, Inc., Jaguar Cars, Inc., Mazda North American Operations, American Suzuki Motor Company and Kia Motors America, Inc. PRIMUS also is the source of choice for The Hertz Corporation and Aston Martin. In addition, PRIMUS purchases receivables from other finance sources.

       The retail installment sale contracts purchased by PRIMUS are usually purchased without recourse to the dealer or the seller, subject to exceptions for certain breaches of representations and warranties and delivery to PRIMUS of a valid, enforceable and correctly issued lien on the related vehicle. PRIMUS services the receivables it originates in accordance with substantially the same servicing guidelines and criteria as Ford Credit.

THE RECEIVABLES POOL

       The trust will own a pool of receivables consisting of motor vehicle retail installment sale contracts secured by security interests in the motor vehicles financed by those contracts. The Receivables Pool will initially consist of the receivables which the seller transfers to the trust on the Closing Date. During the Revolving Period, the seller will transfer Additional Receivables to the trust on each Monthly Distribution Date. The initial receivables will include payments on the initial receivables that are made on or after the Initial Cut-off Date. The Additional Receivables purchased during the Revolving Period will include payments on the Additional Receivables that are made on or after the applicable Subsequent Cut-off Date.

General Information Concerning the Receivables

       Origination of the Receivables. The receivables consist of retail installment sale contracts secured by new and used automobiles and light trucks. The receivables have been or will be purchased by Ford Credit or by PRIMUS in the ordinary course of business. A dealer is paid a purchase price for each receivable generally equal to the principal balance of the receivable. A portion of the obligor’s finance charge usually is paid or credited to the dealer. Generally, no more than 100% of the negotiated purchase price of a vehicle, plus related amounts such as taxes and insurance is financed, which amount generally is less than or equal to the MSRP of a new vehicle or published prices for used vehicles. New vehicles generally can be purchased at a discount from MSRP.

       Underwriting of the Receivables. Ford Credit and PRIMUS utilize common underwriting standards and credit evaluation criteria which emphasize the obligor’s ability to pay and creditworthiness, as well as the asset value of the vehicle being financed. Each applicant for a contract completes a credit application with the dealer. Each application is screened for acceptability and a credit investigation is conducted to determine the creditworthiness of the applicant. The credit investigation is conducted through the use of a credit bureau review of each application together with an internal review and verification process. Statistically-based retail credit risk rating guidelines are used to determine the creditworthiness of applicants.

       These guidelines are used as internal measuring devices to indicate the degree of risk associated with offered contracts and are not the sole method used to decide whether to extend credit. The final credit decision also reflects other factors such as the relationship with the dealer and the judgment of the credit analyst. Within each branch, purchase approval authority guidelines are established based upon the amount financed, the percent of the total purchase price advanced and credit scores. The retail rate pricing strategy is based on a principle of offering the dealer or seller a minimum rate that reflects the level of risk associated with the customer’s credit evaluation. The dealer establishes the retail rate with the obligor. Each obligor is required on each related receivable to obtain or agree to obtain physical damage insurance.

       Once an offered contract has been approved, the dealer submits the contract and the credit application to be checked by Ford Credit for accuracy and regulatory compliance. The dealer is required to perfect the security interest of Ford Credit in the vehicles.

       Types of Receivables. The receivables owned may consist of either Simple Interest Receivables or Actuarial Receivables.

       A.  Simple Interest Receivables. If an obligor on a Simple Interest Receivable pays a fixed monthly installment before its scheduled due date the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. Conversely, if an obligor pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly less. In either case, the obligor pays a fixed monthly installment until the final scheduled payment date, at which time the amount of the final installment is increased or decreased as necessary to repay the then outstanding principal balance. If a Simple Interest Receivable is prepaid, the obligor is required to pay interest only to the date of prepayment. The servicer, however, is required to make a non-reimbursable advance to the trust of interest which would have accrued to the next scheduled due date of the receivable.

       B.  Actuarial Receivables. Because interest and principal are not computed separately on Actuarial Receivables, obligors under Actuarial Receivables will be entitled to rebates of unearned finance charges if they prepay or if their obligations are accelerated. If an Actuarial Receivable is prepaid in full, with minor variations based upon state law, Actuarial Receivables require that any rebate be calculated on the basis of a constant interest rate.

       Subvention of Interest Rates. Subvention programs are marketing tools of vehicle manufacturers under which the manufacturer will offer a reduced financing rate to retail customers as an incentive to purchase an automobile or light truck. Subvention programs, if any, require the manufacturer to pay an amount to compensate Ford Credit or PRIMUS for offering the incentive interest rate financing. The subvention compensation payments will not be property of the trust. However, the maintenance of the Yield Supplement Overcollateralization Amount, as further described under “Distribution on the Securities — Application of Funds to Maintain Overcollateralization” herein, is intended to offset any subvention of the receivables.

       Servicing and Collections. Ford Credit and PRIMUS separately service their respective accounts, but utilize common servicing practices and procedures. Ford Credit and PRIMUS service over 4.7 million retail accounts. On June 15, 1999, Ford Credit announced that it intended to restructure its servicing operations and move them into seven regional service centers in the U.S. Currently, five of the service centers are fully operational. The remaining two service centers are expected to be fully operational by April 2001. Servicing personnel do not know if a receivable that they are servicing has been sold to a third party.

       Obligors are instructed to send their monthly payments to one of several lock-box centers. Most of the receivables are paid without any additional servicing. Accounts are rated by behavior evaluation and collection assignments are initiated after specified periods of delinquency. These assignments are placed in high, medium and low categories respectively for collection follow-up.

       A customer collection representative will attempt to contact a delinquent obligor to determine the reason for a delinquency and identify the obligor’s plans to resolve the delinquency. If the obligor cannot make the past due payments, extensions and rewrites are the primary options used to adjust a delinquent account. A rewrite is a refinancing of the obligor’s outstanding balance with a different contract term, while an extension defers remaining payments for one or more months. A fee or additional interest, as appropriate, is usually collected on extensions and rewrites to cover the costs associated with revised terms. Periodic management reports which include information such as delinquencies, extensions and rewrites and operating audits are the primary methods used to maintain control over the use of collection actions. For a more detailed discussion of the servicing procedures of the servicer, see “Sale and Servicing of Receivables — Servicing of Receivables”.

       Repossession and Write-off Policies of the Servicer. Reasonable efforts will be made to collect on delinquent accounts and keep obligors’ accounts current. Repossession is considered as a last resort when:

•	the obligor has demonstrated the inability or intention not to pay;

•	the security interest in the vehicle is impaired; and/or

•	the customer has not complied with specific contract provisions.

       Upon repossession or voluntary surrender of a vehicle, a condition report is prepared. A repossessed vehicle is sold at an auction and the proceeds are applied to the outstanding balance of the receivable. Ford’s Vehicle Remarketing Department manages the disposal of repossessed vehicles and seeks to obtain the highest net price for the vehicle, comprised of gross auction proceeds less auction fees and costs for reconditioning and transportation.

       All collection activities for accounts that have been written off by Ford Credit are consolidated and performed by Ford Credit at its collection operations in Mesa, Arizona. These collection efforts have recovered an average of 20% of the remaining balances (after application of repossession proceeds). The collection activities for accounts written off by PRIMUS have been performed by PRIMUS employees and by outside collection agencies, but were recently consolidated and are now performed by Ford Credit. Collection activities are continued until an account is paid or settled in full, or is deemed to be legally uncollectible due to bankruptcy of the obligor, the death of the obligor without a collectible estate or the expiration of the statute of limitations.

Criteria Applicable to Selection of the Initial Receivables

       Ford Credit purchased 88.09% of the initial receivables sold to the trust on the Closing Date (by principal balance) in the ordinary course of its business in accordance with Ford Credit’s underwriting standards. PRIMUS purchased 11.91% of the initial receivables sold to the trust on the Closing Date (by principal balance) in the ordinary course of its business in accordance with PRIMUS’s underwriting standards which are substantially identical to Ford Credit’s underwriting standards. Prior to PRIMUS becoming a part of Ford Credit, PRIMUS sold all receivables it purchased to Ford Credit immediately after their purchase.

       The initial receivables were selected from Ford Credit’s and PRIMUS’s portfolio for inclusion in the Receivables Pool by several criteria. These criteria include the requirement that each receivable:

•	is secured by a new or used vehicle;

•	was originated in the U.S.;

•	provides for level monthly payments (except for the last payment, which may be minimally different from the level payments) that fully amortize the amount financed over its original term to maturity;

•	is an Actuarial Receivable or a Simple Interest Receivable;

•	bears interest at an APR of not less than 1.80% and not greater than 20.00%;

•	has an original term not greater than 60 months;

•	is not more than 30 days past due as of the Initial Cut-off Date and has never been extended; and

•	was originated on or after October 1, 1998.

       The initial receivables were selected at random from Ford Credit’s and PRIMUS’s portfolio of retail installment sale contracts for new and used vehicles, in each case meeting the criteria described above. No selection procedures believed to be adverse to the holders of the notes or certificates were utilized in selecting the initial receivables. No initial receivable has a scheduled maturity later than July 29, 2005.

       With respect to the expected prepayment experience of the Receivables Pool, Ford Credit believes that the actual rate of prepayments will result in a substantially shorter weighted average life than the scheduled weighted average life and estimates that the actual weighted average life of its portfolio of U.S. retail installment contracts for new and used vehicles ranges between 60% and 70% of their scheduled weighted average life. See “Maturity and Prepayment Considerations”.

Characteristics of the Initial Receivables

       The following tables describe the characteristics of the initial receivables, as of the Initial Cut-off Date, that are sold to the trust on the Closing Date. It is important to understand that the composition of the Receivables Pool will change as receivables pay, prepay and default and as Additional Receivables are sold to the trust on each Monthly Distribution Date during the Revolving Period. Investors should understand that the characteristics of the Receivables Pool at the end of the Revolving Period could be substantially different from the characteristics as of the Initial Cut-off Date.

       The geographical distribution and distribution by average APR of the Receivables Pool as of the Initial Cut-off Date are set forth in the following tables. The geographical distribution and distribution by APR of the Receivables Pool will change as Additional Receivables are added to the trust.

Geographic Distribution of the Receivables Pool as of the Initial Cut-off Date

Percentage of
Aggregate Principal
State(1)	Balance(2)

Alabama(3)	0.00%

Alaska	0.22%

Arizona	1.65%

Arkansas	1.41%

California	10.91%

Colorado	1.56%

Connecticut	1.35%

Delaware	0.15%

District of Columbia	0.10%

Florida	8.69%

Georgia	4.49%

Hawaii	0.24%

Idaho	0.22%

Illinois	5.01%

Indiana	1.88%

Iowa	0.84%

Kansas	1.16%

Kentucky	0.95%

Louisiana	1.79%

Maine	0.40%

Maryland	2.37%

Massachusetts	2.45%

Michigan	3.80%

Minnesota	1.52%

Mississippi	1.08%

Missouri	3.17%

Montana	0.17%

Nebraska	0.47%

Nevada	0.72%

New Hampshire	0.64%

New Jersey	2.51%

New Mexico	0.64%

New York	3.54%

North Carolina	4.25%

North Dakota	0.11%

Ohio	2.98%

Oklahoma	1.45%

Oregon	1.14%

Pennsylvania(3)	0.00%

Rhode Island	0.27%

South Carolina	1.61%

South Dakota	0.18%

Tennessee	2.40%

Texas	11.97%

Utah	0.41%

Vermont	0.30%

Virginia	2.85%

Washington	1.91%

West Virginia	0.45%

Wisconsin	1.48%

Wyoming	0.14%

(1)	Based on the billing addresses of the obligors on the receivables as of the Initial Cut-off Date.

(2)	May not add to 100% due to rounding.

(3)	Alabama and Pennsylvania excluded for administrative reasons.

Distribution by APR of the Receivables Pool

as of the Initial Cut-off Date

			Percentage of
			Aggregate
	Number of	Aggregate	Principal
APR Range	Receivables	Principal Balance	Balance(1)

1.80 to 1.99%	2,889	35,444,524.08	1.18%

2.00 to 2.49	5	55,225.37	0.00%

2.50 to 2.99	15,452	232,817,589.50	7.76%

3.00 to 3.49	0	0.00	0.00%

3.50 to 3.99	14,635	213,125,731.66	7.11%

4.00 to 4.49	1	11,778.22	0.00%

4.50 to 4.99	26,688	425,057,033.67	14.17%

5.00 to 5.49	5	88,285.12	0.00%

5.50 to 5.99	20,748	367,672,950.21	12.26%

6.00 to 6.49	73	1,087,975.46	0.04%

6.50 to 6.99	11,576	201,025,640.22	6.70%

7.00 to 7.49	1,682	23,280,841.63	0.78%

7.50 to 7.99	11,816	194,684,425.05	6.49%

8.00 to 8.49	4,229	56,427,666.56	1.88%

8.50 to 8.99	8,515	115,537,034.99	3.85%

9.00 to 9.49	4,800	65,309,664.00	2.18%

9.50 to 9.99	13,778	204,848,432.35	6.83%

10.00 to 10.49	3,867	52,786,216.41	1.76%

10.50 to 10.99	7,730	106,388,365.68	3.55%

11.00 to 11.49	2,952	39,644,001.51	1.32%

11.50 to 11.99	7,665	108,507,986.62	3.62%

12.00 to 12.49	2,881	36,213,835.87	1.21%

12.50 to 12.99	6,738	88,068,217.09	2.94%

13.00 to 13.49	2,500	31,237,115.56	1.04%

13.50 to 13.99	5,295	66,111,975.75	2.20%

14.00 to 14.49	2,372	29,048,934.24	0.97%

14.50 to 14.99	4,553	55,103,001.26	1.84%

15.00 to 15.49	2,096	24,876,927.54	0.83%

15.50 to 15.99	3,338	39,310,330.61	1.31%

16.00 to 16.49	1,457	16,424,681.20	0.55%

16.50 to 16.99	2,989	33,534,613.98	1.12%

17.00 to 17.49	1,639	18,856,651.71	0.63%

17.50 to 17.99	2,435	27,399,332.60	0.91%

18.00 to 18.49	2,860	33,706,736.88	1.12%

18.50 to 18.99	1,962	21,410,443.01	0.71%

19.00 to 19.49	1,162	11,566,112.19	0.39%

19.50 to 19.99	1,840	18,840,330.37	0.63%

20.00	423	4,089,385.56	0.14%

Totals	205,646	$2,999,599,993.73	100.00%

(1)	May not add to 100.00% due to rounding.

Certain Other Characteristics of the Receivables as of the Initial Cut-off Date

       The initial receivables have the characteristics indicated below.

Percentage
by Aggregate
Characteristic	Principal Balance

Purchased by Ford Credit	88.09%

Purchased by PRIMUS	11.91%

Simple Interest Receivables	99.98%

Actuarial Receivables	00.02%

Vehicles financed at new vehicle rates by principal balance	70.00%

Percentage
by Aggregate
Number of
Receivables

Number of vehicles financed at new vehicle rates	63.04%

Criteria Applicable to Selection of Additional Receivables

       The Additional Receivables purchased during the Revolving Period will be selected from Ford Credit’s and PRIMUS’s portfolio for inclusion in the Receivables Pool by several criteria. These criteria include the requirement that each Additional Receivable:

•	is secured by a new or used vehicle;

•	was originated in the U.S.;

•	provides for level monthly payments (except for the last payment, which may be minimally different from the level payments) that fully amortize the amount financed over its original term to maturity;

•	is an Actuarial Receivable or a Simple Interest Receivable;

•	bears interest at an APR of not less than 1.80% and not greater than 20.00%;

•	has an original term not greater than 60 months;

•	is not more than 30 days past due as of the applicable Subsequent Cut-off Date and has never been extended;

•	was originated no more than 24 months prior to the applicable Subsequent Cut-off Date;

•	has a final maturity date no later than 6 months prior to the Final Scheduled Distribution Date of the Class D Certificates; and

•	has a remaining term to maturity not exceeding 60 months as of the applicable Subsequent Cut-off Date.

       In addition, the aggregate Additional Receivables sold to the trust on any Monthly Distribution Date must comply with the following:

•	the weighted average APR of the Additional Receivables added on such Monthly Distribution Date, is not less than 7.53%;

•	the weighted average remaining term range of the Additional Receivables added on such Monthly Distribution Date is not greater than 49.1 months;

•	the percentage of Additional Receivables added on such Monthly Distribution Date with respect to vehicles financed at new vehicle rates by principal balance is equal to or greater than 69.00% of the aggregate principal balance of the Additional Receivables acquired by the trust on such Monthly Distribution Date; and

•	the percentage of Additional Receivables added on such Monthly Distribution Date purchased by Ford Credit (but not by PRIMUS) by principal balance is greater than or equal to 87.59% of the aggregate principal balance of the Additional Receivables acquired by the trust on such Monthly Distribution Date.

       The Additional Receivables will be selected from Ford Credit’s and PRIMUS’s portfolio of retail installment sale contracts for new and used vehicles, in each case meeting the criteria described above. It is intended that no selection procedures adverse to the noteholders or the certificateholders will be utilized in selecting the Additional Receivables.

Delinquencies, Repossessions and Net Losses of Ford Credit’s and PRIMUS’s Portfolios

       Set forth below is certain information concerning Ford Credit’s experience with its portfolios of U.S. retail installment sale contracts for new and used automobiles and light trucks (including previously sold contracts which Ford Credit continues to service). There is no assurance that the delinquency, repossession or loss experience of the initial receivables or any Additional Receivables will be comparable to Ford Credit’s experience shown in the following tables. Ford Credit expects that credit losses will temporarily increase for the remainder of this year and into the first quarter of 2001 as a result of the restructuring of its servicing operations as discussed above.

Delinquency Experience(1)

	Six Months Ended
	June 30,		Year Ended December 31,

	2000	1999	1999	1998	1997	1996	1995

Average Number of Contracts Outstanding During the Period	5,632,361	4,833,211	5,053,474	4,359,281	4,000,754	3,917,263	3,655,309
Average Daily Delinquencies as a Percent of Average Contracts Outstanding

31-60 Days(2)	2.38%	2.41%	2.38%	2.53%	2.80%	2.49%	2.17%

61-90 Days(2)	0.32%	0.30%	0.32%	0.32%	0.32%	0.28%	0.23%

Over 90 Days(3)	0.15%	0.15%	0.14%	0.14%	0.14%	0.09%	0.05%

(1)	The information in the table includes U.S. retail installment sale contracts for new and used automobiles and light trucks and includes previously sold contracts which Ford Credit continues to service.

(2)	Delinquencies represent the daily average number of contracts delinquent.

(3)	Delinquencies represent the average monthly end-of-period number of contracts delinquent.

Credit Loss and Repossession Experience(1)

	Six Months Ended
	June 30,		Year Ended December 31,

	2000	1999	1999	1998	1997	1996	1995

Average Portfolio Outstanding During the Period (Millions) Gross	$76,736	$63,019	$66,928	$54,106	$46,020	$43,760	$38,028

Net	$67,873	$55,671	$59,242	$47,075	$39,288	$36,862	$32,134

Repossessions as a Percent of Average Number of Contracts Outstanding	2.08%	2.26%	2.25%	2.65%	3.08%	3.07%	2.37%

Net Losses as a Percent of Gross Liquidations(2)	1.74%	1.83%	1.91%	2.27%	2.61%	2.31%	1.45%

Net Losses as a Percent of Average Gross Portfolio Outstanding(2)	0.86%	0.92%	0.95%	1.16%	1.44%	1.31%	0.83%

Net Losses as a Percent of Average Net Portfolio Outstanding(2)	0.97%	1.05%	1.07%	1.34%	1.69%	1.56%	0.98%

(1)	All gross amounts and percentages are based on the gross amount scheduled to be paid on each contract including unearned finance and other charges. All net amounts and percentages are based on the net amount scheduled to be paid on each contract excluding unearned finance and other charges. The information in the table includes U.S. retail installment sale contracts for new and used automobiles and light trucks and includes previously sold contracts which Ford Credit continues to service.

(2)	“Net Losses” are equal to the aggregate balance of all contracts which are determined to be uncollectible in the period less any recoveries on contracts charged-off in the period or any prior periods. Net Losses include expenses associated with outside collection agencies but exclude other expenses associated with collection, repossession, and disposition of the vehicle. These other expenses are not material to the data presented.

HOW YOU CAN COMPUTE YOUR PORTION OF THE AMOUNT
OUTSTANDING ON THE NOTES

       The servicer will provide in each report which it delivers to you a factor which you can use to compute your portion of the principal amount outstanding on the notes.

Notes

       How the Servicer Computes the Factor For Your Notes. The servicer will compute a factor for each Subclass of the Class A Notes and for the Class B Notes. The factor will be a seven-digit decimal which the servicer will compute prior to each distribution with respect to such class or Subclass of notes indicating the remaining outstanding principal amount of each Subclass of the Class A Notes and of the Class B Notes, as of the applicable Monthly Distribution Date. The servicer will compute the factor after giving effect to payments to be made on such Monthly Distribution Date, as a fraction of the initial outstanding principal amount of each Subclass of the Class A Notes and of the Class B Notes.

       Your Portion of the Outstanding Amount of the Notes. For each note you own, your portion is the product of:

•	the original denomination of your note; and

•	the factor relating to the applicable Subclass of Class A Notes or the Class B Notes computed by the servicer in the manner described above.

The Factors Described Above Will Decline as the Trust Makes Payments on the Notes.

       Each of the factors described above will initially be 1.0000000. They will then decline to reflect reductions in the outstanding principal amount of the applicable class or Subclass of notes.

       Following the Revolving Period, these amounts will generally be reduced by, in the case of the Class A Notes, application of the proceeds of the issuance and sale of Variable Pay Term

Notes and, in the case of the Class B Notes, as a result of scheduled payments, prepayments, repurchases of the receivables by the seller or the servicer and liquidations of the receivables.

MATURITY AND PREPAYMENT CONSIDERATIONS

       The weighted average life of the Class A Notes will be dependent on whether an Early Amortization Event occurs and whether the trust is able to issue Variable Pay Term Notes on each Targeted Scheduled Distribution Date or on a subsequent Monthly Distribution Date in a sufficient amount to pay the related Subclass of Class A Notes in full. The weighted average life of the Class B Notes (and the Class A Notes if the trust is not able to issue Variable Pay Term Notes) will generally be influenced by the rate at which the principal balances of the related receivables are paid, which payment may be in the form of scheduled amortization or prepayments.

       Prepayments for these purposes include the following circumstances:

•	Prepayments in full — All of the receivables are prepayable at any time without penalty to the obligor.

•	Repurchases of the receivables by the seller — The seller may be required to repurchase a receivable from the trust if certain breaches of representations and warranties occur and the receivable is materially and adversely affected by the breach.

•	Repurchases of the receivables by the servicer — The servicer may be obligated to purchase a receivable from the trust if certain breaches of covenants occur or if the servicer extends or modifies the terms of a receivable beyond the April 2008 Monthly Distribution Date.

•	Partial prepayments, including those related to rebates of extended warranty contract costs and insurance premiums.

•	Liquidations of the receivables due to default.

•	Receipts of proceeds from physical damage, credit life and disability insurance policies.

•	Receivables repurchased by the seller or the servicer for administrative reasons.

       In light of the above considerations, there can be no assurance as to the amount of principal payments to be made on the Class A Notes or Class B Notes on each Monthly Distribution Date, since such amount will depend, in part, on the amount of principal collected on the receivables during the applicable Collection Period. Any reinvestment risks resulting from a faster or slower incidence of prepayment of receivables will be borne by the holders of the Class A Notes to the extent such holders are entitled to monthly payments of principal, and by the holders of the Variable Pay Term Notes and the Class B Notes. Such reinvestment risks include the risk that interest rates may be lower at the time such holders receive payments from the trust than interest rates would otherwise have been had such prepayments not been made or had such prepayments been made at a different time.

       Holders of notes should consider:

•	in the case of notes purchased at a discount, the risk that a slower than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield; and

•	in the case of notes purchased at a premium, the risk that a faster than anticipated rate of principal payments on the receivables could result in an actual yield that is less than the anticipated yield.

       For further discussion of the effect of prepayments of receivables on principal payments on the Class A Notes and the Class B Notes, see “Risk Factors — You May Experience Reinvestment Risk Because of Prepayments and May Suffer Opportunity Costs Because Targeted Scheduled Distribution Dates Are Not Assured”.

       If an Early Amortization Event occurs, the Revolving Period will end, no Additional Receivables will be purchased and no Variable Pay Term Notes will be issued and sold. Thus, on the Monthly Distribution Date following the occurrence of an Early Amortization Event, amounts deposited to the Principal Distribution Account will be applied to make principal payments on the Class A Notes sequentially, beginning with the Class A-1 Notes.

       No principal payments will be made at any time, including upon the occurrence and during the continuation of an Event of Default under the indenture:

•	of the Class A-2 Notes until the Class A-1 Notes have been paid in full;

•	of the Class A-3 Notes until the Class A-2 Notes have been paid in full;

•	of the Class A-4 Notes until the Class A-3 Notes have been paid in full;

•	of the Class A-5 Notes until the Class A-4 Notes have been paid in full; or

•	of the Class B Notes until the Class A-5 Notes and Variable Pay Term Notes have been paid in full.

       No distributions of principal of the certificates will be made until all the notes have been paid in full.

       As the rate of payment of principal may depend on the rate of payment (including prepayments) of the principal balance of the receivables, final distribution in respect of the notes could occur significantly earlier than the respective Final Scheduled Distribution Dates.

See “Description of the Notes — Payments of Principal of Class A Notes and Variable Pay Term Notes” and “— Payments of Principal of Class B Notes”.

       The Notes May Not Be Repaid on their Final Scheduled Distribution Dates. It is expected that final distribution on the notes will occur on or prior to their respective Final Scheduled Distribution Dates. Failure to make final payment of the notes on or prior to the respective Final Scheduled Distribution Dates would constitute an Event of Default under the indenture. See “Description of the Notes — Events of Default”. However, no assurance can be given that sufficient funds will be available to pay the notes in full on or prior to their respective Final Scheduled Distribution Dates. If sufficient funds are not available, final distribution on the notes could occur later than such dates.

DESCRIPTION OF THE NOTES

       The trust will issue the notes under an indenture to be dated as of October 1, 2000 (the “indenture”), between the trust and The Chase Manhattan Bank, as indenture trustee (the “indenture trustee”). A copy of the indenture will be available at the corporate offices of the indenture trustee and the Luxembourg Paying Agent. The following summary describes certain terms of the notes and the indenture. The summary is not a complete description of all the provisions of the notes and the indenture. We refer you to those provisions.

       The trust will issue on the Closing Date $906,000,000 aggregate principal amount of Class A-1 Floating Rate Asset Backed Notes (the “Class A-1 Notes”), $701,000,000 aggregate principal amount of Class A-2      % Asset Backed Notes (the “Class A-2 Notes”), $520,000,000 aggregate principal amount of Class A-3      % Asset Backed Notes (the “Class A-3 Notes”), $343,000,000 aggregate principal amount of Class A-4 Floating Rate Asset Backed Notes (the “Class A-4 Notes”), $159,722,000 aggregate principal amount of Class A-5 Floating Rate Asset

Backed Notes (the “Class A-5 Notes” and together with the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, the “Class A Notes”) and $97,397,000 aggregate principal amount of Class B      % Asset Backed Notes (the “Class B Notes”) pursuant to the indenture. The trust also will issue on the Closing Date $55,656,000 aggregate principal balance of Class C      % Asset Backed Certificates (the “Class C Certificates”) and $55,656,000 aggregate principal balance of Class D      % Asset Backed Certificates (the “Class D Certificates” and, together with the Class C Certificates, the “certificates” ). As provided herein, the trust may also issue, from time to time, Variable Pay Term Notes (the “Variable Pay Term Notes” and, together with the Class A Notes and the Class B Notes, the “notes”) pursuant to the indenture. The notes and the certificates are sometimes referred to herein as the “securities.” The Variable Pay Term Notes, the Class C Certificates and the Class D Certificates are not being offered hereby. The trust has not issued any debt prior to the Closing Date and will not issue any debt other than the securities described in this prospectus.

       A copy of the indenture has been filed as an exhibit to the Registration Statement filed with the Securities and Exchange Commission (the “Commission”). The following summary describes certain terms of the notes and the indenture. The summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the notes and the indenture.

Form of Registration

       The Class A Notes and Class B Notes will be available in book-entry form only through the facilities of The Depository Trust Company and through Clearstream and the Euroclear System, and investors will not be entitled to receive physical delivery of Definitive Notes except in limited circumstances. The Class A Notes and the Class B Notes are not issuable in bearer form. The Class A Notes and Class B Notes will be available in minimum denominations of $1,000 and in integral multiples thereof. Under the indenture, the indenture trustee will be appointed as the registrar (in such capacity, the “Registrar”) and transfer agent for the notes (in such capacity, together with each additional transfer agent for the notes appointed pursuant to the indenture, each a “Transfer Agent”) and will provide for the registration of notes and the registration of transfers of notes in the register maintained by it.

       Book Entry Procedures. Upon the issuance of the Class A Notes and Class B Notes (collectively, the “Global Notes”), DTC or its custodian will credit, on its internal system, the respective stated initial principal balance of the individual beneficial interests represented by such Global Notes to the accounts of persons who have accounts with DTC. Such accounts initially will be designated by or on behalf of the underwriters. Ownership of beneficial interests in Global Notes will be limited to persons who have accounts with DTC (“participants”) or persons who hold interests through participants. Ownership of beneficial interests in a Global Note will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

       The registered owner of the relevant Global Note will be the only person entitled to receive payments in respect of such notes represented by such Global Note, and the trust will be discharged by payment to, or to the order of, the registered owner of such Global Note in respect of each amount so paid. No person other than the registered owner of the relevant Global Note shall have any claim against the trust in respect of any payment due on that Global Note. Account holders or participants in Euroclear and Clearstream shall have no rights under the indenture with respect to such Global Notes held on their behalf by the Registrar as custodian for DTC, and DTC may be treated by the trust, the indenture trustee and any agent of the trust or the indenture trustee as the holder of such Global Notes for all purposes whatsoever.

       Payments of the principal of and interest on the Global Notes will be made to DTC or its nominee, as the registered owner thereof. Neither the trust, the indenture trustee, the Registrar nor any paying agent will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, beneficial ownership interests in the Global Notes or for any notice permitted or required to be given to holders of notes or any consent given or actions taken by DTC or its nominee as holder of the Global Notes. The trust expects that DTC or its nominee, upon receipt of any payment of principal or interest in respect of a Global Note representing any notes held by it or its nominee, will immediately credit participants’ accounts with payments in amounts proportionate to their respective interests in the principal balance of such Global Notes as shown on the records of DTC or its nominee. The trust also expects that payments by participants to owners of interests in such Global Note held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants.

       Transfers between participants will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. The laws of some jurisdictions require that certain persons take physical delivery of securities in physical form. Consequently, the ability to transfer beneficial interests in Global Notes to these persons may be limited. Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of a person having a beneficial interest in Global Notes to pledge the interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical note of the interest. Transfers between account holders in Euroclear and Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures.

       Subject to compliance with the transfer restrictions applicable to the Global Notes described above, cross-market transfers between DTC participants not holding for Euroclear or Clearstream, on the one hand, and, direct or indirect Euroclear or Clearstream account holders, on the other, will be effected in DTC in accordance with DTC rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, these cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in the system in accordance with its rules and procedures and within its established deadlines (Brussels time). Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in a Global Note in DTC, and making or receiving payment in accordance with normal procedures for a same-day funds settlement applicable to DTC. Clearstream and Euroclear account holders may not deliver instructions directly to the depositaries for Clearstream or Euroclear.

       Because of time zone differences, the securities account of a Euroclear participant or Clearstream customer purchasing an interest in a Global Note from another DTC participant will be credited during the securities settlement processing day (which must be a Business Day for Euroclear or Clearstream, as the case may be) immediately following the DTC settlement date and the credit of any transactions in interests in a Global Note settled during the processing day will be reported to the relevant Euroclear or Clearstream participant or customer on that day. Cash received in Euroclear or Clearstream participant or customer accounts as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant or customer to a DTC participant will be received on the DTC settlement date but will be available in the relevant Euroclear or Clearstream cash account only as of the Business Day following settlement in DTC.

       DTC has advised the trust that it will take any action permitted to be taken by a holder of the Global Notes (including the presentation of the applicable notes for exchange as described below) only at the direction of one or more participants to whose account with DTC interests in a

Global Note are credited and only in respect of that portion of the aggregate principal balance of such notes as to which the participant or participants has or have given direction.

       The giving of notices and other communications by DTC to participants, by participants to persons who hold accounts with them and by such persons to holders of beneficial interests in a Global Note will be governed by arrangements between them, subject to any statutory or regulatory requirements as may exist from time to time.

       DTC has advised the trust as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “Clearing Agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly ( “indirect participants”).

       Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the Notes among participants or customers of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures, and the procedures may be discontinued at any time. Neither the trust nor the indenture trustee will have any responsibility for the performance by DTC, Clearstream, Euroclear or their respective participants, customers or indirect participants of their respective obligations under the rules and procedures governing their operations.

       Payment of Funds. Except as described below, all payments will be made to the persons in whose names the Class A Notes and Class B Notes are registered at the close of business on the applicable Record Date. As to each holder of a Class A Note or Class B Note, such distributions will be made by the indenture trustee on behalf of the trust by wire transfer in immediately available funds to the account specified by such holder at a bank or other entity having appropriate facilities therefor, if such holder shall have provided the indenture trustee with wiring instructions not later than five Business Days prior to the related Monthly Distribution Date, or otherwise by check mailed to such holder. All payments made on a class of Class A Notes or Class B Notes will be allocated pro rata among the outstanding notes of such class based on their respective percentage interests in such class. “Cede & Co.” will be the registered holder of the Global Notes until Definitive Notes are issued in respect thereof. The final distribution on any Class A Note or Class B Note will be made only upon presentation and surrender of such note at the location that will be specified in a notice of the pendency of such final distribution.

       Definitive Notes. Except in the limited circumstances described in the next sentence, owners of beneficial interests in the Global Notes will not be entitled to have Global Notes registered in their names, will not receive or be entitled to receive a physical note and will not be considered “holders” of notes under the indenture. If (i) DTC notifies the trust that it is unwilling or unable to continue as depositary for the Global Notes or DTC, Euroclear or Clearstream ceases to be a “Clearing Agency” registered under the Exchange Act, and a successor depositary or clearing agency is not appointed by the indenture trustee within 90 days after receiving such notice, (ii) the administrator advises the indenture trustee that it elects to terminate the book-entry system or (iii) a majority of a class of notes advise the indenture trustee after the occurrence of an event of default or an event of servicing termination that continuation with the book-entry system is no longer in their bests interests, the trust will direct the Registrar to issue or cause to be issued securities in the form of Definitive Notes in exchange for the applicable Global Notes to the beneficial owners of such Global Notes in the manner set forth in the indenture.

       If Definitive Notes are issued, interest payments and any principal payments on the Definitive Notes will be made by wire transfer or by check mailed to the address of the holder as it appears on the Record Date on the register maintained by the Registrar, and no presentation of the holder’s Definitive Notes will be required for such holder to receive payment. The final payment on any Definitive Note, however, will be made only upon presentation and surrender of such Definitive Note at the office or agency specified in the notice of final distribution to noteholders, or at the corporate trust office of the Principal Paying Agent or any other paying agent appointed by the trust, on or after the Monthly Distribution Date or Quarterly Payment Date specified in such notice, so long as the presentation is made on a day that is a business day in the place of presentation. Banque Internationale à Luxembourg S.A., 69, route d’Esch, L-2953 Luxembourg has been appointed as a paying agent in Luxembourg for such purpose (the “Luxembourg Paying Agent”).

       In addition, upon maturity or payment of the final distribution thereon, such Definitive Notes may be presented for payment at the office of the Principal Paying Agent or the office of the Luxembourg Paying Agent up to two years after such maturity or final distribution. Thereafter, the indenture trustee may take appropriate steps to contact the remaining holders of the Class A Notes and Class B Notes regarding the surrender of their notes, and the cost thereof will be paid out of the funds held by the indenture trustee for the benefit of such holders. If a new Luxembourg Paying Agent is appointed, a notice thereof will be published in a newspaper of general circulation in Luxembourg (an “Authorized Newspaper”). It is expected that such publication would be made in the Luxemburger Wort.

       The Luxembourg Paying Agent also will act as a Transfer Agent with respect to the related Definitive Notes. At the option of the holder of a Class A Note or Class B Note, any Definitive Note may be transferred or exchanged for one or more other Class A Notes or Class B Notes of the same class in any denominations of like aggregate principal amount, subject to the minimum denomination requirements, upon surrender of the note to be transferred or exchanged at the office of the Registrar or the office of the Luxembourg Paying Agent. In exchange for any Definitive Notes properly presented for transfer, the Registrar will, within five business days of such request if made at the corporate trust office of the Registrar, or within ten Business Days if made at the office of the Luxembourg Paying Agent, authenticate and deliver at the corporate trust office of the Registrar or the office of the Luxembourg Paying Agent, as the case may be, one or more Definitive Notes in the amount being transferred and in such denominations as may be requested. Delivery may be made to the transferee by first-class mail at the risk of the transferee to such address as the transferee may request. The presentation for transfer of any Definitive Note will not be made unless made at the corporate trust office of the Registrar or the office of the Luxembourg Paying Agent by the registered holder in person, or by a duly authorized attorney-in-fact. No service charge will be imposed for any registration of transfer or exchange of a Definitive Note, but the Registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith or the expenses of delivery by other than regular mail (if any).

The Revolving Period

       During the Revolving Period, holders of the notes and certificates will receive payments of interest only. On each Monthly Distribution Date during the Revolving Period, after payment of the Servicing Fee, the Net Swap Payments, any termination payments relating to the Interest Rate Swaps, interest payable on the notes and certificates and any deposits to the Class A Quarterly Interest Funding Account, the trust will apply remaining funds available for distribution in an amount equal to the Principal Distribution Amount, together with any amounts on deposit in the Accumulation Account, to purchase from the seller Additional Receivables meeting the eligibility requirements described herein on each Monthly Distribution Date. Any portion of the Principal Distribution Amount which is not used to purchase Additional Receivables on a Monthly Distribution Date during the Revolving Period will be deposited to the Accumulation Account. As long as the targeted level of overcollateralization is maintained, collections remaining on any Monthly Distribution Date after the first 10 items listed under “Distributions on the Securities — Distributions — Priority of Payments” will be released to the seller.

       Each pool of Additional Receivables purchased on each Monthly Distribution Date during the Revolving Period will be purchased at the same discount from the outstanding balance thereof (94.63%) at which the trust purchased the initial pool of receivables on the Closing Date.

       The Revolving Period terminates on the Amortization Date and as of the Amortization Date the trust will be prohibited from purchasing Additional Receivables. During the Amortization Period, holders of the notes and certificates will be entitled to receive payments of principal in accordance with the priorities set forth in “Distributions on the Securities — Distributions — Priority in which the Trust Makes Principal Payments on the Notes and Certificates” below. The Amortization Date will occur upon the earlier of (1) the Scheduled Amortization Date and (2) the date on which an Early Amortization Event occurs. An “Early Amortization Event” will occur upon any of the following:

•	the Three-Month Rolling Average Delinquency Ratio exceeds 2.25%;

•	the Three-Month Rolling Average Realized Loss Ratio exceeds 1.75%;

•	the amount on deposit in the Reserve Account shall be less than 75% of the Specified Reserve Balance for three consecutive months;

•	after application of funds to the seller in consideration of Additional Receivables on any Monthly Distribution Date during the Revolving Period, the amount of unreinvested principal collections deposited to the Accumulation Account exceeds 1.00% of the aggregate principal balance of the receivables (with such principal balance being calculated as though all amounts deposited into the Accumulation Account had been invested in receivables and not including any reinvestment income);

•	the occurrence of an Event of Servicing Termination;

•	the occurrence of an Event of Default; and

•	an event of default or a termination event under one or more of the Interest Rate Swaps in which an election is made to terminate the swap and a failure to enter into a replacement Interest Rate Swap or Interest Rate Swaps on substantially similar terms with a replacement swap counterparty within 30 days after the date of such termination.

The occurrence of an Early Amortization Event is not an Event of Default.

Payments of Interest on Class A Notes and Variable Pay Term Notes

       General. The “Interest Rate,” the “Targeted Scheduled Distribution Date”and the “Final Scheduled Distribution Date” for each Subclass of the Class A Notes are set forth on the cover page hereof. The Class A-1 Notes, the Class A-4 Notes and the Class A-5 Notes will bear interest at floating rates based on three-month LIBOR or, in certain circumstances as described below, based on one-month LIBOR, and are referred to as the “Floating Rate Class A Notes”. The Class A-2 Notes and the Class A-3 Notes will bear interest at fixed rates and are referred to as “Fixed Rate Class A Notes.” The Variable Pay Term Notes that are issued will bear interest at a floating rate equal to one-month LIBOR plus a spread determined at the time of issuance not to exceed 1.50%.

       Calculation Agent for Floating Rate Class A Notes and Variable Pay Term Notes. The Chase Manhattan Bank will be appointed as the initial Calculation Agent. The Calculation Agent will determine LIBOR and the interest rates for the Floating Rate Class A Notes and the Variable

Pay Term Notes on each LIBOR Determination Date (in each case, at a rate per annum rounded, if necessary, to the nearest 1/100,000 of 1% (.0000001), with five one-millionths of a percentage point rounded upward). As soon as possible after 11:00 a.m. (London time) on each LIBOR Determination Date, but in no event later than 11:00 a.m. (London time) on the LIBOR Business Day immediately following each LIBOR Determination Date, the Calculation Agent will cause the interest rates for the next Interest Period and the amount of interest for such Interest Period payable in respect of each $100,000 principal amount of each Subclass of the Floating Rate Class A Notes (the “Floating Rate Class A Note Interest Amounts”) and each Variable Pay Term Note (the “Variable Pay Term Note Interest Amounts”) (in each case, rounded to the nearest cent, with half a cent being rounded upward) on the related Quarterly Payment Date or Monthly Distribution Date, as applicable to be communicated to the indenture trustee, DTC, Euroclear, Clearstream, any Paying Agent and, if required, the Luxembourg Stock Exchange.

       As required by the rules of the Luxembourg Stock Exchange, such information shall be published by the Calculation Agent in an Authorized Newspaper as soon as possible after its determination. If required, such publication is expected to be made in the Luxemburger Wort. The determination of the interest rates for the Floating Rate Class A Notes and the Variable Pay Term Notes, the Floating Rate Class A Note Interest Amounts and the Variable Pay Term Note Interest Amounts by the Calculation Agent shall (in the absence of manifest error) be final and binding upon all parties.

       The Calculation Agent will also specify to the indenture trustee the quotations upon which the interest rates for the Floating Rate Class A Notes and Variable Pay Term Note Interest Rates are based, and in any event the Calculation Agent shall notify the indenture trustee before 5:00 p.m. (London time) on each LIBOR Determination Date that either: (1) it has determined or is in the process of determining the Floating Rate Class A Note Interest Rates, the Variable Pay Term Note Interest Rates, the Floating Rate Class A Note Interest Amounts and the Variable Pay Term Note Interest Amounts or (2) it has not determined and is not in the process of determining such rates and amounts, together with its reasons therefor.

       The Calculation Agent may be removed by the indenture trustee at any time. If the Calculation Agent is unable or unwilling to act as such or is removed by the indenture trustee, or if the Calculation Agent fails to determine the Floating Rate Class A Note interest rates, the Variable Pay Term Note interest rate, the Floating Rate Class A Note Interest Amounts or the Variable Pay Term Note Interest Amounts for any Interest Period, the indenture trustee will promptly appoint as a replacement Calculation Agent a leading bank which is engaged in transactions in Eurodollar deposits in the international Eurodollar market and which does not control or is not controlled by or under common control with the seller or its affiliates. The Calculation Agent may not resign its duties without a successor having been duly appointed.

       Interest on the Floating Rate Class A Notes. Interest on each Subclass of the Floating Rate Class A Notes will accrue at the applicable interest rate set forth on the cover page hereof and, except as described below, will be payable to the holders of each Subclass of the Floating Rate Class A Notes on the fifteenth day of each January, April, July and October (or, if such day is not a Business Day, the next Business Day) (each, a “Quarterly Payment Date” ). Except as described below, interest on each Subclass of Class A Notes will accrue during each Quarterly Interest Period on the outstanding principal balance as of the preceding Quarterly Payment Date or, until the first Quarterly Payment Date, as of the Closing Date, in each case until such Subclass is paid in full.

•	If any Subclass of the Floating Rate Class A Notes is not paid in full on its Targeted Scheduled Distribution Date, then on such Targeted Scheduled Distribution Date, interest on such Subclass will begin to accrue during each Monthly Interest Period and be paid on each Monthly Distribution Date thereafter at an interest rate equal to one-month LIBOR plus the spread indicated on the cover page of this prospectus. “Monthly Distribution

Date” means the fifteenth day of each month or the next Business Day thereafter if the 15th day is not a Business Day.

•	If an Early Amortization Event occurs or if the notes are accelerated due to an Event of Default, then on the Monthly Distribution Date following the Early Amortization Event or acceleration of the notes (unless the Early Amortization Event or acceleration of the notes occurred within two London banking days prior to a Monthly Distribution Date, in which case beginning on the next following Monthly Distribution Date), interest on each Subclass of Floating Rate Class A Notes will accrue during each Monthly Interest Period and, in the case of an Early Amortization Event, will be paid on each Monthly Distribution Date thereafter at an interest rate equal to one-month LIBOR plus the spread indicated on the cover page of this prospectus.

       Deposits to the Class A Quarterly Interest Funding Account. On each Monthly Distribution Date (including any Quarterly Payment Date), the trust will deposit an amount into the Class A Quarterly Interest Funding Account equal to the Accrued Fixed Rate Payments on the Quarterly Pay Floating Rate Class A Note Interest Rate Swaps. On each Quarterly Payment Date, the trust will also make any Net Swap Payments from, and deposit any Net Swap Receipts into, the Class A Quarterly Interest Funding Account that relate to the Quarterly Pay Floating Rate Class A Note Interest Rate Swaps. After giving effect to such deposits and withdrawals on Quarterly Payment Dates, funds accumulated in the Class A Quarterly Interest Funding Account will be paid as quarterly interest payments to the holders of the Floating Rate Class A Notes that receive interest payments on Quarterly Payment Dates. For further information on the Class A Quarterly Interest Funding Account and the Interest Rate Swaps, see “— Interest Rate Swaps” below.

       If any of the Quarterly Pay Floating Rate Class A Note Interest Rate Swaps have been terminated, and no replacement swap has been entered into, the Class A Quarterly Interest Funding Account Deposit Amount will change, and the amount deposited into the Class A Quarterly Interest Funding Account on each Monthly Payment Date with respect to such swap and the related Subclass will be equal to the amount of interest accrued on such Subclass during the Monthly Interest Period preceding such Monthly Payment Date.

       Interest on the Fixed Rate Class A Notes. Interest on the Fixed Rate Class A Notes will accrue for each Interest Period at the rate specified on the cover page of this prospectus on the outstanding principal balance as of the preceding Monthly Distribution Date, or with respect to the first Monthly Distribution Date, as of the Closing Date until such Fixed Rate Class A Notes are paid in full. Interest on the Fixed Rate Class A Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

       Interest on the Variable Pay Term Notes. Interest on the Variable Pay Term Notes will accrue during each Interest Period at the interest rate determined at the time of issuance, and will be payable monthly on each Monthly Distribution Date based on their principal balances as of the preceding Monthly Distribution Date, or with respect to the first Monthly Distribution Date following the date of issuance, from the date of issuance.

       Interest will be calculated on the basis of the actual number of days elapsed during the applicable Interest Period and a 360-day year.

       Priority of Interest Payments on the Class A Notes and Variable Pay Term Notes. The trust will make interest payments on the Monthly Pay Class A Notes and on the Variable Pay Term Notes along with any termination payments on the Interest Rate Swaps and any deposits into the Class A Quarterly Interest Funding Account on each Monthly Distribution Date from the collections on the receivables deposited into the Collection Account during the preceding Collection Period, from the Reserve Account and the Payahead Account, from Servicer Collections Advances, from Net Swap Receipts from the Variable Pay Term Notes Interest Rate Swap and from any Monthly Pay Interest Rate Swaps and from any swap termination payments paid by the swap counterparties after payment to the servicer of any unreimbursed Servicer Collections Advances and after the payment of the Servicing Fee and Net Swap Payments.

       Interest on the Monthly Pay Class A Notes and the Variable Pay Term Notes, Deposits to the Class A Quarterly Interest Funding Account and any Swap Termination Payments will be paid Pro Rata if the Trust Does Not Have Enough Funds Available to Pay all such Amounts. If, on any Monthly Distribution Date, the amounts available (1) to make the deposit of the Class A Quarterly Interest Funding Account Deposit Amount into the Class A Quarterly Interest Funding Account, (2) to pay interest payments on the Variable Pay Term Notes and any Monthly Pay Class A Notes, and (3) to pay termination payments under the Interest Rate Swaps are insufficient to make the full amount of such payments or deposits, amounts will be allocated to such payments or deposits pro rata:

•	first, based on the principal amounts of the Quarterly Pay Class A Notes, the Monthly Pay Class A Notes and the Variable Pay Term Notes and the amount of any swap termination payments, respectively; and

•	second, to the extent any Class A Quarterly Interest Funding Account Deposit Amount, accrued interest on the Monthly Pay Class A Notes and Variable Pay Term Notes or swap termination payments remain unpaid after such allocation is made, ratably based on the amounts of such deposit or payment.

       Interest payments on the Monthly Pay Class A Notes and Variable Pay Term Notes, the deposit of the Class A Quarterly Interest Funding Account Deposit Amount into the Class A Quarterly Interest Funding Account and swap termination payments are senior to interest payments on the Class B Notes and on the certificates, and no interest on the Class B Notes or on the certificates will be paid on any Monthly Distribution Date until interest due the Class A Notes and the Variable Pay Term Notes and any payments due and payable to the swap counterparties on such Monthly Distribution Date have been paid in full and the Class A Quarterly Interest Funding Account Deposit Amount has been made into the Class A Quarterly Interest Funding Account.

       Event of Default. If the full amount of interest due on the Class A Notes or the Variable Pay Term Notes is not paid by the fifth day following the related Monthly Distribution Date, an Event of Default under the Indenture will occur. For a further discussion on Events of Default under the Indenture and payments thereunder, see “— Events of Default” below.

Payments of Principal of Class A Notes and Variable Pay Term Notes

       During the Revolving Period, amounts allocable to principal payments on the notes and certificates will be applied to purchase Additional Receivables. No payments of principal on the Class A Notes will be made during the Revolving Period. In addition, no Variable Pay Term Notes will be issued during the Revolving Period. Upon the occurrence of an Early Amortization Event, the Revolving Period will terminate and the Class A Notes will be entitled to receive monthly payments of principal in accordance with the priorities set forth herein. For further discussion of the application of principal during the Revolving Period and the Amortization Period, see “— The Revolving Period” above.

       General. Payments of principal of the Class A Notes and Variable Pay Term Notes will be senior to payments of principal of the Class B Notes and certificates. Payments allocable to principal on the Class A Notes and the Variable Pay Term Notes will be made pursuant to the priority of payments described herein. No principal payments will be made on a Subclass of Class A Notes at any time, including upon the occurrence and during the continuation of an Event of Default under the indenture, until all Subclasses of Class A Notes having a lower numerical designation have been paid in full.

       On each Monthly Distribution Date during the Amortization Period, the trust will make principal payments on the Variable Pay Term Notes from amounts on deposit in the Principal Distribution Account allocable to the Variable Pay Term Notes. On each Monthly Distribution Date which is a Targeted Scheduled Distribution Date or on which a Subclass of Class A Notes which has reached or passed its Targeted Scheduled Distribution Date is still outstanding, the trust will make principal payments on such Subclass of Class A Notes from any proceeds of issuance of Variable Pay Term Notes, any amounts on deposit in the Accumulation Account and any amounts on deposit in the Principal Distribution Account allocable to such Subclass of Class A Notes. If the trust issues Variable Pay Term Notes on a Targeted Scheduled Distribution Date, the trust will apply amounts on deposit in the Principal Distribution Account on such date as principal payments first to the outstanding Variable Pay Term Notes until such notes are paid in full and then to the Subclass or Subclasses of Class A Notes that have reached or passed their Targeted Scheduled Distribution Dates and, thereafter, the trust will make principal payments on such Subclass or Subclasses of Class A Notes from amounts on deposit in the Accumulation Account and VPTN Proceeds Account. On each Monthly Distribution Date (other than a Monthly Distribution Date which is also a Targeted Scheduled Distribution Date upon which the trust issues Variable Pay Term Notes) upon which principal is payable on the Class A Notes, the trust will make principal payments on the Class A Notes along with principal payments on any Variable Pay Term Notes pro rata (based on the principal balances of all the outstanding Class A Notes and all the outstanding Variable Pay Term Notes) from amounts on deposit in the Principal Distribution Account. If, on any Monthly Distribution Date, none of the outstanding Subclasses of Class A Notes have reached or passed their Targeted Scheduled Distribution Dates and no Variable Pay Term Notes are outstanding, amounts otherwise allocable to principal payments on that Monthly Distribution Date will be deposited into the Accumulation Account. For further discussion of the application of principal, see “Distributions on the Securities — Distributions — Priority in Which the Trust Makes Principal Payments on the Notes and Certificates” and “— Events of Default” below.

       Funds in the Reserve Account will not be used to make any payments of principal on a Targeted Scheduled Distribution Date solely for the purpose of paying the principal payment of a Class A Note on its Targeted Scheduled Distribution Date. No payments of principal will be made on the Class B Notes or on the certificates until the Class A Notes and Variable Pay Term Notes are paid in full.

       Failure to Pay Principal in Full on the Targeted Scheduled Distribution Dates. If any Subclass or Subclasses of Class A Notes are not paid in full on their Targeted Scheduled Distribution Date (as described under “— Variable Pay Term Notes” below), on each Monthly Distribution Date thereafter (other than a Monthly Distribution Date which is also a Targeted Scheduled Distribution Date upon which the trust issues Variable Pay Term Notes), until the date such Subclass or Subclasses of Class A Notes are paid in full, amounts on deposit in the Principal Distribution Account will be allocated between the Class A Notes and the Variable Pay Term Notes pro rata, on the basis of the total principal amount of all Class A Notes outstanding and the total principal amount of all Variable Pay Term Notes outstanding, and the portion allocated to the Class A Notes will be applied to such Subclass or Subclasses. If on any Monthly Distribution Date thereafter such Subclass or Subclasses of Class A Notes have not been paid in full and the trust is able to issue Variable Pay Term Notes, such Variable Pay Term Notes will be issued in an aggregate amount sufficient to pay, each in its entirety, one or more of the Subclasses of Class A Notes that has reached or passed its Targeted Scheduled Distribution Date. If each such Subclass of Class A Notes is paid in full on such Monthly Distribution Date, on each Monthly Distribution Date thereafter, until the next Targeted Scheduled Distribution Date, amounts available to make principal payments will be applied to make payments of principal on the outstanding Variable Pay Term Notes.

       Payments on the Class A Notes will be made sequentially, such that no principal payments will be made on any Subclass of Class A Notes until all Subclasses of Class A Notes with a lower numerical designation have been paid in full. Principal payments to be made on the Variable Pay Term Notes will be applied to the Variable Pay Term Notes in the order in which they were issued, such that the earliest issued Variable Pay Term Notes will be paid in full before any principal payments are made on any later issued Variable Pay Term Notes.

       It is unlikely that there will be sufficient funds to pay a Subclass of Class A Notes on its Targeted Scheduled Distribution Date if the trust is not able to issue Variable Pay Term Notes on that Targeted Scheduled Distribution Date. See “— Variable Pay Term Notes” below.

       Final Scheduled Distribution Dates. The outstanding principal balance of each Subclass of Class A Notes and each Variable Pay Term Note will be due and payable in full on its Final Scheduled Distribution Date in an amount equal to 100% of the principal balance outstanding on such date. The actual date on which the trust pays the outstanding principal balance of any Subclass of Class A Notes in full may be earlier or later than the applicable Final Scheduled Distribution Date based on a variety of factors, including those described under “Maturity and Prepayment Considerations”, the ability of the trust to issue Variable Pay Term Notes and whether the trust effects an Optional Redemption. See “Risk Factors — Changing Characteristics of the Receivables Pool During the Revolving Period Could Result in Faster or Slower Repayments or Losses on Your Notes”, “— An Event of Default May Cause Prepayments, Potential Losses and Change of Priority of Payment of Principal”, “Distributions on the Securities — Priority of Payments May Change Upon an Event of Default Under the Indenture” and “— Optional Redemption” . Although failure to pay the full principal amount of a Subclass of Class A Notes on the applicable Final Scheduled Distribution Date will be an Event of Default, failure to pay a Subclass of Class A Notes on its Targeted Scheduled Distribution Date will not result in an Event of Default.

Variable Pay Term Notes

       The Variable Pay Term Notes are not being offered by this prospectus. All Variable Pay Term Notes will be privately placed and will bear interest at one-month LIBOR plus a spread determined at the time of issuance which shall not exceed 1.50%. No Variable Pay Term Note will be issued during the Revolving Period, after the occurrence of an Early Amortization Event or after an Event of Default.

       The trust will issue Variable Pay Term Notes on each Targeted Scheduled Distribution Date and use the proceeds to make payments of principal on one or more of the Subclasses of Class A Notes that have been targeted for payment on or before that date provided that one or more purchasers of the Variable Pay Term Notes can be located and the conditions specified in the paragraph below are satisfied. If the trust is unable to issue Variable Pay Term Notes on any Targeted Scheduled Distribution Date, the trust will issue Variable Pay Term Notes on the first Monthly Distribution Date thereafter on which Ford Credit as administrator has located purchasers and the conditions to issuance are met. Each issuance of the Variable Pay Term Notes will have an aggregate principal amount not exceeding the difference between (1) the outstanding principal balance of the Subclass or Subclasses of the Class A Notes that have reached or passed their Targeted Scheduled Distribution Dates and (2) the amounts (exclusive of investment earnings) that remain on deposit in the Accumulation Account and Principal Distribution Account, if any, that are allocable to such Subclass or Subclasses of Class A Notes.

       The conditions that must be satisfied for the issuance of Variable Pay Term Notes are:

•	both before and after giving effect to the issuance of Variable Pay Term Notes and to the application of such proceeds and any amounts on deposit in the Accumulation Account and in the Principal Distribution Account, the aggregate principal balance of the receivables minus the Yield Supplement Overcollateralization Amount must be equal to or greater than the aggregate outstanding balance of the Class A Notes, Variable Pay Term Notes, Class B Notes, Class C Certificates and Class D Certificates;

•	the aggregate amount of the proceeds of the issuance and sale of the Variable Pay Term Notes on such Monthly Distribution Date (including any related Servicer Liquidity Advances) will be sufficient, when taken together with amounts on deposit in the Principal Distribution Account that are allocable to principal payments on the Class A Notes and the amounts on deposit in the Accumulation Account, to repay, each in its entirety, one or more of the Subclasses of Class A Notes that have reached or passed their Targeted Scheduled Distribution Dates:

•	the Variable Pay Term Notes must be rated “AAA” and “Aaa” by S&P and Moody’s, respectively;

•	the interest rate swap agreements must be in full force and effect with respective notional amounts equal to (1) with respect to each of the Floating Rate Class A Note Interest Rate Swaps, the aggregate principal amount of the related Subclass of Floating Rate Class A Notes and (2) with respect to the Variable Pay Term Notes Interest Rate Swap, the aggregate principal balance of the Variable Pay Term Notes to be issued and all other outstanding Variable Pay Term Notes;

•	no Early Amortization Event shall have occurred;

•	no Event of Servicing Termination shall have occurred and be continuing;

•	no Event of Default under the indenture shall have occurred and be continuing;

•	the purchase price of the Variable Pay Term Notes must be equal to par; and

•	the interest rates on the Variable Pay Term Notes must be equal to one-month LIBOR plus a spread not greater than 1.50%.

       Ford Credit, as administrator, has agreed to use reasonable efforts to locate purchasers for the Variable Pay Term Notes if the above conditions are met. If the conditions are met and one or more purchasers have agreed to purchase the Variable Pay Term Notes, the trust will issue the Variable Pay Term Notes on the Targeted Scheduled Distribution Date. No person or entity, however, is obligated to purchase any Variable Pay Term Notes or any interest therein. As a result, there can be no assurance that any Variable Pay Term Notes will be sold on any Targeted Scheduled Distribution Date or that the proceeds from any sale of any such Variable Pay Term Notes will be sufficient to pay a Subclass of Class A Notes in full on its Targeted Scheduled Distribution Date. See “Risk Factors — Failure to Sell Variable Pay Term Notes Will Result in Class A Notes Not Being Paid in Full on Their Targeted Scheduled Distribution Dates”.

       If, on any Monthly Distribution Date on which the trust is permitted to issue Variable Pay Term Notes, the seller has a binding agreement with a purchaser for the purchase of a Variable Pay Term Note but the servicer determines that the proceeds from that sale will not be received in time to make the intended principal payment on the Class A Notes on that Monthly Distribution Date, the servicer may, in its sole discretion, make a liquidity advance (a “Servicer Liquidity Advance” ) to the trust in an amount equal to such proceeds if it determines, in its sole discretion, that it has received reasonable assurances from the purchaser of the Variable Pay Term Note to the effect that the full amount of the proceeds will be delivered to the trust within two Business Days of that Monthly Distribution Date. Servicer Liquidity Advances will be deposited into the VPTN Proceeds Account. If the servicer makes a Servicer Liquidity Advance, it will be reimbursed for such amount upon receipt by the trust of the purchase price of the Variable Pay Term Note, and will be deemed to be the holder of the Variable Pay Term Note and will be entitled to all payments allocable to the Variable Pay Term Note, including interest, until the purchase price for the interest in the Variable Pay Term Note is received from the purchaser and paid to the servicer. See “Distributions on the Securities — Distributions”.

Interest Rate Swaps

       Generally. On the Closing Date, the trust will enter into interest rate swaps to hedge the floating interest rate on the Floating Rate Class A Notes with Deutsche Bank AG, acting through its New York Branch as the swap counterparty. A separate interest rate swap (each, a “Floating Rate Class A Note Interest Rate Swap”) will be entered into with respect to each Subclass of the Floating Rate Class A Notes and will remain in effect so long as any portion of the related Subclass remains outstanding. Each Floating Rate Class A Note Interest Rate Swap will have an initial notional amount equal to the principal balance of the applicable Subclass of Floating Rate Class A Notes on the Closing Date. The notional amount on each Floating Rate Class A Note Interest Rate Swap will decrease by the amount of any principal payments on the applicable Subclass. In addition, on the Closing Date, the trust will enter into an interest rate swap (the “Variable Pay Term Notes Interest Rate Swap” and, together with the Floating Rate Class A Note Interest Rate Swap, the “Interest Rate Swaps”) with Deutsche Bank AG, acting through its New York Branch, as swap counterparty, to hedge the floating rate interest that will accrue on the Variable Pay Term Notes. The trust will not be permitted to issue Variable Pay Term Notes unless all the Floating Rate Class A Note Interest Rate Swaps and the Variable Pay Term Notes Interest Rate Swap are in effect.

       The information in the next subsection has been provided by the swap counterparty for use in this prospectus. Except for the next paragraph, the swap counterparty has not prepared and does not accept responsibility for this prospectus. No representation is made by the servicer, the seller or any of their affiliates as to the accuracy or completeness of such information.

       Deutsche Bank AG, acting through its New York Branch, as swap counterparty

       Deutsche Bank AG, acting through its New York Branch. Deutsche Bank AG New York Branch (the “Branch”), a branch of Deutsche Bank Aktiengesellschaft (“Deutsche Bank AG”), was established in 1978 and is licensed by the New York Superintendent of Banks. Its office is currently located at 31 West 52nd Street, New York, NY 10019. The Branch is examined by the New York State Banking Department and is subject to the banking laws and regulations applicable to a foreign bank that operates a New York branch. The Branch is also examined by the Federal Reserve Bank of New York.

       Deutsche Bank AG and the Deutsche Bank Group. Pursuant to the law on the Regional Scope of Credit Institutions, Deutsche Bank, the predecessor to Deutsche Bank Aktiengesellschaft, (“Deutsche Bank AG”) founded in 1870, was split into three regional banks in 1952. The present day Deutsche Bank AG originated from the merger of Norddeutsche Bank Aktiengesellschaft, Hamburg, Deutsche Bank Aktiengesellschaft West, Düsseldorf and Süddeutsche Bank Aktiengesellschaft, Munich. The merger and the name were entered in the Commercial Register of the District Court, Frankfurt am Main, on 2 May 1957. Deutsche Bank AG is a banking company with limited liability incorporated under the laws of Germany under registration number HRB 30 000. Deutsche Bank AG has its registered office at Taunusanlage 12, D-60325 Frankfurt am Main.

       Deutsche Bank AG is the parent company of a group consisting of banks, capital market companies, fund management companies, mortgage banks and a property finance company, installment financing and leasing companies, insurance companies, research and consultancy companies and other domestic and foreign companies (the “Deutsche Bank Group”1). Deutsche

[1]	There are non-consolidated subsidiaries of Deutsche Bank AG whose assets amounted to roughly 0.2% of the aggregate balance sheet total as at December 1999. Owing to their minor importance for the assets and income situation of Deutsche Bank Group, these companies are not included in the consolidated statement of accounts.

Bank Group has over 2,200 branches and offices engaged in banking business and other financial business worldwide.

       The objectives of Deutsche Bank AG, as laid down in its Articles of Association, are the transaction of banking business of every kind, the provision of financial and other services and the promotion of international economic relations. Deutsche Bank AG may realize these objectives itself or through subsidiaries and affiliated companies. To the extent permitted by law, Deutsche Bank AG is entitled to transact all business and to take all steps which appear likely to promote its objectives, in particular to acquire and dispose of real estate, to establish branches at home and abroad, to acquire, administer and dispose of interests in other enterprises, and to conclude enterprise agreements.

       As of 30 June, 2000, the subscribed share capital of Deutsche Bank AG amounted to E1,572,716,856.20 consisting of E614,342,520 shares of no par value. The shares are fully paid up and in registered form. The shares are listed for trading and official quotation on all the German Stock Exchanges. They are also listed on the Stock Exchanges in Amsterdam, Antwerp, Brussels, London, Luxembourg, Paris, Tokyo, Vienna and the Swiss Stock Exchange.

       The long-term senior debt of Deutsche Bank AG has been assigned a rating of AA by Standard & Poor’s (“S&P”), Aa3 (outlook: positive) by Moody’s Investors Service and AA by Fitch. The short-term senior debt of Deutsche Bank AG has been assigned a rating of A-1+ by Standard & Poor’s (“S&P”), P-1 by Moody’s Investors Service and F1+ by Fitch. A credit rating may be subject to revision, suspension or withdrawal at any time by the rating organization.

       As of 30 June, 2000, based on International Accounting Standards, Deutsche Bank Group had total assets of E925.6 billion, total loans and advances to customers of E388.7 billion, amounts owed to other depositors of E338.2 billion, liabilities evidenced by paper of E168.2 billion and capital and reserves of E26.3 billion. International Accounting Standards may not conform to generally accepted accounting principles applied by United States banks.

       Deutsche Bank AG will provide without charge to each person to whom this Memorandum is delivered, upon the written or oral request of such person a copy of the most recent Annual Report of Deutsche Bank AG, which contains the consolidated statements of Deutsche Bank AG and the most recent Interim Report of Deutsche Bank showing unaudited figures. The Interim Reports of Deutsche Bank which are made available are for purposes of information only. Written requests should be directed to: Deutsche Bank AG New York Branch, 31 West 52nd Street, New York, NY 10019, Attention: Management.

       Litigation or Arbitration Proceedings Relating to Deutsche Bank AG. No court or arbitration proceedings which could have a significant effect on the financial condition of the Bank, or had such an effect in the last two years, have been pending, and the Bank is not aware, to the best of its knowledge, of any such proceedings now pending or threatened.

       Since June of 1998, several purported class and individual actions have been filed with various U.S. Courts against Deutsche Bank AG and other banks with regard to events that occurred during the period of the “Third Reich”, between 1933 and 1945. The plaintiffs seek the release of accounting records, the creation of an endowment (trust), restitution, disgorgement of profits, and compensatory and punitive damages in an amount to be determined at trial. Deutsche Bank AG believes that the actions filed are not permissible class actions, that the claims are without merit, and that they will not have a material adverse effect on the financial condition of Deutsche Bank AG presented in this prospectus.

       Terms of the Interest Rate Swaps

       Quarterly Pay Floating Rate Class A Note Interest Rate Swaps. Except as described below under “— Monthly Pay Floating Rate Class A Note Interest Rate Swaps,” under each Floating Rate Class A Note Interest Rate Swap, (1) on each Quarterly Payment Date, the trust will be obligated to pay to the swap counterparty interest accrued during the Quarterly Interest Period preceding such Quarterly Payment Date at the Fixed Class A Interest Rate Swap Rates described below and (2) the swap counterparty will be obligated to pay to the trust the amount of interest accrued during the Quarterly Interest Period preceding such Quarterly Payment Date at an interest rate equal to three-month LIBOR plus the spread on the related Subclass of the Floating Rate Class A Notes, in each case on a notional amount equal to the outstanding balance of the related Subclass of the Floating Rate Class A Notes.

       The interest rates applicable to the fixed payments to be made by the trust on the Quarterly Pay Floating Rate Class A Note Interest Rate Swaps on Quarterly Payment Dates (the “Fixed Class A Interest Rate Swap Rates”) are as set forth in the table below.

Fixed Class A
Interest Rate
Swap	Swap Rate

Class A-1 Note Interest Rate Swap	•	%

Class A-4 Note Interest Rate Swap	•	%

Class A-5 Note Interest Rate Swap	•	%

       On each Monthly Distribution Date, the indenture trustee will deposit, in accordance with the priorities described under “Distributions on the Securities-Distributions — Priority of Payments,” the sum of the Accrued Fixed Rate Payments on each of the Quarterly Pay Floating Rate Class A Note Interest Rate Swaps. With respect to any Monthly Distribution Date, the “Accrued Fixed Rate Payments” will be equal to the total amount accrued at the applicable Fixed Class A Interest Rate Swap Rate on the notional amount of each Quarterly Pay Floating Rate Class A Note Interest Rate Swap during the applicable Monthly Interest Period. The amount of the Accrued Fixed Rate Payments will be calculated as described below under “— Calculation of Interest Accrued on the Interest Rate Swaps.”

       Monthly Pay Floating Rate Class A Note Interest Rate Swaps. In the event that any Subclass of Floating Rate Class A Notes is not paid in full on its Targeted Scheduled Distribution Date and provided an Early Amortization Event or an Event of Default resulting in acceleration of the notes, has not occurred prior to such Targeted Scheduled Distribution Date, the frequency of payments, the Fixed Class A Interest Rate Swap Rate and the LIBOR Index Maturity on the related Floating Rate Class A Note Interest Rate Swap will change, and the floating rates payable by the swap counterparties will no longer include the applicable spread. On any Targeted Scheduled Distribution Date on which the related Subclass of Floating Rate Class A Notes is not paid in full (1) the trust will be obligated to pay to the swap counterparty the interest accrued during the period beginning on the last Quarterly Payment Date and ending on such Targeted Scheduled Distribution Date at a fixed rate equal to the applicable Fixed Class A Interest Rate Swap Rate and (2) the swap counterparty will be obligated to pay to the trust the amount of interest accrued during the period beginning on the last Quarterly Payment Date and ending on such Targeted Scheduled Distribution Date at an interest rate equal to three-month LIBOR plus the spread on the related Subclass of Floating Rate Class A Notes, in each case on a notional amount equal to the outstanding balance of the applicable Subclass of Floating Rate Class A Notes. On each Monthly Distribution Date thereafter until the related Subclass of Class A Notes is paid in full, (1) the trust will be obligated to pay to the swap counterparty the interest accrued during the preceding Monthly Interest Period at a fixed rate of      % and (2) the swap counterparty will be obligated to pay to the trust the amount of interest accrued during the preceding Monthly Interest Period at an interest rate equal to one-month LIBOR, in each case on a notional amount equal to the outstanding balance of the applicable Subclass of Floating Rate Class A Notes.

       In addition, if an Early Amortization Event occurs or an Event of Default that results in an acceleration of the notes occurs, the amount and frequency of payments and the LIBOR Index Maturity of the related Floating Rate Class A Note Interest Rate Swap will change for each Subclass of Quarterly Pay Class A Notes. On the Monthly Distribution Date relating to the LIBOR Determination Date immediately following the date on which an Early Amortization Event or an acceleration of the notes occurs, under each affected Floating Rate Class A Note Interest Rate Swap, (1) the trust will be obligated to pay to the swap counterparty the interest accrued during the period beginning on the last Quarterly Payment Date and ending on such Monthly Distribution Date at the applicable Fixed Class A Interest Rate Swap Rate and (2) the swap counterparty will be obligated to pay to the trust the amount of interest accrued during the period beginning on the last Quarterly Payment Date and ending on such Targeted Scheduled Distribution Date at an interest rate equal to three-month LIBOR plus the spread applicable to such Subclass of Floating Rate Class A Notes, in each case on a notional amount equal to the outstanding balance of the applicable Subclass of Floating Rate Class A Notes. On each Monthly Distribution Date thereafter until such Subclass of Floating Rate Class A Notes is paid in full, (1) the trust will be obligated to pay to the swap counterparty the interest accrued during the preceding Monthly Interest Period at the respective Fixed Class A Interest Rate Swap Rates on the related Floating Rate Class A Note Interest Rate Swap and (2) the swap counterparty will be obligated to pay to the trust the amount of interest accrued during the preceding Monthly Interest Period at an interest rate equal to one-month LIBOR plus the spread applicable to such Subclass of Floating Rate Class A Notes, in each case on a notional amount equal to the outstanding balance of the applicable Subclass of Floating Rate Class A Notes.

       Variable Pay Term Notes Interest Rate Swap. Under the Variable Pay Term Notes Interest Rate Swap, on each Monthly Distribution Date, the trust will be obligated to pay to the swap counterparty a fixed rate of      % and the swap counterparty will be obligated to pay to the trust one-month LIBOR on the notional amount applicable on such Monthly Distribution Date. The notional amount of the Variable Pay Term Notes Interest Rate Swap will be equal to zero on the Closing Date, and will increase by the principal amount of any Variable Pay Term Notes that are issued and will decrease by the amount of any principal payments made on the Variable Pay Term Notes. For further discussion of conditions to issuance of the Variable Pay Term Notes, see “— Variable Pay Term Notes” above.

       Calculation of Interest Accrued on the Interest Rate Swaps. The amounts of the payments due on, or accrued as of, any Monthly Distribution Date will be calculated for each of the Interest Rate Swaps as described below.

•	With respect to the fixed payments payable by the trust, interest will accrue on the applicable notional amount on a “30/360” basis from and including the 15th day of the previous month to but excluding the 15th day of the current month or, in the case of the first Monthly Distribution Date, the period from and including the Closing Date to but excluding November 15, 2000. This means that the fixed rate interest accrued on each of the Interest Rate Swaps will be equal to the product of (1) the notional amount, (2) the fixed rate applicable to such payment and (3) 30 days (or 90 days, in the case of a determination of the amount of interest accrual in any quarterly period) divided by 360.

•	With respect to the floating rate payments payable by the swap counterparty, interest will accrue on the applicable notional amount on an “actual/360” basis from the previous Monthly Distribution Date or Quarterly Payment Date, as applicable, to the current

Monthly Distribution Date or Quarterly Payment Date, as applicable. This means that the interest payable by the swap counterparty on each of the Interest Rate Swaps will be equal to the product of (1) the notional amount, (2) the floating interest rate applicable to such payment and (3) the actual number of days during the related Monthly Interest Period or Quarterly Interest Period, as applicable, divided by 360.

       Termination of Interest Rate Swaps; Termination Payment. The obligations of the trust under the Interest Rate Swaps are secured under the indenture. The obligations of the swap counterparty under the Interest Rate Swaps are unsecured. However, in the event a swap counterparty’s long-term senior unsecured debt ceases to be rated at the level required by the Rating Agencies to maintain the then-current ratings on the Class A Notes and Variable Pay Term Notes, such swap counterparty will be obligated, within 30 calendar days of the date on which the swap counterparty’s ratings fall below the required ratings or are withdrawn or suspended, either to (a) post collateral, (b) arrange for a substitute swap counterparty acceptable to the trust to assume the rights and obligations of the swap counterparty under its respective Interest Rate Swaps, or (c) establish other arrangements necessary, if any, to secure its obligations under its respective Interest Rate Swaps, in any case so that the Rating Agencies confirm the ratings of the Class A Notes and Variable Pay Term Notes that were in effect immediately prior to the change in the rating of the swap counterparty. If the swap counterparty fails to take such action, the trust may elect to terminate the Interest Rate Swap.

       Upon the occurrence of any event of default specified in an Interest Rate Swap, the non-defaulting party may elect to terminate the Interest Rate Swap. These events include failure to make payments due under such Interest Rate Swap and the occurrence of certain bankruptcy and insolvency events.

       An Interest Rate Swap may also be terminated upon the occurrence of a termination event other than an event of default. These termination events include (1) illegality, (2) an acceleration of the notes resulting from a payment default under the indenture, (3) an acceleration of the notes following a covenant default under the indenture and the consent by the Controlling Class of notes to a sale by the indenture trustee for the trust’s assets or (4) the making of an amendment to the Receivables Transfer and Servicing Agreements or to the indenture that affects the Interest Rate Swap without the consent of the swap counterparty, which consent will not be unreasonably withheld.

       In the event an Interest Rate Swap is terminated due to a an event of default or a termination event, a termination payment may be due (1) to the swap counterparty by the trust out of funds pari passu with payments of interest on the Class A Notes and the Variable Pay Term Notes or (2) to the trust by the swap counterparty. The amount of any such termination payment may be based on market quotations of the cost of entering into a similar swap transaction or such other method as may be required under the Interest Rate Swap, in each case in accordance with the procedures set forth in the Interest Rate Swap agreement. Any such termination payment could, if market interest rates or other conditions have changed materially, be substantial.

For further discussion of termination payments under the Interest Rate Swaps see “Risk Factors — Risks Associated with the Interest Rate Swaps”.

Payments of Interest on Class B Notes

       Calculation of Interest. Interest on the Class B Notes will accrue for each Monthly Interest Period at      % per annum on the outstanding principal balance as of the preceding Monthly Distribution Date, or with respect to the first Monthly Distribution Date, as of the Closing Date until such Class B Notes are paid in full. Interest on the Class B Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months. For so long as the Class A Notes and Variable Pay Term Notes are the Controlling Class of notes, interest distributions due the

Class B Notes for any Monthly Distribution Date but not distributed on such Monthly Distribution Date will be due on the next Monthly Distribution Date plus interest on such amount at the rate of interest on the Class B Notes (to the extent lawful). If the amount available for interest payments on the Class B Notes is less than the amount of interest payable on the Class B Notes on any Monthly Distribution Date, each of the holders of the Class B Notes will receive their ratable share (based upon the total amount of interest due to such holders of the Class B Notes) of the aggregate amount available to be distributed in respect of interest on the Class B Notes.

       Interest Paid on the Class B Notes is Subordinate to Interest Paid on the Class A Notes and Variable Pay Term Notes and to the Class A Quarterly Interest Funding Account Deposit Amount. Generally, interest on the Class B Notes will not be paid on any Monthly Distribution Date until any unreimbursed Servicer Collections Advances, the Servicing Fee, the Net Swap Payments, any swap termination payments, interest due on the Class A Notes and the Variable Pay Term Notes and the Class A Quarterly Interest Funding Account Deposit Amount have been paid in full. The payment of interest on the Class B Notes will be further subordinated if on any Monthly Distribution Date the sum of the Pool Balance and any amounts in the Accumulation Account (exclusive of investment earnings from Permitted Investments) reduced by the Yield Supplement Overcollateralization Amount is less than the aggregate outstanding principal balance of the Class A Notes and Variable Pay Term Notes. In such case, interest on the Class B Notes will not be paid until any unreimbursed Servicer Collections Advances, the Servicing Fee, the Net Swap Payments, any swap termination payments, interest on the Class A Notes and Variable Pay Term Notes, the Class A Quarterly Interest Funding Account Deposit Amount and the First Priority Principal Distribution Amount have been paid in full. In addition, as further described under “Distributions on the Securities — Distributions — Priority of Payments May Change Upon an Event of Default Under the Indenture” herein, interest on the Class B Notes may become further subordinated upon the occurrence of certain Events of Default. For further discussion on the payment of interest on the Class B Notes, see “Risk Factors — The Class B Notes Are Subject to Greater Risk Because the Class B Notes are Subordinated to the Class A Notes and Variable Pay Term Notes”. Generally, interest on the certificates will not be paid until the interest due on the Class A Notes and the Class B Notes has been paid in full.

       Event of Default. If the Class B Notes are the Controlling Class of Notes, failure to pay the full interest due on the Class B Notes on any Monthly Distribution Date will constitute an Event of Default under the indenture after a five-day grace period. For further discussion of Events of Default under the indenture, see “— Events of Default” below.

Payments of Principal of Class B Notes

       Payments of principal on the Class B Notes will not be made during the Revolving Period and will be made only during the Amortization Period after all the Class A Notes and Variable Pay Term Notes have been paid in full. Upon the occurrence of an Early Amortization Event, the Revolving Period will terminate and the Class B Notes will be entitled to receive monthly payments of principal in accordance with the priorities set forth herein. For further discussion of the application of principal during the Revolving Period and the Amortization Period, see “— The Revolving Period” above and “Distributions on the Securities — Distributions.”

       General. Payments of principal of the Class B Notes are subordinate to payments of principal of the Class A Notes and Variable Pay Term Notes, and senior to distributions of principal payments on the certificates.

       Holders of the Class B Notes will be entitled to receive principal payments on each Monthly Distribution Date commencing with the Monthly Distribution Date on which the Class A Notes and Variable Pay Term Notes have been paid in full. The trust will make principal payments on the Class B Notes from amounts transferred to the Principal Distribution Account from the Collection

Account, if any, including amounts that have been withdrawn from the Reserve Account and the Payahead Account and from amounts in the Accumulation Account to the extent funds are available after payment in full of the Class A Notes and Variable Pay Term Notes. Holders of Class B Notes may be entitled to receive limited payments of principal prior to the distribution of interest on the Class C Certificates if the sum of the Pool Balance and the amounts in the Accumulation Account (exclusive of investment earnings from Permitted Investments) reduced by the Yield Supplement Overcollateralization Amount is less than the aggregate outstanding principal balance of the Variable Pay Term Notes and the Class B Notes. In addition, interest on the certificates may become further subordinated upon the occurrence of an Event of Default under certain circumstances. No principal will be paid on the certificates until the Class B Notes have been paid in full.

       Final Scheduled Distribution Date. The outstanding principal balance of the Class B Notes will be due and payable in full on the applicable Final Scheduled Distribution Date. The actual date on which the trust pays the outstanding principal balance of the Class B Notes may be earlier or later than the applicable Final Scheduled Distribution Date, based on a variety of factors, including those described under “Maturity and Prepayment Considerations”.

Events of Default

       Events of Default. An “Event of Default” shall constitute the occurrence of any of the following events:

(1)	a default for five days or more in the payment of any interest on notes of the Controlling Class of notes;

(2)	a default in the payment of the principal of or any installment of the principal of any note on its Final Scheduled Distribution Date;

(3)	a default in the observance or performance of any material covenant or agreement of the trust other than those dealt with specifically elsewhere as an Event of Default and the continuation of any such default for a period of 60 days after notice thereof is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% in principal amount of the Controlling Class of notes;

(4)	any representation or warranty made by the trust having been incorrect in any material respect as of the time made, and such breach not having been cured within 30 days after notice thereof is given to the trust by the indenture trustee or to the trust and the indenture trustee by the holders of at least 25% in principal amount of the Controlling Class of notes; or

(5)	certain events of bankruptcy, insolvency, receivership or liquidation of the trust or its property.

       Rights Upon Event of Default. If an Event of Default should occur and be continuing with respect to the notes, the indenture trustee or holders of a majority in principal amount of the Controlling Class of notes may declare the principal of such notes to be immediately due and payable, except that such acceleration shall occur automatically in the case of clause (5) of the definition of “Event of Default” above. Such declaration may be rescinded by the holders of a majority in principal amount of the Controlling Class of notes then outstanding if both of the following occur:

•	the trust has paid or deposited with the indenture trustee enough money to pay (1) all payments of principal of and interest on all notes and all other amounts that would then be due if the Event of Default causing the acceleration of maturity had not occurred and (2) all sums paid or advanced by the indenture trustee and the reasonable compensation, expenses, disbursements and advances of the indenture trustee and its agents and counsel; and

•	all Events of Default, other than the nonpayment of the principal of the notes that has become due solely by the acceleration, have been cured or waived.

       Any such rescission could be treated, for federal income tax purposes, as a constructive exchange of such notes by the related noteholders for deemed new notes upon which gain or loss would be recognized.

       If an Event of Default has occurred with respect to the notes, the indenture trustee may institute proceedings to collect amounts due or foreclose on trust property, exercise remedies as a secured party or sell the related receivables. Upon the occurrence of an Event of Default relating to the payment of principal of or a default for five days or more in the payment of interest of any note resulting in acceleration of the notes, the indenture trustee may sell the related receivables without obtaining the consent of the securityholders or may elect to have the trust maintain possession of such receivables and apply collections as received. However, the indenture trustee is prohibited from selling the related receivables following any other Event of Default, unless (i) the holders of 100% of the Controlling Class of notes consent to such sale (excluding notes held by the seller, the servicer or their affiliates), (ii) the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes at the date of such sale, or (iii) the indenture trustee determines that the proceeds of the receivables would not be sufficient on an ongoing basis to make all payments on the notes as such payments would have become due if such obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of the Controlling Class of notes. For further discussion of the sale of receivables by the indenture trustee upon an Event of Default, see “Risk Factors — Indenture Trustee May Sell Receivables upon an Event of Default Which Could Result in Losses to You”.

       In addition, if the Event of Default relates to a default by the trust in observing or performing any material covenant or agreement or breach of representation or warranty by the trust (other than an Event of Default relating to non-payment of interest or principal, insolvency or any other event which is otherwise specifically dealt with by the indenture), the indenture trustee is prohibited from selling the receivables unless the holders of all outstanding notes and certificates consent to such sale or the proceeds of such sale are sufficient to pay in full the principal of and the accrued interest on the outstanding notes and certificates.

       In the event of a sale of the receivables by the indenture trustee following an Event of Default, the noteholders and certificateholders will receive notice and an opportunity to submit a bid in the sale of the receivables.

       If the notes are accelerated at any time due to an Event of Default, no Variable Pay Term Notes will be issued after the date of such acceleration and all Quarterly Pay Floating Rate Notes will convert to Monthly Pay Floating Rate Notes as described under “— Payments of Interest on Class A Notes and Variable Pay Term Notes — Interest on the Floating Rate Class A Notes.”

       If the notes are accelerated due to a default in the payment of principal, a default in the payment of interest on any class of notes for five days or more, or certain events of bankruptcy, insolvency, receivership or liquidation of the trust or its property, the trust will change the priority of distributions and will make no distributions of principal or interest on the Class B Notes until payment in full of principal and interest on the Class A Notes and the Variable Pay Term Notes, no distributions of principal or interest on the Class C Certificates until payment in full of principal and interest on the Class B Notes and no distributions of principal or interest on the Class D Certificates until payment in full of principal and interest on the Class C Certificates. Following the occurrence of any other Event of Default which results in an acceleration of the notes, no change will be made in the priority of distributions until a liquidation, if any, of the property of the trust, provided, however, the trust will pay the notes in full before paying any principal or interest on the certificates.

       Under the Trust Indenture Act of 1939, the indenture trustee may be deemed to have a conflict of interest and be required to resign as trustee for the Class A Notes, the Variable Pay Term Notes or the Class B Notes if a default occurs under the indenture. In these circumstances, the indenture will provide for a successor trustee to be appointed for one or more of the Class A Notes, Variable Pay Term Notes and Class B Notes in order that there be separate trustees for each of the Class A Notes, Variable Pay Term Notes and Class B Notes. In general, so long as any amounts remain unpaid with respect to the Class A Notes and Variable Pay Term Notes:

•	only the indenture trustee for the Controlling Class of notes will have the right to exercise remedies under the indenture; and

•	only the holders of the Controlling Class of notes will have the right to direct or consent to any action to be taken, including sale of the receivables.

       In any case, holders of the Class B Notes will be entitled to their respective shares of any proceeds of enforcement, subject to the subordination of the Class B Notes to the Class A Notes and Variable Pay Term Notes as described herein. When the Class A Notes and Variable Pay Term Notes are repaid in full, all rights to exercise remedies under the indenture will transfer to the trustee for the Class B Notes.

       If the indenture trustee relating to any class of notes resigns, its resignation will become effective only after a successor indenture trustee for that class of notes is appointed and the successor accepts the appointment.

       Subject to the provisions of the indenture relating to the duties of the indenture trustee, if an Event of Default under the indenture occurs and is continuing with respect to notes, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority in principal amount of the Controlling Class of notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee, and the holders of a majority in principal amount of the Controlling Class of notes may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of the holders of all of the outstanding notes of the trust. Any such waiver could be treated, for federal income tax purposes, as a constructive exchange of such notes by the related noteholders for deemed new notes upon which gain or loss would be recognized.

       No holder of a note will have the right to institute any proceeding with respect to the indenture, unless: (i) such holder previously has given to the indenture trustee written notice of a continuing Event of Default; (ii) the holders of not less than 25% in principal amount of the Controlling Class of notes have made written request to the indenture trustee to institute such proceeding in its own name as indenture trustee; (iii) such holder or holders have offered the indenture trustee reasonable indemnity; (iv) the indenture trustee has for 60 days after such notice, request and offer of indemnity failed to institute such proceeding; and (v) no direction inconsistent with such written request has been given to the indenture trustee during such 60-day period by the holders of a majority in principal amount of the Controlling Class of notes.

       The indenture trustee and the noteholders, by accepting the notes, will covenant that they will not at any time institute against the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

       Neither the indenture trustee nor the owner trustee in its individual capacity, nor any holder of a certificate representing an ownership interest in the trust nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will be personally liable for the payment of the principal of or interest on the notes or for the obligations of the trust contained in the indenture.

Optional Redemption

       General. All outstanding notes will be redeemed in whole, but not in part, on any Monthly Distribution Date on which the servicer exercises its option to purchase the receivables. The servicer may purchase the receivables when the Pool Balance has declined to 10% or less of the aggregate principal balance of the receivables as of the last day of the Revolving Period. The redemption price for the notes outstanding will be equal to —

•	the unpaid principal amount of such notes plus accrued and unpaid interest at the rate of interest on those notes; plus

•	interest on any past due interest at the rate of interest on those notes (to the extent permitted by law).

       Redemption Procedures. Notice of an optional redemption will be given by first-class mail, postage prepaid, mailed not less than 15 Business Days prior to the applicable optional redemption date, to each holder of outstanding notes at such holder’s address in the register maintained by the Registrar under the indenture. The trust expects that each of Euroclear, Clearstream and DTC, upon receipt of any notice of optional redemption, will provide prompt notice of such optional redemption to its participants or customers who own an interest in a book-entry note representing any notes to be redeemed in accordance with its customary procedures. The trust expects that any such participants or customers in Euroclear, Clearstream or DTC will provide prompt notice of such optional redemption to owners of an interest in a book-entry note representing any notes to be redeemed through such participants or customers in accordance with the customary procedures of such participants or customers.

       In the event Definitive Notes are issued and called for redemption, the Definitive Notes must be surrendered at the office of any paying agent appointed for the notes under the indenture in order to receive the redemption price.

       Such redemption of securities is referred to as an “Optional Redemption.” If and for so long as any notes to be redeemed are listed on the Luxembourg Stock Exchange and the rules of such stock exchange should so require, the indenture trustee will arrange for a notice of the redemption and the optional redemption date to be published in an Authorized Newspaper as soon as possible. Such publication, if required, is expected to be made in the Luxemburger Wort.

Amendments

       The trust, together with the indenture trustee, may, without the consent of the noteholders or certificateholders but with prior notice to the Rating Agencies, execute a supplemental indenture for the purpose of:

•	further protecting the indenture trustee’s interest in the property subject to the lien of the related indenture;

•	evidencing any successor to the trust and the assumption of the obligations of the trust by such successor;

•	adding to the covenants of the trust made for the benefit of the noteholders;

•	surrendering any right or power conferred to the trust under the related indenture;

•	conveying or pledging any property to the related indenture trustee;

•	curing any ambiguity, correcting or supplementing any provision of the related indenture or making the terms of the related indenture consistent, so long as such action does not materially adversely affect the noteholders;

•	evidencing a successor indenture trustee or changing any provision necessary to facilitate administration of the trust; and

•	qualifying the related indenture under any federal statute.

The trust and the indenture trustee may also enter into supplemental indentures, without obtaining the consent of the noteholders or certificateholders but with prior notice to the Rating Agencies, for the purpose of, among other things, adding any provisions to or changing in any manner or eliminating any of the provisions of the related indenture or modifying in any manner the rights of such noteholders (except with respect to the matters listed in the next paragraph which require the approval of the noteholders) provided that:

•	such action will not, as evidenced by an opinion of counsel, materially adversely affect the interest of any noteholder;

•	such action will not, as confirmed by the Rating Agencies rating the notes of the related trust, cause the then current rating assigned to any class or Subclass of notes to be withdrawn or reduced; and

•	an opinion of counsel is delivered stating that certain adverse tax consequences will not result from such action.

The trust, together with the indenture trustee, may with prior notice to the Rating Agencies and the consent of holders of a majority of the Note Balance of the Controlling Class enter into an indenture or indenture supplement for the purpose of adding provisions to, or changing or modifying the rights of noteholders, provided that (1) such actions will not, as confirmed by the Rating Agencies rating the notes of the related trust, cause the then current rating assigned to any class or Subclass of notes to be withdrawn or reduced, and (2) an opinion of counsel is delivered stating that certain adverse tax consequences will not result from such action. Notwithstanding the foregoing, however, without the consent of the holder of each such outstanding note affected thereby (in addition to the satisfaction of each of the conditions set forth in the preceding paragraph), no supplemental indenture will:

•	change the due date of any installment of principal of or interest on any such note or reduce the principal amount thereof, the interest rate thereon or the redemption price with respect thereto, change the application of the proceeds of a sale of the trust property to payment of principal and interest on the notes or change any place of payment where, or the coin or currency in which, any such note or any interest thereon is payable;

•	impair the right to institute suit for the enforcement of certain provisions of the related indenture regarding payment;

•	reduce the percentage of the Note Balance of the Controlling Class or of the notes, the consent of the holders of which is required for any such supplemental indenture or the consent of the holders of which is required for any waiver of compliance with certain provisions of the related indenture or of certain defaults or events of default thereunder and their consequences as provided for in such indenture;

•	modify or alter the provisions of the related indenture regarding the voting of notes held by the applicable trust, any other obligor on such notes, the seller or an affiliate of any of them;

•	reduce the percentage of the Note Balance of the Controlling Class, the consent of the holders of which is required to direct the related indenture trustee to sell or liquidate the receivables after an Event of Default if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding notes and certificates of such trust;

•	decrease the percentage of the Note Balance of the Controlling Class or of the notes required to amend the sections of the related indenture which specify the applicable percentage of aggregate principal amount of the notes of such trust necessary to amend such indenture, any of the Receivables Transfer and Servicing Agreement or certain other relevant documents;

•	affect the calculation of the amount of interest or principal payable on any note on any Monthly Distribution Date or Quarterly Payment Date, as applicable (including the calculation of any of the individual components of such calculation);

•	affect the rights of the noteholders to the benefit of any provisions for the mandatory redemption of the notes provided in the related indenture; or

•	permit the creation of any lien ranking prior to or on a parity with the lien of the related indenture with respect to any of the collateral for such notes or, except as otherwise permitted or contemplated in such indenture, terminate the lien of such indenture on any such collateral or deprive the holder of any such note of the security afforded by the lien of such indenture.

The Certificates

       The certificates will be issued pursuant to the terms of the trust agreement, a copy of which has been filed as an exhibit to the Registration Statement. Neither the Class C Certificates nor the Class D Certificates are offered hereby. A copy of the trust agreement will be filed with the Securities and Exchange Commission following the issuance of the securities. Interest on the Class C Certificates will accrue for each Interest Period at      % per annum on the Certificate Balance as of the preceding Monthly Distribution Date, or with respect to the first Monthly Distribution Date, as of the Closing Date until such certificates are paid in full. Interest on the Class D Certificates will accrue for each Interest Period at      % per annum on the Certificate Balance as of the preceding Monthly Distribution Date, or with respect to the first Monthly Distribution Date, as of the Closing Date until such certificates are paid in full. Interest on the certificates will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Until the certificates are paid in full, interest distributions due the certificates for any Monthly Distribution Date but not distributed on such Monthly Distribution Date will be due on the next Monthly Distribution Date increased by an amount equal to interest on such amount at the rate of interest on the certificates (to the extent lawful).

DISTRIBUTIONS ON THE SECURITIES

       We have summarized below some of the important terms of the Receivables Transfer and Servicing Agreements with respect to the distribution of funds on the securities. We have filed copies of the Receivables Transfer and Servicing Agreements as exhibits to the Registration Statement. We will file copies of the actual Receivables Transfer and Servicing Agreements with the Commission after we issue the Class A Notes, the Class B Notes and the certificates. This summary is not a complete description of all of the provisions of the Receivables Transfer and Servicing Agreements. It is subject to all of the provisions of the Receivables Transfer and Servicing Agreements. You can find more information about the transfer of the receivables from the seller to the trust on the Closing Date under the sale and servicing agreement under “Sale and Servicing of Receivables — Sale and Assignment of Receivables”.

Distributions

       Deposits to the Collection Account and Determination of Available Collections. On or before each Monthly Distribution Date, the servicer will cause all collections on the receivables, Actuarial Advances, Simple Interest Advances, Net Swap Receipts from the Monthly Pay Floating Rate Class A Note Interest Rate Swaps and the Variable Pay Term Notes Interest Rate Swap, any swap termination payments paid by the swap counterparties, earnings on Permitted Investments in the Accumulation Account and other amounts constituting the Available Funds to be deposited into the Collection Account. On or before each Monthly Distribution Date, the servicer will instruct the indenture trustee to make the following deposits to the Collection Account on such Monthly Distribution Date:

(1)	the amount, if any, to be withdrawn from the Reserve Account and deposited in the Collection Account for payment of the Servicing Fee, any Net Swap Payments from the Monthly Pay Floating Rate Class A Note Interest Rate Swaps and the Variable Pay Term Notes Interest Rate Swap, any swap termination payments, any shortfalls in interest payments, any shortfalls in the Class A Quarterly Interest Funding Account Deposit Amount, any First Priority Principal Distribution Amount or Second Priority Distribution Amount, and any shortfalls in principal amounts on Final Scheduled Distribution Dates, as described below;

(2)	the Reserve Account Excess Amount, if any, to be withdrawn from the Reserve Account and deposited in the Collection Account;

(3)	the amount, if any, to be withdrawn from the Payahead Account and deposited in the Collection Account representing current payments for the related Collection Period; and

(4)	on any Monthly Distribution Date that is a Quarterly Payment Date, the excess of the amount on deposit in the Class A Quarterly Interest Funding Account (after giving effect to any deposits to such account on such Monthly Distribution Date and any Net Swap Receipts and Net Swap Payments on the Quarterly Pay Class A Note Interest Rate Swaps) over the amount to be withdrawn from such account on such Monthly Distribution Date in accordance with “— How the Trust Distributes Amounts on Deposit in the Class A Quarterly Interest Funding Account,” below.

       The amount, if any, to be withdrawn from the Reserve Account and deposited in the Collection Account as specified in clause (1) above, will be an amount equal to the lesser of:

•	the amount, if any, by which (a) the Total Required Payment exceeds (b) the Available Funds for such Monthly Distribution Date; and

•	the amount of cash or other immediately available funds in the Reserve Account on such Monthly Distribution Date (after giving effect to any withdrawals from the Reserve Account relating to the Reserve Account Excess Amount for that Monthly Distribution Date).

       If such Monthly Distribution Date is the Final Scheduled Distribution Date for any class or Subclass of notes or certificates, the servicer will instruct the indenture trustee to withdraw from the Reserve Account and deposit in the Collection Account an amount equal to the lesser of:

•	the excess, if any, of (1) the amount required to pay such class or Subclass of notes or certificates in full (and all other payments required to be made by the trust that are senior in priority to such payment) over (2) the sum of the Available Funds plus the amount, if any, withdrawn from the Reserve Account for the amount of the Total Required Payment which exceeds the Available Funds for such Monthly Distribution Date; and

•	the amount of cash or other immediately available funds in the Reserve Account on such Monthly Distribution Date (after giving effect to any withdrawals from the Reserve Account relating to the Reserve Account Excess Amount and the amount by which the Total Required Payment exceeds the Available Funds for such Monthly Distribution Date).

       Priority of Payments. On each Monthly Distribution Date, provided no Event of Default has occurred and is continuing, the servicer will allocate amounts on deposit in the Collection Account and will instruct the indenture trustee to make the following deposits and distributions, to the extent of funds then on deposit in the Collection Account relating to the Collection Period preceding such Monthly Distribution Date (including the Net Swap Receipts from the Monthly Pay Class A Note Interest Rate Swaps and Variable Pay Note Interest Rate Swap and any swap termination payments to be made by the swap counterparties (to the extent that such termination payments are not applied by the trust to enter into a replacement interest rate swap), any Advances made by the servicer and funds, if any, deposited into the Collection Account from the Reserve Account and the Payahead Account), in the following order of priority after payment to the servicer for reimbursement of any Advances:

(1)	to the servicer, the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

(2)	(A) to the applicable swap counterparty, any Net Swap Payments payable by the trust on the Variable Pay Term Notes Interest Rate Swap, (B) to the Class A Quarterly Interest Funding Account, the excess of (I)(x) the total amount of the Accrued Fixed Rate Payments on the Quarterly Pay Floating Rate Class A Note Interest Rate Swaps minus (y) the aggregate amount accrued from the preceding Monthly Distribution Date on the Quarterly Pay Floating Rate Class A Note Interest Rate Swaps, in each case at an interest rate equal to three-month LIBOR plus the spread on the related Subclass of Floating Rate Class A Notes over (II) total amount on deposit in the Class A Quarterly Interest Funding Account immediately prior to such Monthly Distribution Date, and (C) to the applicable swap counterparties, any Net Swap Payments payable by the trust on the Monthly Pay Floating Rate Class A Note Interest Rate Swaps, if any;

(3)	with the same priority and ratably in accordance with the principal balance of the Monthly Pay Class A Notes and the Variable Pay Term Notes and the amount of any swap termination payments due and payable by the trust to the swap counterparties:

(i)	to the indenture trustee for deposit into the Class A Quarterly Interest Funding Account an amount (the “Class A Quarterly Interest Funding Account Deposit Amount”) equal to the sum of:

(a)	on each Monthly Payment Date that is not a Quarterly Payment Date, the aggregate of the Accrued Fixed Rate Payments on each of the Quarterly Pay Floating Rate Class A Note Interest Rate Swaps minus the amount deposited under clause (2)(B) above; and

(b)	on each Quarterly Payment Date, an amount equal to the excess of (I) the aggregate amount of interest due on such Quarterly Payment Date on the

Quarterly Pay Class A Notes, plus any shortfall in the amount of interest payable to the holders of the Quarterly Pay Class A Notes on prior Quarterly Payment Dates that has not been paid plus interest at the applicable Subclass Interest Rate on any shortfall to the extent permitted by law over (II) the amount on deposit in the Class A Quarterly Interest Funding Account on such Quarterly Payment Date, in each case after giving effect to all other deposits to be made under this clause (3) and the deposit of any Net Swap Receipts, and the withdrawal of any Net Swap Payments, in each case with respect to the Quarterly Pay Class A Note Interest Rate Swaps.

(ii)	to the indenture trustee for the holders of the Monthly Pay Class A Notes an amount equal to the sum of:

(a)	the aggregate amount of interest accrued during the related Monthly Interest Period on the Monthly Pay Class A Notes on the principal outstanding as of the previous Monthly Distribution Date after giving effect to all payments of principal to the holders of such Subclasses of Class A Notes on the preceding Monthly Distribution Date;

(b)	any shortfall in the amount of interest payable to the holders of the Monthly Pay Class A Notes on prior Monthly Distribution Dates that has not been paid, plus interest at the applicable Subclass Interest Rate on any shortfall to the extent permitted by law;

(iii)	to the indenture trustee for the holders of the Variable Pay Term Notes an amount equal to the sum of:

(a)	the aggregate amount of interest accrued for the related Interest Period on all outstanding Variable Pay Term Notes on the principal outstanding as of the previous Monthly Distribution Date after giving effect to all payments of principal to the holders of the Variable Pay Term Notes on the preceding Monthly Distribution Date; and

(b)	any shortfall in the amount of interest payable to the holders of the Variable Pay Term Notes on prior Monthly Distribution Dates which has not been paid, plus interest at the applicable Variable Pay Term Note Interest Rates on any such shortfall to the extent permitted by law; and

(iv)	to the swap counterparties, the amount of any swap termination payments due and payable to them,

and any amounts remaining after such allocations are made, to be allocated to the Class A Quarterly Interest Funding Account, the holders of the Variable Pay Term Notes, the holders of the Monthly Pay Class A Notes and the swap counterparties pro rata based on the amounts described above in clauses (i), (ii), (iii) and (iv), respectively, that would not be deposited or paid, as applicable, after giving effect to such allocations;

(4)	to the Principal Distribution Account, the First Priority Principal Distribution Amount, if any;

(5)	to the indenture trustee for the holders of the Class B Notes:

(a)	the aggregate amount of interest accrued for the related Interest Period on each of the Class B Notes on the principal outstanding as of the previous Monthly Distribution Date after giving effect to all payments of principal to the holders of the Class B Notes on the preceding Monthly Distribution Date; and

(b)	any shortfall in the amount of interest payable to the holders of the Class B Notes on prior Monthly Distribution Dates which remains unpaid, plus interest on any such shortfall at the Class B Note Interest Rate to the extent permitted by law;

(6)	to the Principal Distribution Account, the Second Priority Principal Distribution Amount, if any;

(7)	to the Certificate Interest Distribution Account for the holders of the Class C Certificates:

(a)	the aggregate amount of interest accrued for the related Interest Period on each of the Class C Certificates on the principal outstanding as of the previous Monthly Distribution Date after giving effect to all payments of principal to the holders of the Class C Certificates on the preceding Monthly Distribution Date; and

(b)	any shortfall in the amount of interest payable to the holders of the Class C Certificates on prior Monthly Distribution Dates which remains unpaid, plus interest at the Class C Certificate Interest Rate on any such shortfall to the extent permitted by law;

(8)	to the Certificate Interest Distribution Account for the holders of the Class D Certificates:

(a)	the aggregate amount of interest accrued for the related Interest Period on the Certificate Balance of the Class D Certificates as of the previous Monthly Distribution Date after giving effect to all payments of principal to the holders of the Class D Certificates on the preceding Monthly Distribution Date; and

(b)	any shortfall in the amount of interest payable to the holders of the Class D Certificates on prior Monthly Distribution Dates which remains unpaid, plus interest at the Class D Certificate Interest Rate on any such shortfall to the extent permitted by law;

(9)	to the Reserve Account, the amount required to reinstate the amount in the Reserve Account up to the Specified Reserve Balance (calculated after giving effect to all amounts, including amounts pursuant to clause (10) below, deposited to the Principal Distribution Account and then transferred to the Accumulation Account on such date);

(10)	to the Principal Distribution Account, the Regular Principal Distribution Amount; and

(11)	to the seller, any funds remaining on deposit in the Collection Account with respect to the Collection Period preceding such Monthly Distribution Date.

       How the Trust Distributes Amounts on Deposit in the Class A Quarterly Interest Funding Account. On each Quarterly Payment Date (or, on any Monthly Distribution Date that is not a Quarterly Payment Date if an Early Amortization Event or an acceleration of the notes due to an Event of Default has occurred on or prior to the LIBOR Determination Date relating to such Monthly Distribution Date), after giving effect to the deposits and withdrawals with respect to the Quarterly Pay Interest Rate Swaps and the deposits made pursuant to clause (3) under “— Priority of Payments” above, the trust will apply amounts on deposit in the Class A Quarterly Interest Funding Account as follows:

(1)	to pay to the holders of each Subclass of Quarterly Pay Class A Notes their pro rata share of the amounts on deposit in the Class A Quarterly Interest Funding Account according to the amount of interest due to each Subclass to the extent necessary to pay the full amount of interest due and payable on each such Subclass; and

(2)	to deposit any amounts remaining (which will generally be equal to the amount of earnings on Permitted Investments in the account) into the Collections Account to be applied on such Monthly Distribution Date in accordance with the priorities set forth above under “— Priority of Payments”.

       Priority in Which the Trust Makes Principal Payments on the Notes and Certificates. On each Monthly Distribution Date during the Amortization Period, the servicer shall instruct the indenture trustee to withdraw the funds on deposit in the VPTN Proceeds Account (after repayment of any unpaid Servicer Liquidity Advances to the servicer) and the Principal Distribution Account and, if such Monthly Distribution Date is a Targeted Scheduled Distribution Date, any funds on deposit in the Accumulation Account and make distributions and payments from those accounts as described below and in the following order of priority:

(1)	FIRST, to the holders of the Class A Notes and Variable Pay Term Notes in reduction of principal until the principal amounts of the outstanding Class A Notes and Variable Pay Term Notes have been paid in full, in accordance with the following:

(A)	On each Targeted Scheduled Distribution Date for a Subclass of Class A Notes upon which the trust is able to issue and does issue Variable Pay Term Notes (and no Early Amortization Event has occurred),

(i)	first, from amounts on deposit in the Principal Distribution Account to the holders of the outstanding Variable Pay Term Notes, if any, until all outstanding Variable Pay Term Notes are paid in full, and then any remaining amounts to the holders of such Subclass or Subclasses of Class A Notes that have reached or passed their Targeted Scheduled Distribution Dates until paid in full;

(ii)	second, from amounts, if any, on deposit in the Accumulation Account to the holders of such Subclass of Class A Notes which has reached its Targeted Scheduled Distribution Date until paid in full;

(iii)	third, from amounts on deposit in the VPTN Proceeds Account to the holders of such Subclass or Subclasses of Class A Notes that have reached or passed their Targeted Scheduled Distribution Dates until paid in full; and

(iv)	fourth, from any remaining amounts on deposit in the Principal Distribution Account to the holders of the Variable Pay Term Notes until paid in full, and then any remaining amounts will be deposited to the Accumulation Account if any Subclasses of Class A Notes are outstanding which have not reached or passed their Targeted Scheduled Distribution Dates;

(B)	On each Targeted Scheduled Distribution Date for a Subclass of Class A Notes upon which the trust is unable to issue Variable Pay Term Notes or on any other Monthly Distribution Date which is not a Targeted Scheduled Distribution Date upon which a Subclass or Subclasses of Class A Notes which has reached or passed its Targeted Scheduled Distribution Date remains outstanding, (and no Early Amortization Event has occurred),

(i)	first,

(a)	from amounts on deposit in the Principal Distribution Account to the holders of the outstanding Variable Pay Term Notes, if any, the Variable Pay Term Note Percentage of such amounts until all outstanding Variable Pay Term Notes are paid in full; and

(b)	from amounts on deposit in the Principal Distribution Account to the holders of all of the outstanding Subclasses of Class A Notes which have reached or passed their Targeted Scheduled Distribution Dates, the Class A Percentage of all amounts on deposit in the Principal

Distribution Account until the principal amount of all of such outstanding Subclasses of Class A Notes has been paid in full;

(ii)	second, from amounts, if any, on deposit in the Accumulation Account to the holders of such Subclass of Class A Notes which has reached its Targeted Scheduled Distribution Date until paid in full;

(iii)	third, from amounts on deposit in the VPTN Proceeds Account to the holders of such Subclass or Subclasses of Class A Notes that have reached or passed their Targeted Scheduled Distribution Dates until paid in full; and

(iv)	fourth, from any remaining amounts on deposit in the Principal Distribution Account to the holders of the Variable Pay Term Notes until paid in full, and then any remaining amounts will be deposited to the Accumulation Account if any Subclasses of Class A Notes are outstanding which have not reached or passed their Targeted Scheduled Distribution Dates;

(C)	On each Monthly Distribution Date that is not a Targeted Scheduled Distribution Date for a Subclass of Class A Notes and as of which the trust has paid in full each Subclass of Class A Notes which has reached or passed its Targeted Scheduled Distribution Date (and no Early Amortization Event has occurred),

(i)	first, from amounts on deposit in the Principal Distribution Account, to the holders of the outstanding Variable Pay Term Notes, if any, until all outstanding Variable Pay Term Notes have been paid in full; and

(ii)	second, if any Class A Notes remain outstanding, the remainder, if any, to the Accumulation Account; and

(D)	On each Monthly Distribution Date following an Early Amortization Event, to the holders of all of the outstanding Subclasses of Class A Notes until the principal amount of all such outstanding Subclasses of Class A Notes have been paid in full, in the following order of priority:

(i)	to the Class A-1 Notes until paid in full;

(ii)	to the Class A-2 Notes until paid in full;

(iii)	to the Class A-3 Notes until paid in full;

(iv)	to the Class A-4 Notes until paid in full; and

(v)	to the Class A-5 Notes until paid in full;

(2)	SECOND, to the holders of the Class B Notes until the principal amount of the outstanding Class B Notes has been paid in full;

(3)	THIRD, to the Certificate Principal Distribution Account, until the Certificate Balance of the Class C Certificates has been paid in full;

(4)	FOURTH, to the Certificate Principal Distribution Account, until the Certificate Balance of the Class D Certificates has been paid in full; and

(5)	FIFTH, to the seller, any funds remaining on deposit in the Principal Distribution Account;

provided, in each case, that in the event there are not sufficient funds to pay the principal amount of all notes or certificates within a Subclass or Class having the same priority, principal payments shall be made to each holder within such Subclass or Class on a pro rata basis, and provided, further, that all of the Subclasses of Class A Notes will be paid sequentially, so that no principal payments will be made on any Subclass of Class A Notes until all Subclasses of Class A Notes with a lower numerical designation have been paid in full and that if at any time more than one Variable Pay Term Note is outstanding, principal will be paid to the Variable Pay Term Notes sequentially, with the earliest issued Variable Pay Term Note being paid in full before any principal is paid to any Variable Pay Term Note with a later issuance date.

Priority of Payments May Change Upon an Event of Default Under the Indenture

       Upon the occurrence and continuation of any Event of Default described under “Description of the Notes — Events of Default,” the indenture trustee or the holders of a majority of the Controlling Class of notes may accelerate the maturity of the notes. Acceleration of the notes will result in a change in the priority of payments, which will depend upon the type of default, as described below.

       Defaults in Payment of Interest and Principal Resulting in Acceleration and Certain Insolvency Events. Following the occurrence and during the continuation of an Event of Default relating to:

(a) a default in the payment of principal on any note which has resulted in acceleration of the notes;

(b) a default for five days or more in the payment of interest on any note which has resulted in acceleration of the notes; or

(c) an Insolvency Event or dissolution with respect to the trust which has resulted in an acceleration of the notes;

the priority of payments changes and the holders of the Class A Notes and the Variable Pay Term Notes must be paid in full and all Net Swap Payments and swap termination payments due to the swap counterparties paid in full before any distributions of interest or principal may be made on the Class B Notes and the certificates; the holders of the Class B Notes must be paid in full before any distributions of interest or principal may be made on the certificates; and the holders of the Class C Certificates must be paid in full before any distributions of interest or principal may be made on the Class D Certificates. In such an Event of Default, the Class A Notes and the Variable Pay Term Notes will be paid principal pro rata.

       Other Defaults Resulting in Acceleration. Following the occurrence of any other Event of Default which has resulted in an acceleration of the notes, the trust will continue to pay interest and principal on the Class A Notes, the Variable Pay Term Notes and the Class B Notes on each Monthly Distribution Date in the manner set forth in “— Priority of Payments,” above, until a liquidation, if any, of the receivables.

       Certificates Subordinated Upon Any Event of Default Resulting in Acceleration. Following the occurrence of any Event of Default which has resulted in an acceleration of the notes, the priority of payments changes and the holders of the notes will be entitled to be paid in full before any distributions of principal or interest may be made on the certificates. See “— Interest and Principal Paid in Order of Seniority of Classes Upon a Sale of Collateral Following an Event of Default” below.

       Interest and Principal Paid in Order of Seniority of Classes Upon a Sale of Collateral Following an Event of Default. Following an Event of Default, the indenture trustee may elect to liquidate the receivables and the other property of the trust, subject to the requirements set forth under “Description of the Notes — Events of Default — Rights upon Event of Default.” Irrespective of the type of Event of Default, upon such a liquidation of receivables (1) interest payments allocable to the Class A Notes and Variable Pay Term Notes and swap termination payments will continue to be paid pro rata based on the principal amount of the Class A Notes and Variable Pay Term Notes and the amount of the swap termination payments but principal payments will be paid to the Class A Notes and Variable Pay Term Notes pro rata, (2) no amounts will be distributed to the holders of the Class B Notes until all interest and principal due on the Class A

Notes and the Variable Pay Term Notes and payments due to the swap counterparties have been paid in full, (3) no amounts will be distributed to the holders of the Class C Certificates or Class D Certificates until all interest and principal due on the Class B Notes has been paid in full and (4) no amounts will be distributed to the holders of the Class D Certificates until all interest and principal due on the Class C Certificates has been paid in full.

       Servicer will Provide Information to Indenture Trustee. On each Determination Date, the servicer will provide the indenture trustee with the information specified in the sale and servicing agreement with respect to the Collection Period preceding such Determination Date, including:

•	the amount of aggregate collections on the receivables;

•	the aggregate amount of Liquidated Receivables;

•	the aggregate Servicer Collections Advances to be made by the servicer;

•	the amount of Servicer Liquidity Advances, if any; and

•	the aggregate Purchase Amount of receivables to be repurchased by the seller or to be purchased by the servicer.

       Required Principal Distributions Made as a Result of Notes Reaching Their Final Scheduled Distribution Dates May Delay Interest and Principal on Subordinate Classes of Notes. The principal balances of the notes and certificates are generally expected to be repaid prior to their applicable Final Scheduled Distribution Date. However, if the principal amount of any Subclass of Class A Notes or the Class B Notes is not fully repaid on or prior to its Final Scheduled Distribution Date, any remaining principal balance of that Subclass or Class, as the case may be, will be immediately due on that date, and will be payable before any payments of principal or interest are made to any other Subclass or Class of securities subordinate to such Subclass or Class. Any such failure to pay the principal balance of any Subclass of Class A Notes on its Final Scheduled Distribution Date or to pay the principal balance of the Variable Pay Term Notes in full on their Final Scheduled Distribution Date will result in a delay of interest and principal payments on the Class B Notes and certificates. Any such failure to pay the principal balance of the Class B Notes on their Final Scheduled Distribution Date will result in a delay of interest and principal payments on the certificates.

       A substantial amount payable on a Final Scheduled Distribution Date would generally occur as a result of slower-than-expected payments on the receivables, including:

•	a larger-than-expected number of late payments on the Simple Interest Receivables; or

•	slower-than-expected prepayments on the receivables.

       Higher-Priority Principal Payments Made as a Result of Losses or Prepayments May Delay Interest Payments on Class B Notes or Certificates. The trust will pay principal on the Class A Notes and Variable Pay Term Notes prior to the payment of interest on the Class B Notes or certificates in cases where the sum of the Pool Balance and the amount on deposit in the Accumulation Account (exclusive of investment earnings from Permitted Investments) has decreased to a level which is less than the sum of the aggregate outstanding principal balance of the notes and the Yield Supplement Overcollateralization Amount.

•	To the extent that the sum of the Pool Balance and the amount on deposit in the Accumulation Account (exclusive of investment earnings from Permitted Investments) has decreased to a level which is less than the sum of the aggregate outstanding principal balance on the Class A Notes, Variable Pay Term Notes and Class B Notes and the Yield Supplement Overcollateralization Amount, a Second Priority Principal Distribution Amount will be payable prior to the payment of interest on the Class C Certificates and Class D Certificates.

•	To the extent that the sum of the Pool Balance and the amount on deposit in the Accumulation Account (exclusive of investment earnings from Permitted Investments) has decreased to a level which is less than the sum of the aggregate outstanding principal balance on the Class A Notes and Variable Pay Term Notes and the Yield Supplement Overcollateralization Amounts, a First Priority Principal Distribution Amount will be payable prior to the payment of interest on the Class B Notes, the Class C Certificates and the Class D Certificates.

       Because of the prioritization of the above amounts, the occurrence of any of the following events may result in insufficient funds for the trust to make payments of interest on subordinate Classes of notes or certificates on a timely basis:

•	substantial losses suffered by the trust as a result of defaults which are not covered by sufficient Liquidation Proceeds allocable to principal and which exceed the Specified Overcollateralization Amount; or

•	delayed collections on the receivables resulting from either:

—	a larger-than-expected number of late payments on the Simple Interest Receivables; or

—	slower-than-expected prepayments on the receivables.

Application of Funds to Maintain Overcollateralization

       On the Closing Date the principal balance of the receivables will exceed the principal balance of the notes and certificates by 5.37%, which is less than the targeted level of overcollateralization. The targeted level of overcollateralization will be equal to the sum of the Specified Overcollateralization Amount and the Yield Supplement Overcollateralization Amount. The Additional Receivables will be purchased by the trust with amounts that would otherwise be paid as principal to holders of the notes and certificates to the extent that receivables are available from the seller. For a further discussion of the purchase of Additional Receivables during the Revolving Period, see “Description of the Notes — The Revolving Period”. It is expected that the targeted level of overcollateralization will be achieved during the Revolving Period, although there can be no assurances. As long as the targeted level of overcollateralization has been reached during the Revolving Period, amounts deposited into the Collection Account on any Monthly Distribution Date and remaining after the payment of the Servicing Fees, Net Swap Payments, any swap termination payments, interest payable on the notes and certificates and the Class A Quarterly Interest Funding Account Deposit Amount will be paid to the seller.

       During the Amortization Period, the targeted level of overcollateralization will be maintained by the requirement to pay principal on the securities in an amount equal to the Principal Distribution Amount on each Monthly Distribution Date. If overcollateralization is below the targeted level, additional funds will be applied to payments of principal on the securities. This will result in the principal on the securities paying down at a faster rate than principal on the receivables and, thereby, re-establishing the targeted level of overcollateralization. Under most circumstances, the amount of principal paid on the securities will be equal to the Regular Principal Distribution Amount. The Regular Principal Distribution Amount is the decline in the Pool Balance plus the required overcollateralization. The Regular Principal Distribution Amount will vary depending on the deficiency of overcollateralization — the greater the deficiency, the greater the Regular Principal Distribution Amount will be. In periods where there are substantial prepayments, late payments on Simple Interest Receivables or Realized Losses, (1) a Second Priority Principal Distribution Amount may be payable to the extent that the aggregate outstanding principal balance of the notes exceeds the remaining Pool Balance minus the Yield Supplement Overcollateralization Amount or (2) a First Priority Principal Distribution Amount may be payable to the extent the aggregate outstanding principal balance of the Class A Notes and Variable Pay Term Notes exceeds the remaining Pool Balance minus the Yield Supplement

Overcollateralization Amount. In each case, principal will be paid on the notes or, in the case of a First Priority Principal Distribution Amount, the Class A Notes and the Variable Pay Term Notes, prior to the payment of interest on the other securities in order to attempt to re-establish targeted levels of overcollateralization.

       The amount of overcollateralization calculated to compensate for receivables with interest rates below 12% is represented by the Yield Supplement Overcollateralization Amount. The Yield Supplement Overcollateralization Amount will be calculated on the Closing Date for the initial receivables sold to the trust on the Closing Date. On each Monthly Distribution Date during the Revolving Period, the Yield Supplement Overcollateralization Amount will be increased as described below to reflect the Additional Receivables to be sold to the trust on that Monthly Distribution Date.

       The portion of the Yield Supplement Overcollateralization Amount for the initial receivables sold to the trust on the Closing Date will be calculated as the sum of the amount for each initial receivable equal to the excess, if any, of (1) the scheduled payments due on such receivable for each future Collection Period discounted to present value as of the end of the preceding Collection Period at the APR of such receivable, over (2) the scheduled payments due on the receivable for each future Collection Period discounted to present value as of the end of the preceding Collection Period at 12%. The Yield Supplement Overcollateralization Amounts for the initial receivables are calculated with the assumption that future scheduled payments on the receivables will be made on their scheduled due dates without any delays, defaults or prepayments.

       The Yield Supplement Overcollateralization Amount will be increased upon the purchase of each pool of Additional Receivables. The amount of each such increase will be calculated based on the YSOA Factor determined on the Closing Date for each month after the Initial Cut-off Date. The YSOA Factor for each future Monthly Distribution Date will be calculated by dividing (1) the Yield Supplement Overcollateralization Amount of the initial receivables for each month that has passed since the Initial Cut-Off Date by (2) the aggregate principal balance of the receivables as of the Initial Cut-off Date. The Yield Supplement Overcollateralization Amount will then be recalculated upon each purchase of Additional Receivables by (1) multiplying (A) the YSOA Factors corresponding to the number of months that have elapsed since the Subsequent Cut-Off Date for that pool of Additional Receivables by (B) the aggregate principal balance of the Additional Receivables as of their respective Subsequent Cut-off Date and (2) adding the results to the Yield Supplement Overcollateralization Amounts.

Accumulation Account

       Deposits During the Revolving Period. Under the Receivables Transfer and Servicing Agreements, the servicer will establish the Accumulation Account with the indenture trustee. On each Monthly Distribution Date during the Revolving Period, the indenture trustee will pay to the seller amounts on deposit in the Principal Distribution Account in consideration for Additional Receivables sold to the trust by the seller on such Monthly Distribution Date. If the amounts of eligible Additional Receivables that are available for sale to the trust are insufficient for the reinvestment of amounts allocable to principal, any unreinvested principal amounts shall be deposited to the Accumulation Account and shall be invested in Permitted Investments until the next Monthly Distribution Date. Up to 1.00% of the aggregate balance of the pool of receivables (calculated as though all amounts were reinvested and excluding any investment earnings) can be held in the Accumulation Account during the Revolving Period without triggering an Early Amortization Event.

       Deposits During the Amortization Period. If, on any Monthly Distribution Date during the Amortization Period, there are Class A Notes outstanding, no Variable Pay Term Notes outstanding, no Subclass of Class A Notes has reached or passed its Targeted Scheduled

Distribution Date and has not been paid in full, and no Early Amortization Event has occurred, amounts that would otherwise be allocable to principal payments on the notes and certificates will instead be deposited into the Accumulation Account. No funds will be deposited in the Accumulation Account (1) on any Monthly Distribution Date after the notes have been accelerated following the occurrence of an Event of Default, unless the event of default has been cured or waived, or after the occurrence of an Early Amortization Event, (2) on any Monthly Distribution Date on or after the date on which the Class A Notes and Variable Pay Term Notes have been paid in full, (3) on any Monthly Distribution Date on which any Variable Pay Term Note is outstanding or (4) on any Monthly Distribution Date on which principal is payable on any Subclass or Subclasses of Class A Notes. The Accumulation Account will be an Eligible Deposit Account and amounts on deposit in the Accumulation Account will be invested in Permitted Investments.

       As further described in “— Reserve Account” below, if a deposit is made into the Accumulation Account, the required balance of the Reserve Account will be increased to compensate in part for any “negative carry” between the interest earned on the Permitted Investments and the interest payable on the notes and certificates and the Servicing Fee.

VPTN Proceeds Account

       The indenture trustee will establish the VPTN Proceeds Account for the benefit of the holders of the Class A Notes. On each date of issuance of a Variable Pay Term Note, the indenture trustee will instruct the purchasers of Variable Pay Term Notes to deposit the purchase price in the VPTN Proceeds Account on or before the corresponding Monthly Distribution Date. Any Servicer Liquidity Advances shall also be deposited into the VPTN Proceeds Account. Amounts on deposit in the VPTN Proceeds Account shall be applied to the payment of principal on the related Subclass or Subclasses of Class A Notes sequentially according to their lowest numerical designation until all Class A Notes are paid in full.

Class A Quarterly Interest Funding Account

       The indenture trustee will establish the Class A Quarterly Interest Funding Account for the benefit of the holders of the Class A Notes. On each Monthly Distribution Date until the Class A Notes are paid in full, the indenture trustee will deposit the Class A Quarterly Interest Funding Account Deposit Amount into the Class A Quarterly Interest Funding Account to the extent that funds are available.

       Amounts on deposit in the Class A Quarterly Interest Funding Account will be invested in Permitted Investments with maturity dates no later than the next Monthly Distribution Date.

       On each Quarterly Payment Date, the indenture trustee will apply the funds on deposit in the Class A Quarterly Interest Funding Account after giving effect to the deposits and withdrawals with respect to the Quarterly Pay Floating Rate Class A Note Interest Rate Swaps and the deposits made pursuant to clause (3) under “— Priority of Payments” as follows:

(1)	to pay to the holders of each Subclass of Quarterly Pay Class A Notes their pro rata share of the amounts on deposit in the Class A Quarterly Interest Funding Account according to the amount of interest due to each Subclass to the extent necessary to pay the full amount of interest due and payable on each such Subclass; and

(2)	to deposit any amounts remaining (which will generally be equal to the amount of earnings on Permitted Investments in the account) into the Collections Account to be applied on such Monthly Distribution Date in accordance with the priorities set forth above under “— Priority of Payments”.

Reserve Account

       Under the Receivables Transfer and Servicing Agreements, the seller will establish the Reserve Account with the indenture trustee. The Reserve Account will be held in the name of the indenture trustee for the benefit of the holders of the notes and certificates. To the extent that amounts on deposit in the Reserve Account are depleted, the holders of the notes and certificates will have no recourse to the assets of the seller or servicer as a source of payment.

       Deposits to the Reserve Account. The Reserve Account will be funded by an initial deposit by the seller on the Closing Date in the amount of $14,997,999.97, which equals 0.50% of the initial Pool Balance (the “Reserve Initial Deposit”). On each Monthly Distribution Date, the indenture trustee will withdraw funds from the Collection Account to the extent available after payment of the Total Required Payment to the extent necessary to increase the balance in the Reserve Account to the Specified Reserve Balance. See “— Distributions — Priority of Payments” above.

       In addition, if a deposit is to be made into the Accumulation Account on any Monthly Distribution Date or was made on any prior Monthly Distribution Date, the Specified Reserve Balance will be increased to compensate in part for any negative carry between the interest rates payable on the notes and certificates (and the servicing fee) and the interest rate payable on Permitted Investments in the Accumulation Account in an amount equal to the product of (i) the amount remaining on deposit in the Accumulation Amount after giving effect to any withdrawals or deposits on such Monthly Distribution Date, (ii) the weighted average interest rate of the securities (after giving effect to all principal payments on such Monthly Distribution Date) minus one-month LIBOR (determined as of the second London banking day prior to such Monthly Distribution Date) less 2.50%, and (iii) a fraction, which (x) if such Monthly Distribution Date occurs during the Revolving Period, the numerator of which is one and the denominator of which is 12, and (y) if such Monthly Distribution Date occurs during the Amortization Period, the numerator of which is the number of Monthly Distribution Dates after such Monthly Distribution Date through and including the next Monthly Distribution Date that is a Targeted Scheduled Distribution Date for any Subclass of Class A Notes and the denominator of which is 12.

       There is no assurance that these increases in the Specified Reserve Balance will be sufficient to compensate for any negative carry or that there will be sufficient funds to deposit to the Reserve Account in the amount of such increase.

       Withdrawals from the Reserve Account. On each Monthly Distribution Date, the indenture trustee will withdraw from amounts on deposit in the Reserve Account, the Reserve Account Excess Amount, if any, and the amount of any shortfall between the Total Required Payment and Available Funds on such Monthly Distribution Date. The indenture trustee will withdraw from amounts on deposit in the Reserve Account on the Final Scheduled Distribution Date of any Class or Subclass of notes or certificates amounts necessary to pay in full such Class or Subclass of securities after giving effect to the Available Funds and any amount withdrawn to pay a shortfall in the Total Required Payment as described in the preceding sentence. At no time, however, will amounts on deposit in the Reserve Account be available to pay principal of the Class A Notes on a Targeted Scheduled Distribution Date except to the extent of amounts withdrawn in respect of the portion of the Total Required Payment consisting of a First Priority Principal Distribution Amount or a Second Priority Principal Distribution Amount. See “— Distributions — Deposits to the Collection Account and Determination of Available Collections” above.

       In addition, the indenture trustee will withdraw amounts from the Reserve Account on any Monthly Distribution Date to the extent that such amounts, together with the Available Funds for such Monthly Distribution Date, would be sufficient to pay the sum of the Servicing Fee, all Net Swap Payments, any swap termination payments and principal and interest on all outstanding notes and certificates.

       If the amounts on deposit in the Reserve Account on any Monthly Distribution Date, after giving effect to all other deposits, including the deposit described under clause (10) under “— Distributions — Priority of Payments” above, and withdrawals therefrom on such Monthly Distribution Date, is greater than the Specified Reserve Balance for such Monthly Distribution Date, the servicer will instruct the indenture trustee to distribute the Reserve Account Excess Amount to the seller. Upon any such distribution to the seller, neither the holders of the notes nor the holders of the certificates will have any rights in, or claim to, such amounts.

       Investments. Amounts on deposit in the Reserve Account will be invested by the indenture trustee at the direction of the seller in Permitted Investments and investment earnings (net of losses and investment expenses) therefrom will be deposited into the Reserve Account. Permitted Investments are generally limited to obligations or securities that mature on or before the next Monthly Distribution Date. However, to the extent each Rating Agency rating the notes or certificates confirms that such actions will not adversely affect its ratings of the notes or certificates, funds in the Reserve Account may be invested in Permitted Investments that will not mature prior to the next Monthly Distribution Date and Permitted Investments will not be sold to meet any shortfalls.

       Funds in the Reserve Account Will be Limited. Amounts on deposit in the Reserve Account from time to time are available to:

•	enhance the likelihood that you will receive the amounts due on your notes; and

•	decrease the likelihood that you will experience losses on your notes.

       However, the amounts on deposit in the Reserve Account are limited to the Specified Reserve Balance. If the amount required to be withdrawn from the Reserve Account to cover shortfalls in funds on deposit in the Collection Account exceeds the amount on deposit in the Reserve Account, a temporary shortfall in the amounts distributed to the holders of the notes could result. In addition, depletion of the Reserve Account ultimately could result in losses on your notes.

       After making distributions which are ranked senior in priority, the trust will deposit amounts to the Reserve Account in order to maintain the Specified Reserve Balance.

       After the payment in full, or the provision for such payment, of all accrued and unpaid interest on the notes and certificates and the outstanding principal amount of the notes and certificates, any funds remaining on deposit in the Reserve Account, subject to certain limitations, will be paid to the seller.

Reports to Securityholders

       On or prior to each Monthly Distribution Date, the servicer or administrator will provide a statement (i) to the indenture trustee to be delivered to the noteholders, (ii) to the Luxembourg Paying Agent to be made available to the noteholders and (iii) to the owner trustee to be delivered to the certificateholders. Each statement will include (to the extent applicable) the following information for the related Monthly Distribution Date:

(1)	the amount allocable to interest for each class or Subclass of notes and certificates, the amount allocable to each Subclass of the Quarterly Pay Class A Notes to be deposited into the Class A Quarterly Interest Funding Account and the amount to be paid to each Subclass of Floating Rate Class A Notes from amounts on deposit in the Class A Quarterly Interest Funding Account;

(2)	(a) during the Revolving Period, the amount deposited to the Principal Distribution Account, the amount applied from the Principal Distribution Account to purchase Additional Receivables, the amount applied from the Accumulation Account to purchase Additional Receivables, and the aggregate principal balance of the Additional Receivables and (b) during the Amortization Period, the amount allocable to principal for each class of notes and certificates, including the Class A Percentage and Variable Pay Term Note Percentage thereof;

(3)	the amount of any withdrawals from the Reserve Account (separately stated by purpose) and the Accumulation Account;

(4)	the Pool Balance as of the close of business on the last day of the preceding Collection Period;

(5)	the Yield Supplement Overcollateralization Amount for such Monthly Distribution Date;

(6)	the aggregate outstanding principal amount for each class of notes and certificates and any related factors needed to compute the principal amount outstanding of the notes or certificates, each after giving effect to all payments reported under clauses (1) and (2) above on such date;

(7)	the amount of the servicing fee and any unpaid servicing fee for the related Collection Period;

(8)	the amount of the aggregate Realized Losses, if any, for the related Collection Period;

(9)	previously due and unpaid interest payments (plus interest accrued on such unpaid interest), if any, on the notes and the certificates;

(10)	previously due and unpaid principal payments (plus interest accrued on such unpaid principal), if any, on the notes and the certificates;

(11)	the aggregate Purchase Amounts for receivables, if any, that were repurchased in the related Collection Period;

(12)	the balance of the Reserve Account on such date, after giving effect to changes therein on such date;

(13)	the Specified Overcollateralization Amount on such date, before and after giving effect to changes therein on such date;

(14)	the amount of Servicer Collections Advances on such date;

(15)	for the first Monthly Distribution Date that is on or immediately following the end of the Revolving Period, the amount remaining in the Principal Distribution Account that has not been used to fund the purchase of Additional Receivables;

(16)	for any Targeted Scheduled Distribution Date, and any other Monthly Distribution Date which occurs after a Targeted Scheduled Distribution Date on which the related Subclass of Class A Notes has not been paid in full, the aggregate principal amount of any Variable Pay Term Notes to be issued on such date;

(17)	the amount, if any, to be deposited in the Accumulation Account and the balance of the Accumulation Account on such date, after giving effect to changes therein on such date;

(18)	whether an Early Amortization Event has occurred;

(19)	if such Monthly Distribution Date is a Targeted Scheduled Distribution Date, whether the related Subclass of Class A Notes will be paid in full; and

(20)	if such Monthly Distribution Date occurs after a Targeted Scheduled Distribution Date on which the related Subclass of Class A Notes has not been paid in full, whether such Subclass remains outstanding.

       Each amount set forth under clauses (1), (7), (9) and (10) and, during the Amortization Period, subclause (b) of clause (2), with respect to the notes or the certificates will be expressed as a dollar amount per $1,000 of the initial principal amount of such notes or the initial Certificate Balance of such certificates, as applicable.

       Reports and notices to the holders of the notes will be given by first-class mail, postage prepaid, to the registered holders of such notes or certificates at their address appearing in the note register and will be available at the office of the Luxembourg Paying Agent. In addition, for so long as the Class A Notes or the Class B Notes are outstanding and listed on the Luxembourg Stock Exchange and as the rules of the exchange require, notices to the holders of such notes will be given by publication in a newspaper of general circulation in Luxembourg. Such publication notice, if required, is expected to be made in the Luxemburger Wort.

       Within the prescribed period of time for federal income tax reporting purposes after the end of each calendar year during the term of the trust, the owner trustee will mail to each person who at any time during such calendar year has been a securityholder with respect to the trust and received any payment thereon a statement containing certain information for the purposes of such securityholder’s preparation of federal income tax returns. See “Federal Income Tax Matters”.

Certain Covenants of the Trust Under the Indenture

       Restrictions on Consolidation or Merger of Trust. To protect the assets of the trust and the interests of the noteholders, the indenture will generally prohibit the consolidation or merger of the trust with another entity. The trust will only be allowed to consolidate or merge if all of the following has occurred: (i) the surviving entity is organized under U.S. laws, (ii) the entity expressly assumes the trust’s obligation under the indenture, (iii) no Event of Default (or with notice or lapse of time or both would become) will occur and be continue as a result of the consolidation or merger, (iv) the rating of the notes and the certificates will not be reduced or withdrawn by the Rating Agencies as a result of the consolidation or merger, (v) the trust has received an opinion of counsel stating that such consolidation or merger will have no material adverse tax consequence to the trust or any holder of notes or certificates, (vi) actions to maintain the lien and security interest created by the indenture have been taken, and (vii) the trust has received an opinion of counsel and officer’s certificate stating that the consolidation or merger satisfies all requirements under the indenture.

       Negative Covenants. The trust will make certain negative covenants that are intended to protect the assets and interests of the noteholders. The trust will covenant, among other things, not to (i) dispose of its assets, except as expressly permitted, (ii) take a credit or deduction on the amounts payable on the notes (other than amounts withheld for tax or state law purposes) or assert a claim against the holders of the notes for payment of taxes, (iii) dissolve or liquidate the trust, (iv) subordinate or impair the lien created under the indenture, (v) allow the indenture to become invalid (vi) release the obligations created under the indenture, except as expressly permitted, or (vii) allow the creation of any lien or other encumbrance which would burden the assets or proceeds of the trust, except as may be allowed under the indenture.

       The trust will not incur, assume or guarantee any indebtedness other than indebtedness incurred under the related notes and indenture, the related certificates and as a result of any Servicer Collections Advances or Servicer Liquidity Advances made to it by the servicer or otherwise in accordance with the transaction documents.

The Indenture Trustee

       The Chase Manhattan Bank, a New York corporation, will be the indenture trustee under the indenture. The principal trust offices of The Chase Manhattan Bank are located at 450 West 33rd Street, New York, New York 10001.

       The indenture trustee may resign at any time, in which event the trust will be obligated to appoint a successor indenture trustee. The trust will remove the indenture trustee if the indenture trustee ceases to be eligible under the indenture or if the indenture trustee becomes insolvent. In such circumstances, the trust will be obligated to appoint a successor indenture trustee for the notes of the trust. In addition, a majority of the Controlling Class of notes may remove the indenture trustee without cause and may appoint a successor indenture trustee. Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee for the notes of the trust does not become effective until acceptance of the appointment by the successor indenture trustee.

SALE AND SERVICING OF RECEIVABLES

Sale and Assignment of Receivables

       Sale and Assignment of Receivables. Before the trust issues the securities, Ford Credit will sell and assign to the seller under the purchase agreement, without recourse, its entire interest in the receivables, including its security interests in the related financed vehicles in exchange for the net proceeds received by the seller from the sale of the notes and the certificates. When the trust issues the securities, the seller will sell and assign to the trust under the Receivables Transfer and Servicing Agreements, without recourse, the seller’s entire interest in the receivables, including its security interests in the related financed vehicles, in exchange for the notes and certificates issued by the trust. Each such receivable will be identified in a schedule to the Receivables Transfer and Servicing Agreements. The indenture trustee will not independently verify the existence and eligibility of any receivables. The indenture trustee will, concurrently with the sale and assignment, execute and deliver the notes and the owner trustee will execute and deliver the certificates to the seller in exchange for the receivables. Additional Receivables will be sold by Ford Credit to the seller and by the seller to the trust on Monthly Distribution Dates during the Revolving Period.

       Representations and Warranties. In the purchase agreement, Ford Credit will represent and warrant to the seller, and in the Receivables Transfer and Servicing Agreements the seller will represent and warrant to the trust, among other things, that at the Closing Date and on the date of each transfer of Additional Receivables:

•	the information provided about the related receivables is correct in all material respects;

•	the obligor on each related receivable had obtained or agreed to obtain physical damage insurance in accordance with Ford Credit’s normal requirements;

•	the related receivables are free and clear of all security interests, liens, charges, and encumbrances (such representation and warranty will be made to the best of its knowledge with respect to mechanic’s liens and the like relating to each financed vehicle) and no setoffs, defenses, or counterclaims against it have been asserted or threatened;

•	each of the related receivables is or will be secured by a first priority perfected security interest in the financed vehicle in favor of Ford Credit or PRIMUS; and

•	each related receivable, at the time it was originated, complied, and at the date of issuance of the notes and certificates and at each transfer date of each Additional Receivable complies in all material respects with applicable federal and state laws, including consumer credit, truth in lending, equal credit opportunity, and disclosure laws.

       If there is a breach of representation or warranty then the seller is obligated to repurchase the related receivable. As of the last day of the second (or, if the seller elects, the first) Collection Period following the discovery by or notice to the seller of a breach of any representation or warranty of the seller which materially and adversely affects the interests of the trust in any receivable, the seller, unless the breach has been cured, will purchase such receivable from the trust. Ford Credit will then be required to purchase such receivable from the seller, at a price equal to the Purchase Amount. The purchase obligation will constitute the sole remedy available to the noteholders, certificateholders and the indenture trustee in respect of the trust for any such uncured breach.

Accounts Established by the Servicer

       Accounts of the Trust. In general, the servicer will be permitted to retain collections on the receivables until the Business Day preceding any Monthly Distribution Date. However, the servicer will be required to remit collections received with respect to the receivables not later than the second Business Day after receipt to the Collection Account (1) if there is an Event of Servicing Termination, (2) if Ford Credit is no longer the servicer or (3) if Ford Credit’s short-term rating is no longer rated P-1 by Moody’s, A-1 by S&P or F-1 by Fitch. The following accounts will be established:

•	the servicer will establish the Collection Account with the indenture trustee in the name of the indenture trustee on behalf of the holders of the notes and certificates and the swap counterparty;

•	the servicer will establish the Principal Distribution Account in the name of the indenture trustee within the Collection Account on behalf of the holders of the notes and certificates and the swap counterparty;

•	the servicer will establish the Certificate Interest Distribution Account in the name of the owner trustee;

•	the servicer will establish the Certificate Principal Distribution Account in the name of the owner trustee;

•	the servicer will establish the VPTN Proceeds Account with the indenture trustee in the name of the indenture trustee on behalf of the holders of the Class A Notes;

•	the servicer will establish the Class A Quarterly Interest Funding Account with the indenture trustee in the name of the indenture trustee on behalf of the holders of the Class A Notes;

•	the servicer will establish the Accumulation Account in the name of the indenture trustee on behalf of the holders of the notes and certificates; and

•	the servicer will establish and will maintain the Reserve Account in the name of the indenture trustee on behalf of the holders of the notes and certificates and the swap counterparty.

       The trust will pledge the Collection Account, the Principal Distribution Account, the Accumulation Account and the Reserve Account to the indenture trustee for the benefit of the holders of the notes and the swap counterparties. The VPTN Proceeds Account and the Class A Quarterly Interest Funding Account will be pledged by the trust to the indenture trustee for the benefit of the holders of the Class A Notes.

       Payahead Account. The servicer also will establish and will maintain with the indenture trustee the Payahead Account. Amounts credited to the Payahead Account are held for the benefit of obligors who have made a payment before its due date and are applied on the due date. The Payahead Account will not be included in the property of the trust.

Servicing of Receivables

       General. Under the Receivables Transfer and Servicing Agreements, the servicer will service and administer the receivables held by the trust and, as custodian on behalf of the trust, will maintain possession as the trustee’s agent of the retail installment sale contracts and any other documents relating to such receivables. To assure uniform quality in servicing both the receivables and the servicer’s own portfolio of receivables, as well as to facilitate servicing and save administrative costs, the installment sale contracts and other documents relating thereto will not be physically segregated from other similar documents that are in the servicer’s possession or otherwise stamped or marked to reflect the transfer to the trust so long as Ford Credit is servicing the related receivables. However, Uniform Commercial Code financing statements reflecting the sale and assignment of the receivables by Ford Credit to the seller and by the seller to the trust, will be filed, and the servicer’s accounting records and computer systems will be marked to reflect such sale and assignment. Because the receivables will remain in the servicer’s possession and will not be stamped or otherwise marked to reflect the assignment to the trust if a subsequent purchaser were to obtain physical possession of such receivables without knowledge of the assignment, the trust’s interest in the receivables could be defeated. See “Certain Legal Aspects of the Receivables — Security Interests in Vehicles.”

       Servicing Procedures of the Servicer. Ford Credit will act as servicer and make reasonable efforts to collect all payments due with respect to the receivables held by the trust and will use the same collection procedures that it follows with respect to automotive retail installment sale contracts that it continues to own, in a manner consistent with the Receivables Transfer and Servicing Agreements.

       Consistent with its normal procedures, the servicer may, in its discretion, arrange with the obligor on a receivable to defer or modify the payment schedule. Some of such arrangements may require the servicer to purchase the receivable while others may result in the servicer making Servicer Collections Advances with respect to the receivable. The servicer may be obligated to purchase or make Servicer Collections Advances with respect to any receivable if, among other things, it extends the date for final payment by the obligor of such receivable beyond six months past the last day of the Collection Period preceding the latest date that a receivable matures, changes the APR or the total amount or number of scheduled payments of such receivable or fails to maintain a perfected security interest in the related financed vehicle. If the servicer determines that eventual payment in full of a receivable is unlikely, the servicer will follow its normal practices and procedures to realize upon the receivable, including the repossession and disposition of the financed vehicle securing the receivable at a public or private sale, or the taking of any other action permitted by applicable law. Ford Credit may from time to time take additional security securing payment of any receivable held by the trust.

       Collections May Be Retained by the Servicer During the Collection Period; Certain Applications of Collections. So long as Ford Credit is the servicer and provided that (1) there exists no Event of Servicing Termination and (2) each other condition to making monthly deposits as may be required by the Receivables Transfer and Servicing Agreements is satisfied, the servicer may retain all payments on the receivables received from obligors and all proceeds of the receivables collected during a Collection Period until the Business Day preceding the applicable Monthly Distribution Date. However, if such conditions are not met, the servicer will be required to deposit such amounts into the related collection account not later than the second Business Day after receipt. The servicer or the seller, as the case may be, will remit the aggregate Purchase Amount of any receivables to be purchased from the trust to the Collection Account on or prior to the Business Day preceding the applicable Monthly Distribution Date. Pending deposit into the Collection Account, collections may be employed by the servicer at its own risk and for its own benefit and will not be segregated from its own funds. For further discussion of servicer retention of collections, see “Risk Factors — You May Suffer Losses on Your Securities Because the Servicer Will Hold Collections and Commingle Them with its Own Funds”.

       Collections on a receivable made during a Collection Period which are not late fees, prepayment charges, or certain other similar fees or charges shall be applied first to any outstanding Servicer Collections Advances made by the servicer with respect to such receivable and then to the scheduled payment. To the extent that collections on an Actuarial Receivable during a Collection Period exceed the outstanding Actuarial Advances and the scheduled payment on such Actuarial Receivable, the collections shall be applied to prepay the Actuarial Receivable in full. If the collections are insufficient to prepay the Actuarial Receivable in full, they generally shall be treated as Payaheads until such later Collection Period as such Payaheads may be transferred to the Collection Account and applied either to the scheduled payment or to prepay the Actuarial Receivable in full.

       Servicer May Make Advances. To the extent the collections on an Actuarial Receivable for a Collection Period are less than the scheduled payment, the amount of Payaheads made on such Actuarial Receivable not previously applied, if any, with respect to such Actuarial Receivable shall be applied by the servicer to the extent of the shortfall. To the extent of any remaining shortfall, the servicer may make an Actuarial Advance. The servicer will be obligated to make an Actuarial Advance in respect of an Actuarial Receivable only to the extent that the servicer, in its sole discretion, expects to recoup the Actuarial Advance from the related obligor, the Purchase Amount or Liquidation Proceeds. The servicer will deposit Actuarial Advances in the Collection Account on or prior to the Business Day preceding the applicable Monthly Distribution Date. The servicer will be entitled to recoup its Actuarial Advances from subsequent payments by or on behalf of the obligor, collections of Liquidation Proceeds and payment of any related Purchase Amount; or, upon the determination that reimbursement from the preceding sources is unlikely, will be entitled to recoup its Actuarial Advances from collections from other receivables.

       On or before each applicable Monthly Distribution Date, the servicer shall deposit into the Collection Account an amount equal to the Simple Interest Advance. If the Simple Interest Advance is a negative number, an amount equal to such amount shall be paid to the servicer in reimbursement of outstanding Simple Interest Advances. In addition, in the event that a Simple Interest Receivable becomes a Liquidated Receivable, the amount of accrued and unpaid interest thereon (but not including interest for the then current Collection Period) shall be withdrawn from the Collection Account and paid to the servicer in reimbursement of outstanding Simple Interest Advances. No advances of principal will be made with respect to Simple Interest Receivables.

       In the event that an obligor shall prepay a receivable in full, if the related contract did not require such obligor to pay a full month’s interest for the month of prepayment, at the APR, the servicer will advance the amount of such interest. The servicer will not be entitled to recoup any such advance. The servicer may instruct the indenture trustee to withdraw such Servicer Collections Advances instead from the reserve account provided that the servicer within two Business Days replaces in the reserve account any funds so used.

       Compensation Payable to the Servicer. The servicer is entitled to receive the Servicing Fee on each Monthly Distribution Date. The Servicing Fee, together with any portion of the Servicing Fee that remains unpaid from prior Monthly Distribution Dates, will be payable on each Monthly Distribution Date. The Servicing Fee will be paid only to the extent of the funds on deposit in the Collection Account with respect to the Collection Period preceding such Monthly Distribution Date, including funds, if any, deposited into the Collection Account from the Reserve Account and the Payahead Account. The servicer also is entitled to receive the Supplemental Servicing Fee.

       The Servicing Fee and the Supplemental Servicing Fee are intended to compensate the servicer for performing the functions of a third party servicer of the receivables as an agent for their beneficial owner, including collecting and posting all payments, responding to inquiries of obligors on the receivables, investigating delinquencies, sending payment coupons to obligors, reporting federal income tax information to obligors, paying costs of collections, and policing the collateral. The fees will also compensate the servicer for administering the Receivables Pool, including making advances, accounting for collections, furnishing monthly and annual statements to the owner trustee and indenture trustee with respect to distributions, and generating federal income tax information for the trust. The fees also will reimburse the servicer for certain taxes, the fees of the owner trustee, Delaware trustee and indenture trustee, accounting fees, outside auditor fees, data processing costs, and other costs incurred in connection with administering the receivables.

       Servicer Allowed to Make Net Deposits. As an administrative convenience and for so long as certain conditions are satisfied (see “— Collections May Be Retained by the Servicer During the Collection Period; Certain Applications of Collections” above), the servicer will be permitted to make the deposit of collections, aggregate Servicer Collections Advances and Purchase Amounts for the trust for or with respect to the related Collection Period, net of distributions to the servicer as reimbursement of Servicer Collections Advances or payment of fees to the servicer with respect to such Collection Period. Similarly, the servicer may cause to be made a single, net transfer from the collection account to any related payahead account, or vice versa. The servicer, however, will account to the indenture trustee, the noteholders and the certificateholders as if all deposits, distributions, and transfers were made individually.

       Evidence as to Compliance of the Servicer. The Receivables Transfer and Servicing Agreements will provide that a firm of independent certified public accountants will furnish to the indenture trustee annually a statement as to compliance by the servicer during the preceding twelve months (or, in the case of the first such statement, from the Closing Date) with certain standards relating to the servicing of the receivables, the servicer’s accounting records and computer files with respect thereto and certain other matters.

       The Receivables Transfer and Servicing Agreements will also provide for delivery to the indenture trustee substantially simultaneously with the delivery of such accountants’ statement referred to above, of a certificate signed by an officer of the servicer stating that the servicer has fulfilled its obligations under the Receivables Transfer and Servicing Agreements throughout the preceding twelve months (or, in the case of the first such certificate, from the Closing Date) or, if there has been a default in the fulfillment of any such obligation, describing each such default. The servicer has agreed to give the owner trustee and indenture trustee notice of certain Events of Servicing Termination under the Receivables Transfer and Servicing Agreements. Copies of such statements and certificates may be obtained by securityholders by a request in writing addressed to the indenture trustee.

       Certain Other Matters Regarding the Servicer. The Receivables Transfer and Servicing Agreements will provide that Ford Credit may not resign from its obligations and duties as servicer thereunder, except upon a determination that Ford Credit’s performance of such duties is no longer permissible under applicable law. No such resignation will become effective until a successor servicer has assumed Ford Credit’s servicing obligations and duties under the Receivables Transfer and Servicing Agreements.

       The Receivables Transfer and Servicing Agreements will further provide that neither the servicer nor any of its directors, officers, employees and agents will be under any liability to the trust, the noteholders or the certificateholders for taking any action or for refraining from taking any action under the Receivables Transfer and Servicing Agreements or for errors in judgment; except that neither the servicer nor any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the servicer’s duties thereunder or by reason of reckless disregard of its obligations and duties thereunder. In addition, the Receivables Transfer and Servicing Agreements will provide that the servicer is under no obligation to appear in, prosecute or defend any legal action that is not incidental to the servicer’s servicing responsibilities under the Receivables Transfer and Servicing Agreements and that, in its opinion, may cause it to incur any expense or liability. The servicer may, however, undertake any reasonable action that it may deem necessary or desirable in respect of the Receivables Transfer and Servicing Agreements, the rights and duties of the parties thereto, and the interests of the securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs, and liabilities of the servicer, and the servicer will not be entitled to be reimbursement.

       Under the circumstances specified in the Receivables Transfer and Servicing Agreements, any entity into which the servicer may be merged or consolidated, or any entity resulting from any merger or consolidation to which the servicer is a party, or any entity succeeding to the business of the servicer or, with respect to its obligations as servicer, any corporation 50% or more of the voting stock of which is owned, directly or indirectly, by Ford Motor Company, which corporation or other entity in each of the foregoing cases assumes the obligations of the servicer, will be the successor of the servicer under the Receivables Transfer and Servicing Agreements. For as long as Ford Credit is the servicer, it may at any time subcontract some or substantially all of its duties as servicer under the Receivables Transfer and Servicing Agreements to any corporation more than 50% of the voting stock of which is owned, directly or indirectly, by Ford Motor Company and the servicer may at any time perform certain specific duties as servicer through other subcontractors.

       Events of Servicing Termination. “Events of Servicing Termination” under the Receivables Transfer and Servicing Agreements will consist of:

•	any failure by the servicer or the seller, as the case may be, to deliver to the indenture trustee for distribution to the securityholders or for deposit in the Trust Accounts, the Certificate Interest Distribution Account or the Certificate Principal Distribution Account, any required payment, which failure continues unremedied for three Business Days after written notice from the indenture trustee is received by the servicer or the seller, as the case may be, or after discovery by an officer of the servicer or the seller, as the case may be;

•	any failure by the servicer or the seller, as the case may be, duly to observe or perform in any material respect any other covenant or agreement in the Receivables Transfer and Servicing Agreements, which failure materially and adversely affects the rights of the noteholders or the certificateholders and which continues unremedied for 90 days after the giving of written notice of such failure (A) to the servicer or the seller, as the case may be, by the indenture trustee or (B) to the servicer, the seller and the indenture trustee by holders of notes or certificates, as applicable, of not less than 25% in principal amount of the Controlling Class of notes (or, if no notes are outstanding, 25% by Certificate Balance of the Controlling Class of certificates);

•	certain events of bankruptcy, insolvency or similar proceedings or the winding up or liquidation of the seller’s or servicer’s affairs which have continued unstayed and in effect for a period of sixty (60) consecutive days; and

•	the consent by the servicer or seller to the appointment of a conservator or receiver in any insolvency or similar proceedings, or the servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition for insolvency or reorganization, make an assignment for the benefits of its creditors, or voluntarily suspend payment of its obligations or become insolvent;

       Rights Upon Event of Servicing Termination. If an Event of Servicing Termination occurs, the indenture trustee or holders of not less than a majority of the principal amount of the Controlling Class of notes (or, if no notes are outstanding, a majority of the Certificate Balance of the Controlling Class of certificates) may remove the servicer without the consent of any of the other securityholders, whereupon a successor servicer appointed by the indenture trustee will succeed to all the responsibilities, duties and liabilities of the servicer under the Receivables Transfer and Servicing Agreements and will be entitled to similar compensation arrangements. For further discussion of the rights of Noteholders and Certificateholders upon an Event of

Servicing Termination, see “Risk Factors — the Controlling Class Controls Removal of the Servicer upon a Default on its Servicing Obligations”.

       If, however, a bankruptcy trustee or similar official has been appointed for the servicer, and no Event of Servicing Termination other than such appointment has occurred, such bankruptcy trustee or official may have the power to prevent the indenture trustee, the noteholders or the certificateholders from effecting a transfer of servicing. In the event that the indenture trustee is legally unable to act as servicer, it may appoint, or petition a court of competent jurisdiction for the appointment of, a successor with a net worth of at least $100,000,000 and whose regular business includes the servicing of motor vehicle receivables. The indenture trustee may make such arrangements for compensation to be paid, which in no event may be greater than the servicing compensation to the servicer under the Receivables Transfer and Servicing Agreements.

       Waiver of Past Events of Servicing Termination. If an Event of Servicing Termination occurs, a majority of the principal amount of the Controlling Class of notes (or, if no notes are outstanding, a majority of the Certificate Balance of the Controlling Class of certificates), subject to the exceptions provided in the Receivables Transfer and Servicing Agreements, may waive any Event of Servicing Termination except for a failure to make any required deposits to or payments from any account, without the consent of any of the other securityholders. The certificateholders will not have the right to determine whether any Event of Servicing Termination should be waived until the notes have been paid in full.

Other Provisions of the Receivables Transfer and Servicing Agreements

       Termination of Agreements. The obligations of the servicer, the seller, the owner trustee and the indenture trustee under the Receivables Transfer and Servicing Agreements will terminate upon the earlier of (1) the maturity or other liquidation of the last related receivable and the disposition of any amounts received upon liquidation of any such remaining receivables, (2) the payment to noteholders and certificateholders of the trust of all amounts required to be paid to them under the Receivables Transfer and Servicing Agreements and (3) an Optional Redemption.

       Amendment of Agreements. The parties to each of the Receivables Transfer and Servicing Agreements may amend such agreements without the consent of the noteholders and certificateholders, to add any provisions to or change or eliminate any of the provisions of the Receivables Transfer and Servicing Agreements or modify the rights of the noteholders or certificateholders; provided that such action will not, in the opinion of counsel satisfactory to the indenture trustee, materially and adversely affect the interest of any the holder of notes or certificates. The Receivables Transfer and Servicing Agreements may also be amended by the seller, the servicer or the indenture trustee with the consent of the holders of notes of the trust evidencing not less than a majority in principal amount of each class of notes, voting separately, and the holders of the certificates evidencing not less than a majority of the Certificate Balance of such certificates then outstanding, to add any provisions to or change or eliminate any of the provisions of such Receivables Transfer and Servicing Agreements or modify the rights of the noteholders or certificateholders; provided, however, that no such amendment may (1) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on the receivables or distributions that are required to be made for the benefit of the noteholders or certificateholders or change any interest rates on the notes and certificates or the amount required to be on deposit in the reserve account, if any, or (2) reduce the percentage of the notes or certificates of the trust which are required to consent to any such amendment, without the consent of the holders of all the outstanding notes and certificates of the trust and provided that an opinion of counsel as to certain tax matters is delivered if required.

The Administration Agreement

       Covenants of the Owner Trustee Relating to the Bankruptcy of the Trust. The trust agreement will provide that the owner trustee does not have the power to commence a voluntary proceeding in bankruptcy with respect to the trust without the unanimous prior approval of all certificateholders (excluding the seller, the servicer or their affiliates) of the trust and the delivery to the owner trustee by each such holder of certificates (excluding the seller, the servicer or their affiliates) of a certificate certifying that such holder of certificates reasonably believes that the trust is insolvent.

       Administration Agreement. Ford Credit, will be the administrator of the trust and will agree, to the extent provided in an administration agreement, to provide the notices and certain reports and to perform other administrative obligations required by the indenture. The administrator will be entitled to a periodic administration fee which will be paid by the seller as compensation for the performance of the administrator’s obligations under the administration agreement and as reimbursement for its expenses related thereto.

Governing Law

       The notes, the indenture, the purchase agreement, the sale and servicing agreement, the administration agreement and the interest rate swap agreements will be governed by, and construed in accordance with, the laws of the State of New York. The trust agreement and the certificates and will be governed by, and construed in accordance with, the laws of the State of Delaware.

CERTAIN LEGAL ASPECTS OF THE RECEIVABLES

Security Interests in Vehicles

       In all states in which the receivables have been originated, retail installment sale contracts such as the receivables evidence the credit sale of automobiles and light trucks by dealers to obligors; the contracts also constitute personal property security agreements and include grants of security interests in the vehicles under the Uniform Commercial Code. Perfection of security interests in the vehicles is generally governed by the motor vehicle registration laws of the state in which the vehicle is located. In most states in which the receivables have been originated, a security interest in a vehicle is perfected by notation of the secured party’s lien on the vehicle’s certificate of title. Each receivable prohibits the sale or transfer of the financed vehicle without the consent of Ford Credit or PRIMUS, as the case may be.

       Under the purchase agreement, Ford Credit will assign its security interests in the financed vehicles securing the related receivables to the seller. Under the Receivables Transfer and Servicing Agreements, the seller will assign its security interests in the financed vehicles securing the related receivables to the trust. However, because of the administrative burden and expense, the servicer, the seller and the trust will not amend any certificate of title to identify the trust as the new secured party on the certificates of title relating to the financed vehicles. Also, the servicer will continue to hold any certificates of title relating to the financed vehicles in its possession as custodian for the trust under the Receivables Transfer and Servicing Agreements. For further discussion of the sale of receivables, see “Sale and Servicing of Receivables — Sale and Assignment of Receivables”.

       In most states, assignments such as those under the purchase agreement and the Receivables Transfer and Servicing Agreements together with a perfected security interest in the chattel paper are an effective conveyance of a security interest in the vehicles subject to the chattel paper without amendment of any lien noted on a vehicle’s certificate of title, and the assignee succeeds thereby to the assignor’s rights as secured party. In the absence of fraud or forgery by the vehicle owner or the servicer or administrative error by state or local agencies, the notation of Ford Credit’s or PRIMUS’s lien on the certificates of title will be sufficient to protect the trust against the rights of subsequent purchasers of a financed vehicle or subsequent lenders who take a security interest in a financed vehicle. If there are any financed vehicles as to which Ford Credit or PRIMUS failed to obtain a perfected security interest, its security interest would be subordinate to, among others, subsequent purchasers of the financed vehicles and holders of perfected security interests. Such a failure would constitute a breach of Ford Credit’s warranties under the purchase agreement and of the seller’s warranties under the Receivables Transfer and Servicing Agreements and would create an obligation of Ford Credit under the purchase agreement and of the seller under the Receivables Transfer and Servicing Agreements to purchase the related receivable if such breach shall materially adversely affect the interest of the trust in such receivable and if such failure or breach shall not have been cured by the last day of the second (or, if the seller elects, the first) month following the discovery by or notice to the seller of such breach. By not identifying the trust as the secured party on the certificate of title, the trust’s interest in the chattel paper may not have the benefit of the security interest in the financed vehicle in all states or such security interest could be defeated through fraud or negligence. The seller will assign its rights under the purchase agreement to the trust. If the trust does not have a perfected security interest in a financed vehicle, its ability to realize on such financed vehicle in the event of a default would be adversely affected.

       Under the laws of most states, the perfected security interest in a vehicle would continue for four months after a vehicle is moved to a state other than the state in which it is initially registered and thereafter until the vehicle owner re-registers the vehicle in the new state. A majority of states generally require surrender of a certificate of title to re-register a vehicle; accordingly, a secured party must surrender possession if it holds the certificate of title to the vehicle, or, in the case of vehicles registered in states providing for the notation of a lien on the certificate of title but not possession by the secured party, the secured party would receive notice of surrender if the security interest is noted on the certificate of title. Thus, the secured party would have the opportunity to re-perfect its security interest in the vehicle in the state of relocation. In states that do not require a certificate of title for registration of a motor vehicle, re-registration could defeat perfection. In the ordinary course of servicing receivables, Ford Credit and PRIMUS take steps to effect re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor sells a vehicle, Ford Credit or PRIMUS must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related receivable before release of the lien. Under the Receivables Transfer and Servicing Agreements, the servicer will be obligated to take appropriate steps, at the servicer’s expense, to maintain perfection of security interests in the financed vehicles.

       Under the laws of most states, liens for repairs performed on a motor vehicle and liens for certain unpaid taxes take priority over even a perfected security interest in a financed vehicle. The Internal Revenue Code of 1986, as amended, also grants priority to certain federal tax liens over the lien of a secured party. Federal law and the laws of certain states permit the confiscation of motor vehicles under certain circumstances if used in unlawful activities, which may result in the loss of a secured party’s perfected security interest in the confiscated motor vehicle. Ford Credit will represent to the seller and the seller will represent to the trust that each security interest in a financed vehicle is or will be prior to all other present liens (other than tax liens and liens that arise by operation of law) upon and security interests in such financed vehicle. However, liens for repairs or taxes, or the confiscation of a financed vehicle, could arise or occur at any time during the term of a receivable. No notice will be given to the indenture trustee, noteholders or certificateholders in the event such a lien arises or confiscation occurs. Neither the seller nor the servicer will have any obligation to repurchase a receivable as to which any of the aforementioned occurrences result in the trust losing the priority of its security interest or its security interest in such financed vehicle after the Closing Date with respect to a receivable.

Repossession

       In the event of default by vehicle purchasers, the holder of the retail installment sale contract has all the remedies of a secured party under the Uniform Commercial Code, except where specifically limited by other state laws. The Uniform Commercial Code remedies of a secured party include the right to repossession by self-help means, unless such means would constitute a breach of the peace. Unless a vehicle is voluntarily surrendered, self-help repossession is the method employed by Ford Credit and PRIMUS in the majority of instances in which a default occurs and is accomplished simply by retaking possession of the financed vehicle. In cases where the obligor objects or raises a defense to repossession, or if otherwise required by applicable state law, a court order must be obtained from the appropriate state court, and the vehicle must then be repossessed in accordance with that order.

Notice of Sale; Cure Rights

       In the event of default by the obligor, some jurisdictions require that the obligor be notified of the default and be given a time period within which the obligor may cure the default prior to repossession. Generally, this right to cure may be exercised on a limited number of occasions.

       The Uniform Commercial Code and other state laws require the secured party to provide the obligor with reasonable notice of the date, time, and place of any public sale and/or the date after which any private sale of the collateral may be held. The obligor has the right to redeem the collateral prior to actual sale by paying the secured party the unpaid principal balance of the obligation plus reasonable expenses for repossessing, holding, and preparing the collateral for disposition and arranging for this sale, plus, in some jurisdictions, reasonable attorneys’ fees. In some states, a reinstatement right is permitted by payment of delinquent installments. Repossessed vehicles are generally disposed of by Ford’s Vehicle Marketing Department at auction.

Deficiency Judgments and Excess Proceeds

       The proceeds of resale of the repossessed vehicles generally will be applied to the expenses of resale and repossession and then to the satisfaction of the indebtedness of the obligor on the receivable. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, a deficiency judgment can be sought in those states that do not prohibit or limit such judgments. However, the deficiency judgment would be a personal judgment against the obligor for the shortfall, and a defaulting obligor can be expected to have very little capital or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

       Occasionally, after resale of a vehicle and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the Uniform Commercial Code requires the lender to remit the surplus to any holder of any lien with respect to the vehicle or if no such lienholder exists or there are remaining funds, the Uniform Commercial Code requires the lender to remit the surplus to the former obligor.

Consumer Protection Laws

       Numerous federal and state consumer protection laws and related regulations impose substantial requirements upon lenders and servicers involved in consumer finance. These laws include the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Federal Trade Commission Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the

Magnuson-Moss Warranty Act, the Federal Reserve Board’s Regulations B and Z, state adaptations of the National Consumer Credit Protection Act and of the Uniform Consumer Credit Code, and state motor vehicle retail installment sales acts, retail installment sales acts, and other similar laws. Also, state laws impose finance charge ceilings and other restrictions on consumer transactions and require contract disclosures in addition to those required under federal law. The requirements impose specific statutory liabilities upon creditors who fail to comply with their provisions. In some cases, this liability could affect an assignee’s ability to enforce consumer finance contracts such as the receivables.

       The so-called holder-in-due-course rule of the Federal Trade Commission, also known as the FTC rule, the provisions of which are generally duplicated by the Uniform Consumer Credit Code, other state statutes, or the common law in certain states, has the effect of subjecting a seller (and certain related lenders and their assignees) in a consumer credit transaction and any assignee of the seller to all claims and defenses which the obligor in the transaction could assert against the seller of the goods. Liability under the FTC rule is limited to the amounts paid by the obligor under the contract, and the holder of the contract may also be unable to collect any balance remaining due thereunder from the obligor.

       Most of the receivables will be subject to the requirements of the FTC rule. Accordingly, the trust, as holder of the related receivables, will be subject to any claims or defenses that the purchaser of the financed vehicle may assert against the seller of the financed vehicle. Such claims are limited to a maximum liability equal to the amounts paid by the obligor on the receivable. Under most state motor vehicle dealer licensing laws, sellers of motor vehicles are required to be licensed to sell motor vehicles at retail sale. Furthermore, Federal Odometer Regulations promulgated under the Motor Vehicle Information and Cost Savings Act require that all sellers of new and used vehicles furnish a written statement signed by the seller certifying the accuracy of the odometer reading. If a seller is not properly licensed or if an Odometer Disclosure Statement was not provided to the purchaser of the related financed vehicle, the obligor may be able to assert a defense against the seller of the vehicle. If an obligor were successful in asserting any such claim or defense, such claim or defense would constitute a breach of Ford Credit’s and the seller’s representations and warranties under the purchase agreement and the Receivables Transfer and Servicing Agreements and would create an obligation of Ford Credit and the seller to repurchase the receivable unless the breach is cured. For further discussion of Ford Credit’s and the seller’s representations and warranties, see “Sale and Servicing of Receivables — Sale and Assignment of Receivables — Representations and Warranties”.

       Courts have imposed general equitable principles on secured parties pursuing repossession of collateral or litigation involving deficiency balances. These equitable principles may have the effect of relieving an obligor from some or all of the legal consequences of a default.

       In several cases, obligors have asserted that the self-help remedies of secured parties under the Uniform Commercial Code and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. Courts have generally upheld the notice provisions of the Uniform Commercial Code and related laws as reasonable or have found that the repossession and resale by the creditor do not involve sufficient state action to afford constitutional protection to consumers.

       Ford Credit and the seller will warrant under the purchase agreement and the Receivables Transfer and Servicing Agreements that each receivable complies with all requirements of law in all material respects. Accordingly, if an obligor has a claim against the trust for violation of any law and such claim materially and adversely affects the trust’s interest in a receivable, such violation would constitute a breach of warranty under the purchase agreement and the Receivables Transfer and Servicing Agreements and would create an obligation of Ford Credit and the seller to repurchase the receivable unless the breach is cured. For further discussion of

Ford Credit’s and the seller’s representations and warranties, see “Sale and Servicing of Receivables — Sale and Assignment of Receivables — Representations and Warranties”.

Other Limitations

       In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a motor vehicle, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the motor vehicle at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

Transfers of Vehicles

       The terms of the receivables prohibit the sale or transfer of the vehicle securing a receivable without consent and permit acceleration of the maturity of the receivable upon a sale or transfer without consent except where prohibited by law. The servicer does not intend to consent to any sale or transfer and intends to require prepayment of the receivable. The servicer may enter into a transfer of equity agreement with the secondary purchaser for the purpose of effecting the transfer of the financed vehicle.

FEDERAL INCOME TAX MATTERS

       The following is a general summary of certain federal income tax consequences of the purchase, ownership and disposition of the Class A Notes and Class B Notes. Unless otherwise indicated, this summary deals only with the consequences to the holders of such notes that are U.S. persons, as defined below, who acquired their notes at their original issue price in the original issuance of those notes and who hold these notes as capital assets.

       The summary does not purport to deal with federal income tax consequences applicable to all categories of holders of the Class A Notes and Class B Notes, some of which may be subject to special rules. For example, it does not discuss the tax treatment of noteholders that are:

•	insurance companies;

•	regulated investment companies;

•	dealers in securities or currencies;

•	tax exempt entities;

•	persons holding notes as apart of a hedging, integrated conversion, or constructive sale transaction or a straddle; or

•	persons whose functional currency is not the U.S. Dollar.

       Moreover, there are no cases or Internal Revenue Service rulings on similar transactions involving both debt instruments and equity interests issued by a trust with terms similar to those of the Class A Notes and Class B Notes. As a result, the IRS may disagree with all or a part of the discussion below. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of the Class A Notes and the Class B Notes.

       The following summary is based upon current provisions of the Code, the Treasury regulations under the Code and judicial or ruling authority, all of which are subject to change, which change may be retroactive. Special Tax Counsel will provide to the trust an opinion regarding certain federal income tax matters discussed below. An opinion of Special Tax Counsel, however, is not binding on the IRS or the courts. We have not sought, nor will we seek, a ruling on any of the issues discussed below.

       For purposes of this discussion, the term U.S. person means a beneficial owner of a Class A Note or Class B Note who is:

•	a citizen or resident of the United States;

•	a corporation or partnership created or organized in the United States or under the laws of the United States or any political subdivision of the United States;

•	an estate the income of which is subject to United States federal income taxation regardless of its source; or

•	a trust that is subject to the supervision of a court within the United States and the control of a United States person as described in section 7701(a)(30) of the Code or that has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

       For purposes of this discussion, the term non-U.S. person means a beneficial owner of a Class A Note or Class B Note who is not a U.S. person, as defined in the Code.

Scope of the Tax Opinions

       Upon issuance of the notes and certificates, Special Tax Counsel will deliver its opinion that, under current law and subject to the discussion below, the trust will not be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. Special Tax Counsel will advise the trust that the Class A Notes will be classified as debt for federal income tax purposes. While there is no authority directly addressing analogous situations and the issue is not free from doubt, Special Tax Counsel will advise the trust that the Class B Notes should be classified as debt for federal income tax purposes. Class B noteholders are advised that the opinion of Special Tax Counsel is not binding on the IRS. In the event that the Class B Notes were treated as equity interests in the trust, the consequences described under the heading “— Tax Consequences to Holders of the Class A Notes and Class B Notes — Possible Alternative Treatments of the Class A Notes and Class B Notes” below would apply to the Class B noteholders. In particular, in such a case, income to certain tax-exempt entities would be “unrelated business taxable income.” Class B noteholders are strongly urged to review the disclosure under the headings “— Tax Consequences to Holders of the Class A Notes and Class B Notes — Possible Alternative Treatments of the Class A Notes and Class B Notes” below, and to consult their tax advisors regarding the treatment, for federal income tax purposes, of the Class B Notes.

       In addition, Special Tax Counsel has prepared or reviewed the statements as they relate to federal income tax matters under the headings “Summary of Terms of the Securities — Tax Status” and “Federal Income Tax Matters” in this prospectus and is of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of the trust as a partnership for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to the investor’s specific tax circumstances that would be provided by an investor’s own tax advisor. Accordingly, each investor is advised to consult its own tax advisors with regard to the tax consequences to it of investing in the Class A Notes and Class B Notes.

Tax Characterization of the Trust

       Special Tax Counsel will deliver its opinion that the trust will not be classified as an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the trust agreement and related documents will be complied with, and on counsel’s conclusions that:

•	the trust is not an entity that is per se classified as an association taxable as a corporation; and

•	either the nature of the income of the trust will exempt it from the provisions of the Code requiring some publicly traded partnerships to be taxed as corporations or the trust will otherwise qualify for an exemption from the rules governing publicly traded partnerships.

       However, as discussed above, this opinion will not be binding on the IRS. Special Tax Counsel cannot give any assurances that this characterization will prevail. If the trust were taxable as a corporation for federal income tax purposes, the trust would be subject to corporate income tax on its taxable income. The trust’s taxable income would include all of its income on the receivables, possibly reduced by its interest expense on the notes. Any such corporate income tax could materially reduce the amount of cash available to make payments on the notes and distributions on the certificates. The certificateholders and, possibly, the Class B noteholders could be liable for any such tax that is unpaid by the trust.

Tax Consequences to Holders of the Class A Notes and Class B Notes

     Treatment of the Class A Notes and Class B Notes as Indebtedness. The holders of the Class A Notes and Class B Notes will be deemed to agree, by their purchase of the Class A Notes and Class B Notes, to treat the notes as debt for federal income tax purposes. The discussion below assumes that this characterization of the Class A Notes and Class B Notes is correct.

       Original Issue Discount. Unless a Class A Note or a Class B Note is a Short-Term Note, it will be treated as issued with original issue discount if the excess of such note’s “stated redemption price at maturity” over the issue price equals or exceeds a de minimis amount equal to   1/4 of 1 percent of the note’s stated redemption price at maturity multiplied by the number of complete years (based on the anticipated weighted average life of a note) to its maturity.

       In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Class A Note or Class B Note and its issue price. A holder of a Class A Note or a Class B Note must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, a holder of a Class A Note or a Class B Note with OID must include the OID in its income before the holder receives the cash representing that income. The amount of OID on a Class A Note or a Class B Note will be considered to be zero if it is less than a de minimis amount determined as described above.

       However, the amount of any de minimis OID must be included in income as principal payments are received on a Class A Note or a Class B Note, in the proportion that each such payment bears to the original principal amount of the Class A Note or Class B Note. The issue price of a Class A Note or a Class B Note will generally be the initial offering price at which a substantial amount of the Class A Notes and Class B Notes are sold. The trust intends to treat the issue price as including, in addition, the amount paid by the holders of Class A Notes and Class B Notes for accrued interest, if any, that relates to a period prior to the Closing Date. Under the Treasury regulations governing OID, the stated redemption price at maturity is the sum of all payments on the Class A Note or Class B Note other than any “qualified stated interest” payments. Qualified stated interest is defined as any one of a series of payments equal to the product of the outstanding principal amount of the Class A Note or Class B Note and a single fixed rate or certain variable rates of interest that is unconditionally payable at least annually.

       The holder of a Class A Note or a Class B Note issued with OID must include in gross income, for all days during its taxable year on which it holds such Class A Note or Class B Note, the sum of the “daily portions” of such OID. Such daily portions are computed by allocating to each day during a taxable year a pro rata portion of the OID that accrued during the relevant accrual period(s). Because it is expected that the Class A Notes will be paid on their Targeted Scheduled Distribution Date, the trust will take the position that the Class A Notes are not “installment obligations” or obligations that can be accelerated as result of prepayments on the receivables. Accordingly, OID on each Subclass of Class A Notes, if any, will be accrued assuming that the Targeted Scheduled Distribution Date of each such Subclass is the sole principal payment date for such Subclass. Such OID will generally equal, for any accrual period, the product of the yield to maturity (based on monthly compounding) for such class and the “adjusted issue price” thereof.

       In the case of an obligation which is prepayable by the borrower, such as the Class A Notes and Class B Notes, OID is computed by taking into account the Prepayment Assumption. The Prepayment Assumption that will be used in determining the rate of accrual of OID, premium and market discount, if any, is 1.5% ABS. The amount of OID that will accrue during an accrual period (generally the period between interest payments or compounding dates) is the excess, if any, of the sum of:

•	the present value of all payments remaining to be made on the Class A Note or Class B Note as of the close of the accrual period; and

•	the payments during the accrual period of amounts included in the stated redemption price of the Class A Note or Class B Note; over

•	the “adjusted issue price” of the Class A Note or Class B Note at the beginning of the accrual period.

       An “accrual period” is the period over which OID accrues, and may be of any length, provided that each accrual period is no longer than one year and each scheduled payment of interest or principal occurs on either the last day or the first day of an accrual period. The trust intends to report OID on the basis of an accrual period that corresponds to the interval between Monthly Distribution Dates. The adjusted issue price of a Class A Note or a Class B Note is the sum of its issue price plus prior accruals of OID, reduced by the total payments made with respect to such Class A Note or Class B Note in all prior periods, other than qualified stated interest payments. The present value of the remaining payments is determined on the basis of the following three factors:

•	the original yield to maturity of the Class A Note or Class B Note (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period);

•	events which have occurred before the end of the accrual period; and

•	the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption.

       The effect of this method is to increase the portions of OID required to be included in income by a holder of a Class A Note or a Class B Note to take into account prepayments on the receivables at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of OID required to be included in income by a holder of a Class A Note or a Class B Note to take into account prepayments with respect to the receivables at a rate that is slower than the Prepayment Assumption. Although OID will be reported to holders of Class A Notes and Class B Notes based on the Prepayment Assumption, no representation is made to holders of Class A Notes and Class B Notes that the receivables will be prepaid at that rate or at any other rate.

       A holder of a Class A Note or a Class B Note that acquires such note for an amount that exceeds its stated redemption price will not include any OID in gross income. A subsequent holder of a Class A Note or a Class B Note which acquires such note for an amount that is less than its stated redemption price will be required to include OID in gross income, but such a holder who purchases such note for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Class A Note or a Class B Note’s issue price) to reduce the amount of OID included in income in each period by the amount of OID multiplied by a fraction, the numerator of which is the excess of:

•	the purchaser’s adjusted basis in the Class A Note or Class B Note immediately after purchase thereof; over

•	the adjusted issue price of the Class A Note or Class B Note,

       and the denominator of which is the excess of:

•	all amounts remaining to be paid on the Class A Note or Class B Note after the purchase date, other than qualified stated interest; over

•	the adjusted issue price of the Class A Note or Class B Note.

       Total Accrual Election. As an alternative to separately accruing stated interest, OID, de minimis OID, market discount, de minimis market discount, unstated interest, premium, and acquisition premium, a holder of a Class A Note or a Class B Note (other than a Short-Term Note, as described below) may elect to include all income that accrues on such note using the constant yield method. If a holder of a Class A Note or a Class B Note makes this election, income on such note will be calculated as though:

•	the issue price of the Class A Note or Class B Note were equal to the holder’s adjusted basis in such note immediately after its acquisition by the holder of such note;

•	the Class A Note or Class B Note were issued on the holder’s acquisition date; and

•	none of the interest payments on the Class A Note or Class B Note were “qualified stated interest.”

       A holder of a Class A Note or a Class B Note may make such an election for such note that has premium or market discount, respectively, only if the holder makes, or has previously made, an election to amortize bond premium or to include market discount in income currently. See “— Market Discount” and “— Amortizable Bond Premium” below.

       Market Discount. The Class A Notes and Class B Notes, whether or not issued with OID, will be subject to the “market discount rules” of Section 1276 of the Code. In general, these rules provide that if a Note Owner acquires a Class A Note or a Class B Note at a market discount (that is, a discount from its stated redemption price at maturity or, if the Class A Notes and Class B Notes were issued with OID, its original issue price plus any accrued OID that exceeds a de minimis amount specified in the Code) and thereafter:

•	recognizes gain upon a disposition; or

•	receives payments of principal,

then, the lesser of such gain or principal payment or the accrued market discount will be taxed as ordinary interest income.

       Generally, the accrued market discount will be the total market discount on the Class A Note or Class B Note multiplied by a fraction, the numerator of which is:

•	the number of days the Note Owner held the Class A Note or Class B Note and the denominator of which is:

•	the number of days from the date the Note Owner acquired the Class A Note or Class B Note until its maturity date.

       The Note Owner may elect, however, to determine accrued market discount under the constant yield method.

       Limitations imposed by the Code which are intended to match deductions with the taxation of income may defer deductions for interest on indebtedness incurred or continued, or short-sale expenses incurred, to purchase or carry a Class A Note or a Class B Note with accrued market discount. A Note Owner may elect to include market discount in gross income as it accrues and, if the Note Owner makes such an election, is exempt from this rule. Any such election will apply to all debt instruments acquired by the taxpayer on or after the first day of the first taxable year to which such election applies. The adjusted basis of a Class A Note or a Class B Note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

       Amortizable Bond Premium. In general, if a Note Owner purchases a Class A Note or a Class B Note at a premium (that is, an amount in excess of the amount payable upon the maturity thereof), such Note Owner will be considered to have purchased such note with “amortizable bond premium” equal to the amount of such excess. Such Note Owner may elect to amortize such bond premium as an offset to interest income and not as a separate deduction item as it accrues under a constant yield method over the remaining term of the Class A Note or Class B Note. Such Note Owner’s tax basis in the Class A Note or Class B Note will be reduced by the amount of the amortized bond premium. Any such election shall apply to all debt instruments (other than instruments the interest on which is excludible from gross income) held by the Note Owner at the beginning of the first taxable year for which the election applies or thereafter acquired and is irrevocable without the consent of the IRS. Bond premium on a Class A Note or a Class B Note held by a Note Owner who does not elect to amortize the premium will remain a part of such Note Owner’s tax basis in such note and will decrease the gain or increase the loss otherwise recognized on the disposition of the Class A Note or Class B Note.

       Short-Term Notes. Under the Code, special rules apply to Short-Term Notes. Such Short-Term Notes are treated as issued with “acquisition discount” which is calculated and included in income under principles similar to those governing OID except that acquisition discount is equal to the excess of all payments of principal and interest on the Short-Term Notes over their issue price. In general, an individual or other cash basis holder of a short-term obligation is not required to accrue acquisition discount for federal income tax purposes unless it elects to do so. Accrual basis holders and certain other holders, including banks, regulated investment companies, dealers in securities and cash basis holders who so elect, are required to accrue acquisition discount on Short-Term Notes on either a straight-line basis or under a constant yield method (based on daily compounding), at the election of the holder. In the case of a holder not required and not electing to include acquisition discount in income currently, any gain realized on the sale or retirement of the Short-Term Notes will be ordinary income to the extent of the acquisition discount accrued on a straight-line basis (unless an election is made to accrue the acquisition discount under the constant yield method) through the date of sale or retirement. Holders who are not required and do not elect to accrue acquisition discount on Short-Term Notes will be required to defer deductions for interest on borrowings allocable to short-term obligations in an amount not exceeding the deferred income until the deferred income is realized.

       Sale or Other Disposition. If a holder of Class A Notes and Class B Notes sells a Class A Note or a Class B Note, the holder will recognize gain or loss in an amount equal to the difference between:

•	the amount realized on the sale, and

•	the holder’s adjusted tax basis in the Class A Note or Class B Note.

       The adjusted tax basis of a Class A Note or a Class B Note to a particular holder generally will equal the holder’s cost for such note, increased by any market discount, acquisition discount, OID and gain previously included by such holder in income with respect to such note and decreased by any bond premium previously amortized and principal payments previously received by such holder with respect to such note.

       Any such gain or loss and any gain or loss realized upon prepayment of a Class A Note or a Class B Note (other than unamortized OID, whether or not accrued) will be capital gain or loss if the holder held such note as a capital asset, except for gain representing accrued interest, accrued market discount or OID that has not previously accrued, in each case to the extent not previously included in income. A holder of a Class A Note or a Class B Note may generally only use capital losses incurred on sale or disposition of a note to offset the holder’s capital gains.

       Non-U.S. Persons. In general, a non-U.S. person will not be subject to United States federal income tax on interest (including OID) on a beneficial interest in a Class A Note or a Class B Note unless:

•	the non-U.S. person actually or constructively owns 10 percent or more of the total combined voting power of all classes of stock of the seller (or affiliate of the seller) entitled to vote (or of a profits or capital interest of the trust);

•	the non-U.S. person is a controlled foreign corporation that is related to the seller (or the trust) through stock ownership,

•	the non-U.S. person is a bank receiving interest described in Code Section 881(c)(3)(A);

•	such interest is contingent interest described in Code Section 871(h)(4);

•	the non-U.S. person (who is a holder of a Class A Note or a Class B Note) bears certain relationships to any holder of a certificate.

       To qualify for the exemption from taxation, the non-U.S. person must comply with applicable certification requirements.

       Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Class A Note or a Class B Note by a non-U.S. person will be exempt from United States federal income tax and withholding tax, provided that:

•	such gain is not effectively connected with the conduct of a trade or business in the United States by the non-U.S. person; and

•	in the case of an individual non-U.S. person, the non-U.S. person is not present in the United States for 183 days or more in the taxable year.

       Backup Withholding. Each holder of a Class A Note or a Class B Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder’s name, address, correct taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt holder of a Class A Note or a Class B Note fail to provide the required certification, the trust will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder’s federal income tax liability.

       Possible Alternative Treatments of the Class A Notes and Class B Notes. If the IRS successfully asserted that one or more of the Class A Notes and Class B Notes did not represent debt for federal income tax purposes, the Class A Notes and Class B Notes might be treated as equity interests in the trust. If so treated, the trust might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Class A Notes and Class B Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be “unrelated business taxable income,” income to holders of Class A Notes and Class B Notes that are non-U.S. persons generally would be subject to U.S. federal tax and U.S. federal tax return filing and withholding requirements, individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses, and taxpayers such as regulated investment companies and real estate investment trusts could be adversely affected.

Certain U.S. Federal Income Tax Documentation Requirements

       A beneficial owner of Class A Notes and Class B Notes holding securities through Clearstream (formerly known as Cedelbank) or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons, unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

       Treasury regulations provide that as of January 1, 1999, in order to qualify for reduced rates of withholding, non-U.S. Persons are obliged to file a new unified Form W-8 that has replaced the former versions of Form 1001 (Ownership, Exemption or Reduced Rate Certificate), Form W-8 (Certificate of Foreign Status), and Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States). Therefore, pursuant to those regulations, all beneficial owners of Class A Notes and Class B Notes who have a valid former version of Form W-8, Form 1001, or Form 4224, as the case may be, on file with the appropriate party (as described above) must file a new unified Form W-8 with such party before the earlier of (i) the expiration of the Form W-8, Form 1001, or Form 4224 currently on file, (ii) a change in circumstances that makes any of the information on the currently filed former version of Form W-8, Form 1001, or Form 4224 incorrect, or (iii) December 31, 2000. Beneficial owners who are non-U.S. persons who do not currently have a valid former version of Form W-8, Form 1001, or Form 4224, as the case may be, on file, must file the new unified Form W-8 in order to obtain an exemption or reduced tax rate on any of the bases addressed by the former versions of Form W-8, Form 1001, or Form 4224.

       Exemption for non-U.S. Persons (Former Form W-8). Beneficial owners of Class A Notes and Class B Notes that are non-U.S. persons can obtain a complete exemption from the withholding tax if they currently have a signed and valid former version of the Form W-8 on file with the appropriate party (as described above). If the information shown on Form W-8 changes, a new unified Form W-8 must be filed within 30 days of such change.

       Exemption for non-U.S. Persons with effectively connected income (Former Form 4224). A non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United

States, can obtain an exemption from the withholding tax if it has a valid former version of Form 4224 on file with the appropriate party (as discussed above).

       Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Former Form 1001). Non-U.S. persons that are beneficial owners of Class A Notes and Class B Notes residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) if they have a valid current version of the Form 1001 on file with the correct party (as discussed above). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively has a valid current version of Form W-8 on file with the appropriate party (as described above).

       Exemption for U.S. Persons (Former Form W-9). U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

       Exemption for all non-U.S. Persons with no valid current version of Form W-8, Form 1001, or Form 4224 on file (Form W-8). Beneficial owners who are non-U.S. persons who do not currently have a valid former version of Form W-8, Form 1001, or Form 4224, as the case may be, on file, must file the new unified Form W-8 in order to obtain an exemption or reduced tax rate on any of the bases addressed by the former versions of Form W-8, Form 1001, or Form 4224.

       U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Class A Note or a Class B Note files by submitting the new unified Form W-8 to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). The new unified Form W-8 is effective for three calendar years.

       This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to non-U.S. persons who are holders of the Class A Notes and Class B Notes. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Class A Notes and Class B Notes.

STATE TAX MATTERS

       Because of the variation in each state’s and locality’s tax laws, it is impossible to predict the tax classification of the trust or the tax consequences to the trust or to holders of Class A Notes and Class B Notes in all of the state and local taxing jurisdictions in which they may be subject to tax. Holders of the Class A Notes and Class B Notes are urged to consult their own tax advisors with respect to state and local taxation of the trust and state and local tax consequences of the purchase, ownership and disposition of the Class A Notes and Class B Notes.

Michigan Tax Consequences

       The State of Michigan imposes a state individual income tax and a Single Business Tax which is based partially upon the net income of corporations, partnerships and other entities doing business in the State of Michigan. This discussion is based upon present provisions of Michigan statutes and the regulations promulgated thereunder, and applicable judicial or ruling authority, all of which are subject to change, which change may be retroactive. No ruling on any of the issues discussed below will be sought from the Michigan Department of Treasury.

Michigan Tax Consequences With Respect to the Class A Notes and Class B Notes

       Michigan Tax Counsel will deliver his opinion that, assuming the Class A Notes and Class B Notes will be treated as debt for federal income tax purposes, the Class A Notes and Class B Notes will be treated as debt for Michigan income tax and Single Business Tax purposes. Accordingly, holders of Class A Notes and Class B Notes not otherwise subject to taxation in

Michigan should not become subject to taxation in Michigan solely because of a holder’s ownership of Class A Notes and Class B Notes. However, a holder of Class A Notes and Class B Notes already subject to Michigan’s income tax or Single Business Tax could be required to pay additional Michigan tax as a result of the holder’s ownership or disposition of Class A Notes and Class B Notes. However, in the event that the Class B Notes were treated as equity interests in the trust, adverse tax consequences may occur for certain holders. For example, a Class B noteholder that is a nonresident of Michigan may be subject to Michigan income tax on income received from the Class B Notes.

       Michigan Tax Counsel will deliver an opinion that if the arrangement created by the trust agreement is treated as a partnership (not taxable as a corporation) for federal income tax purposes, the same treatment should also apply for Michigan tax purposes. In such case, the partnership should have no Michigan Single Business Tax liability (which could otherwise result in reduced funds available for distribution).

       THE FEDERAL AND STATE TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR TAX SITUATION. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF CLASS A NOTES AND CLASS B NOTES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

ERISA CONSIDERATIONS

       The notes may, in general, be purchased by or on behalf of Benefit Plan Investors. Although no assurance can be given in this regard, the notes should be treated as “debt” and not as “equity interests” for purposes of the Plan Assets Regulation because the notes:

•	are expected to be treated as indebtedness under local law and will, in the opinion of Special Tax Counsel, be treated as debt, rather than equity, for federal tax purposes (see “Federal Income Tax Matters”); and

•	should not be deemed to have any “substantial equity features.”

       However, the acquisition and holding of the notes by or on behalf of a Benefit Plan Investor could be considered to give rise to a prohibited transaction under ERISA and Section 4975 of the Code if the trust, the owner trustee, the indenture trustee, any holder of a certificate or any of their respective affiliates, is or becomes a “party in interest” or a “disqualified person” (as defined in ERISA and the Code, respectively) with respect to such Benefit Plan Investor. In such case, certain exemptions from the prohibited transaction rules could be applicable to such acquisition and holding by a Benefit Plan Investor depending on the type and circumstances of the Benefit Plan Investor fiduciary making the decision to acquire a note.

Special Considerations Applicable to Insurance Company General Accounts

       Based on the reasoning of the United States Supreme Court in John Hancock Life Ins. Co. v. Harris Trust and Sav. Bank, 114 S. Ct. 517 (1993), an insurance company’s general account may be deemed to include assets of the Plans investing in the general account (e.g., through the purchase of an annuity contract), and the insurance company might be treated as a Party-in-Interest with respect to a Plan by virtue of such investment. Any purchaser that is an insurance company using the assets of an insurance company general account should note that the Small Business Job Protection Act of 1996 added new Section 401(c) of ERISA relating to the status of the assets of insurance company general accounts under ERISA and Section 4975 of the Code. Pursuant to Section 401(c), the Department of Labor issued final regulations effective January 5, 2000 (the “General Account Regulations”) with respect to insurance policies issued on or before December 31, 1998 that are supported by an insurer’s general account. As a result of these regulations, assets of an insurance company general account will not be treated as “plan assets” for purposes of the fiduciary responsibility provisions of ERISA and Section 4975 of the Code to the extent such assets relate to contracts issued to employee benefit plans on or before December 31, 1998 and the insurer satisfies various conditions. Section 401(c) also provides that, except in the case of avoidance of the General Account Regulation and actions brought by the Secretary of Labor relating to certain breaches of fiduciary duties that also constitute breaches of state or federal criminal law, until the date that is 18 months after the General Account Regulations become final, no liability under the fiduciary responsibility and prohibited transaction provisions of ERISA and Section 4975 of the Code may result on the basis of a claim that the assets of the general account of an insurance company constitute the “plan assets” of any such plan. The plan asset status of insurance company separate accounts is unaffected by new Section 401(c) of ERISA, and separate account assets continue to be treated as the plan assets of any such plan invested in a separate account.

UNDERWRITING

       Subject to the terms and conditions set forth in the underwriting agreement, the seller has agreed to cause the trust to sell to each of the underwriters named below, and each of those underwriters has severally agreed to purchase, the initial principal amount of Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes and Class A-5 Notes set forth opposite its name below:

	Principal	Principal	Principal	Principal	Principal
	Amount of	Amount of	Amount of	Amount of	Amount of
Class A Note	Class A-1	Class A-2	Class A-3	Class A-4	Class A-5
Underwriters	Notes	Notes	Notes	Notes	Notes

Deutsche Bank Securities Inc.

Goldman, Sachs & Co.

J.P. Morgan Securities Inc.
Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Salomon Smith Barney Inc.

Total	$906,000,000	$701,000,000	$520,000,000	$343,000,000	$159,722,000

       The seller has been advised by the underwriters of the Class A Notes that they propose initially to offer the Class A Notes to the public at the prices set forth herein. After the initial public offering of the Class A Notes, the public offering prices may change.

       Subject to the terms and conditions set forth in the underwriting agreement, the seller has agreed to cause the trust to sell to the underwriter named below, and such underwriter has agreed to purchase, the initial principal amount of the Class B Notes set forth below opposite its name.

Principal
Amount of
Class B
Class B Note Underwriter	Notes

Deutsche Bank Securities Inc.	$97,397,000

       The seller has been advised by the underwriter of the Class B Notes that it proposes initially to offer the Class B Notes to the public at the price set forth herein. After the initial public offering of the Class B Notes, the public offering price may change.

       The underwriting discounts and commissions, the selling concessions that the underwriters of the notes and the certificates may allow to certain dealers, and the discounts that such dealers may reallow to certain other dealers, expressed as a percentage of the principal amount of each Class of notes and as an aggregate dollar amount, shall be as follows:

Underwriting
	Discount	Net	Selling
	and	Proceeds	Concessions	Reallowance
	Commissions	to the Seller	not to exceed	not to exceed

Class A-1 Notes

Class A-2 Notes

Class A-3 Notes

Class A-4 Notes

Class A-5 Notes

Class B Notes

Total for the Class A Notes and Class B Notes

•	The price to the public and the proceeds to the issuer will also include interest accrued on the offered securities, if any, from October , 2000.

•	Some of the proceeds to the issuer will be used to reimburse expenses payable by the seller estimated to be U.S.$1,219,928.

       Until the distribution of the Class A Notes and the Class B Notes is completed, rules of the Commission may limit the ability of the underwriters and certain selling group members to bid for and purchase the Class A Notes and the Class B Notes. As an exception to these rules, the underwriters are permitted to engage in certain transactions that stabilize the price of the Class A Notes and the Class B Notes. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Class A Notes and the Class B Notes.

       If the underwriters create a short position in the Class A Notes or Class B Notes in connection with this offering ( i.e., they sell more Class A Notes or Class B Notes than are set forth on the cover page hereof), the underwriters may reduce that short position by purchasing the Class A Notes or the Class B Notes, as the case may be, in the open market.

       The underwriters may also impose a penalty bid on certain underwriters and selling group members. This means that if the underwriters purchase the Class A Notes or Class B Notes in the open market to reduce the underwriters’ short position or to stabilize the price of such Class A Notes or Class B Notes, they may reclaim the amount of the selling concession from any underwriter or selling group member who sold those Class A Notes or Class B Notes, as the case may be, as part of the offering.

       In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases. The imposition of a penalty bid might also have an effect on the price of a security to the extent that it were to discourage resales of the security.

       Neither the seller nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the Class A Notes or Class B Notes. In addition, neither the seller nor any of the underwriters makes any representation that the underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

       The Class A Notes and the Class B Notes are new issues of securities and there currently is no secondary market for such securities. The underwriters for the notes expect to make a market in such securities but will not be obligated to do so. There is no assurance that a secondary market for the notes or certificates will develop. If a secondary market for the notes and certificates does develop, it might end at any time or it might not be sufficiently liquid to enable you to resell any of your notes or certificates.

       The indenture trustee may, from time to time, invest the funds in the Collection Account, the Accumulation Account and the Reserve Account in investments acquired from or issued by the underwriters.

       In the ordinary course of business, the underwriters and their affiliates have engaged and may engage in investment banking and commercial banking transactions with the servicer and its affiliates.

       The seller and Ford Credit have agreed to indemnify the underwriters against certain liabilities, including civil liabilities under the Securities Act of 1933, as amended, or to contribute to payments which the underwriters may be required to make in respect thereof.

       The closings of the sale of each Class of the notes on the Closing Date are conditioned on the closing of the sale of each other Class of notes and on the issuance of certificates.

       Upon receipt of a request by an investor who has received an electronic prospectus from an underwriter or a request by such investor’s representative within the period during which there is an obligation to deliver a prospectus, the seller or the underwriter will promptly deliver, or cause to be delivered, without charge, a paper copy of the prospectus.

Settlement

       All payments in respect of the Offered Securities shall be made in United States dollars in same-day funds.

LISTING AND GENERAL INFORMATION

1.	Application has been made to list the Class A-1 Notes, Class A-2 Notes, Class A-3 Notes, Class A-4 Notes, Class A-5 Notes and Class B Notes (collectively, the “Luxembourg Listed Notes”) on the Luxembourg Stock Exchange. Banque International a Luxembourg has been appointed as the Listing Agent. There can be no assurance that such listing will be obtained. Prior to the listing, a legal notice relating to the issue of the Luxembourg Listed Notes and the trust agreement under which the trust will be created will be deposited with the Chief Registrar of the District of Luxembourg (“Greffier en Chef du Tribunal d’Arrondissement de et à Luxembourg”), where copies thereof may be obtained, free of charge, upon request.

2.	So long as the Luxembourg Listed Notes are listed on the Luxembourg Stock Exchange and as the rules of the Luxembourg Stock Exchange require, the trust will maintain a paying agent and a transfer agent in Luxembourg. Banque Internationale a Luxembourg will initially act as such paying agent and transfer agent in Luxembourg (together with any subsequent paying agent, the “Luxembourg Paying Agent”).

3.	If issued, Definitive Notes may be presented for payment at the principal corporate offices of any paying agent up to two years after such maturity or final distribution. Thereafter, the indenture trustee may take appropriate steps to contact the remaining holders of the notes regarding the surrender of their notes, and the cost thereof will be paid out of the funds held by the indenture trustee for the benefit of such holders.

4.	Copies of the Receivables Transfer and Servicing Agreements, the Interest Rate Swaps, the indenture for the notes, the trust agreement for the certificates and the monthly statements described in “Distributions on the Securities — Reports to Securityholders” in this prospectus will be available for inspection so long as the Luxembourg Listed Notes are outstanding at the office of the Listing Agent in the City of Luxembourg.

5.	The trust represents that there has been no material adverse change in its financial position since its date of creation.

6.	The trust is not involved in any litigation or arbitration proceedings relating to claims on amounts which are material in the context of the issue of the Luxembourg Listed Notes, nor, so far as the trust is aware, is any such litigation or arbitration involving it pending or threatened.

7.	The establishment of the trust and the sale of the receivables was authorized by the Board of Directors of the seller by resolutions passed on .

8.	The Class A Notes and Class B Notes represented by the global certificates are expected to be accepted for clearance through Clearstream Banking Luxembourg S.A. and Euroclear:

	ISIN	Common Codes	CINS	CUSIP

Class A-1 Notes

Class A-2 Notes

Class A-3 Notes

Class A-4 Notes

Class A-5 Notes

Class B Notes

            ISIN: International Securities Identification Number

9.	Except as disclosed herein, as at the date of this prospectus the trust has no outstanding loan capital, borrowings, indebtedness or contingent liabilities, nor has the trust created any mortgages, charges or guarantees.

10.	Amounts paid by the trust in respect of principal of and interest on the Luxembourg Listed Notes and unclaimed by the holder entitled to the same for two years following the date on which such interest and principal was paid will be deemed forfeited and revert to the seller. Claims against the trust and seller for the payment of any such interest and principal will be proscribed unless made within such two-year period.

LEGAL OPINIONS

       Certain legal and state tax matters relating to the Class A Notes and Class B Notes will be passed upon for the seller and the servicer by Hurley D. Smith, Esq., Secretary and Corporate Counsel of the servicer. Certain legal matters relating to the Class A Notes and Class B Notes will be passed upon for the underwriters and certain federal income tax and other matters will be passed upon for the seller by Skadden, Arps, Slate, Meagher & Flom LLP. Mr. Smith is a full-time employee of Ford Credit and owns and holds options to purchase shares of Common Stock of Ford Motor Company. Skadden, Arps, Slate, Meagher & Flom LLP have from time to time represented Ford Motor Company, Ford Credit and their affiliates in connection with other transactions.

GLOSSARY OF TERMS FOR THE PROSPECTUS

       “Accrued Fixed Rate Payments” has the meaning set forth on page 67.

       “Accumulation Account” means the account which the servicer will establish in the name of the indenture trustee into which the trust will deposit (1) the Principal Distribution Amount on any Monthly Distribution Date during the Amortization Period if no Variable Pay Term Notes are outstanding and Class A Notes remain outstanding, but no Class A Notes are outstanding for which the Targeted Scheduled Distribution Date has occurred, the notes have not been accelerated following an Event of Default and no Early Amortization Event has occurred and (2) the Principal Distribution Amount on any Monthly Distribution Date during the Revolving Period, to the extent not reinvested in Additional Receivables.

       “Actuarial Advance” means an advance on an Actuarial Receivable made by the servicer, in its sole discretion, for a deficiency in a scheduled payment as of the last day of a Collection Period.

       “Actuarial Receivable” means a receivable that provides for amortization of the loan over a series of fixed level payment monthly installments where each monthly installment, including the monthly installment representing the final payment on the receivable, consists of an amount of interest equal to   1/12 of the loan APR multiplied by the unpaid principal balance of the loan, and an amount of principal equal to the remainder of the monthly installment.

       “Additional Receivable” means an additional receivable purchased by the trust from the seller on a Monthly Distribution Date during the Revolving Period that meets the eligibility criteria described on page 49.

       “administrator” means, Ford Credit, in its capacity as administrator of the trust under an administration agreement.

       “Amortization Date” means the earlier of (i) the Scheduled Amortization Date and (ii) the occurrence of an Early Amortization Event.

       “Amortization Period” means the period starting on the Amortization Date and ending on the date that all classes of notes and certificates have been paid in full.

       “APR” means, with respect to a receivable, its annual percentage rate and with respect to the Receivables Pool, the weighted average annual percentage rate of all of the receivables in that pool.

       “Authorized Newspaper” means a newspaper of general circulation in Luxembourg, expected to be the Luxemburger Wort.

       “Available Collections” for a Monthly Distribution Date will be the sum of the following amounts with respect to the Collection Period preceding that Monthly Distribution Date (subject to the exclusions set forth below such amounts):

•	all scheduled payments and all prepayments in full collected with respect to Actuarial Receivables (including amounts withdrawn from the Payahead Account but excluding amounts deposited into the Payahead Account) and all payments collected with respect to Simple Interest Receivables;

•	all Liquidation Proceeds and all recoveries in respect of Liquidated Receivables which were written off in prior Collection Periods;

•	all Actuarial Advances made by the servicer of principal due on the Actuarial Receivables;

•	all Servicer Collections Advances made by the servicer of interest due on the receivables;

•	all Servicer Collections Advances, if any, of interest made by the servicer in respect of receivables which were prepaid in full;

•	the Purchase Amount of each receivable that was repurchased by the seller or purchased by the servicer under an obligation which arose during the related Collection Period;

•	any investment earnings (net of any investment losses) from amounts in the Accumulation Account which have been invested in Permitted Investments;

•	on any Quarterly Payment Date, the excess of the amount on deposit in the Class A Quarterly Interest Funding Account over the aggregate amount of interest due on the Quarterly Pay Class A Notes (after giving effect to all deposits to such account on such Quarterly Payment Date and the payment of the Net Swap Payments on the Quarterly Pay Floating Rate Class A Note Interest Rate Swaps on such date); and

•	partial prepayments of any refunded item included in the principal balance of a receivable, such as extended warranty protection plan costs, or physical damage, credit life, disability insurance premiums, or any partial prepayment which causes a reduction in the obligor’s periodic payment to an amount below the scheduled payment as of the Initial Cut-off Date or any Subsequent Cut-off Date.

       The Available Collections on any Monthly Distribution Date will exclude the following:

•	amounts received on any receivable to the extent that the servicer has previously made an unreimbursed Servicer Collections Advance with respect to such receivable;

•	amounts received on any of the receivables to the extent that the servicer has previously made an unreimbursed Servicer Collections Advance on a receivable which is not recoverable from collections on the particular receivable;

•	Liquidation Proceeds with respect to a particular Actuarial Receivable to the extent of any unreimbursed Actuarial Advances made with respect to that Actuarial Receivable;

•	all payments and proceeds (including Liquidation Proceeds) of any receivables the Purchase Amount of which has been included in the Available Funds in a prior Collection Period;

•	Liquidation Proceeds with respect to a Simple Interest Receivable attributable to accrued and unpaid interest thereon (but not including interest for the then current Collection Period) but only to the extent of any unreimbursed Simple Interest Advances;

•	amounts constituting the Supplemental Servicing Fee;

•	amounts on deposit in the Accumulation Account (exclusive of investment earnings from amounts in the Accumulation Account which have been invested in Permitted Investments);

•	amounts on deposit in the Class A Quarterly Interest Funding Account (except to the extent of, on any Quarterly Payment Date, amounts that are not required to pay the amount of interest due on the Quarterly Pay Class A Notes, after giving effect to all deposits to such account on such Quarterly Payment Date and the payment of the Swap Payments on the Quarterly Pay Floating Rate Class A Note Interest Rate Swaps on such date); and

•	proceeds from the issuance of any Variable Pay Term Notes.

       Although amounts in the Accumulation Account are not part of the Available Collections, amounts will be withdrawn from the Accumulation Account and applied during the Revolving Period to purchase Additional Receivables as described under “Description of the Notes — the Revolving Period” and during the Amortization Period to pay principal on the notes and certificates as described under “Distributions on the Securities — Distributions — Priority in Which the Trust Makes Principal Payments on the Notes and Certificates.”

       “Available Funds” for a Monthly Distribution Date shall be the sum of

•	the Available Collections,

•	the Reserve Account Excess Amount,

•	the Net Swap Receipts on the Monthly Pay Floating Rate Class A Note Interest Rate Swaps and the Variable Pay Term Note Interest Rate Swap, and

•	any swap termination payments paid by the swap counterparty to the extent that such amounts are not used to enter into a replacement interest rate swap.

       “Benefit Plan Investor” means any:

•	“employee benefit plans” (as defined in Section 3(3) of ERISA) including without limitation governmental plans, foreign pension plans and church plans;

•	“plans” described in Section 4975(e)(1) of the Code, including individual retirement accounts and Keogh plans; or

•	entities whose underlying assets include plan assets by reason of a plan’s investment in such entity, including without limitation, as applicable, an insurance company general account.

       “Business Day” is a day other than a Saturday, a Sunday or a day on which banking institutions or trust companies in The City of New York or the State of Delaware are authorized by law, regulation or executive order to be closed.

       “Calculation Agent” means the calculation agent appointed to calculate interest rates on the Floating Rate Class A Notes and Variable Pay Term Notes. The Chase Manhattan Bank will be appointed as the initial Calculation Agent.

       “Certificate Balance” means:

•	with respect to the Class C Certificates, initially, $55,656,000 and, thereafter, means the initial Certificate Balance of the Class C Certificates, reduced by all amounts allocable to principal previously distributed to the holders of the Class C Certificates; and

•	with respect to the Class D Certificates, initially, $55,656,000 and, thereafter, means the initial Certificate Balance of the Class D Certificates, reduced by all amounts allocable to principal previously distributed to holders of the Class D Certificates.

       “certificates” means the Class C Certificates and the Class D Certificates.

       “Certificate Interest Distribution Account” means the interest payment account which the owner trustee will create for the benefit of the holders of the certificates.

       “Certificate Principal Distribution Account” means the principal payment account which the owner trustee will create for the benefit of the holders of the certificates.

       “Class A Percentage” means, for a Monthly Distribution Date, the percentage equal to a fraction, the numerator of which is the outstanding principal balance of the Class A Notes and the denominator of which is the sum of the outstanding principal balance of the Class A Notes plus the outstanding principal balance of the Variable Pay Term Notes, in each case at the close of the immediately preceding Distribution Date (or, in the case of the first Monthly Distribution Date, the Closing Date).

       “Class A Quarterly Interest Funding Account” is an account which the indenture trustee will establish into which amounts allocable to the Class A Notes in respect of accrued interest will be deposited on each Monthly Distribution Date.

       “Class A Quarterly Interest Funding Account Deposit Amount” has the meaning set forth on page 78.

       “Class B Note Interest Rate” means interest rate set forth on the cover of this prospectus with respect to the Class B Notes.

       “Clearance System” means each of Clearstream and Euroclear.

       “Clearstream” means Clearstream Banking Luxembourg S.A., formerly known as Cedelbank.

       “Closing Date” means October   , 2000.

       “Code” means the Internal Revenue Code of 1986, as amended.

       “Collection Account” means an account, held in the name of the indenture trustee, into which the servicer is required to deposit collections on the receivables.

       “Collection Period” means, with respect to the first Monthly Distribution Date, the calendar month ending on October 31, 2000, and with respect to each subsequent Monthly Distribution Date, the calendar month preceding the calendar month in which a Monthly Distribution Date occurs.

       “Controlling Class” shall mean the outstanding Class A Notes and the outstanding Variable Pay Term Notes as long as any Class A Notes or Variable Pay Term Notes are outstanding, and thereafter the Class B Notes as long as any Class B Notes are outstanding, and thereafter the Class C Certificates as long as any Class C Certificates are outstanding, in all cases excluding notes held by FCAR Owner Trust (a commercial paper conduit administered by Ford Credit), the seller and the servicer or their affiliates.

       “Corporate Trust Office” with respect to the initial Registrar, is 450 West 33rd Street, New York, New York 10001; and with respect to the Luxembourg Paying Agent, Luxembourg S.A.69, Route d’Esch, L-2953 Luxembourg.

       “Definitive Notes” means with respect to the Class A Notes and Class B Notes, such notes issued in fully registered, certificated form to noteholders or their respective nominees, rather than to DTC or its nominee.

       “Delaware trustee” means The Bank of New York (Delaware), a Delaware banking corporation as Delaware trustee under the trust agreement.

       “DOL” means the United States Department of Labor.

       “DTC” means The Depository Trust Company and any successor depository selected by the trust.

       “Early Amortization Event” has the meaning set forth on page 58.

       “Eligible Deposit Account” means either:

•	a segregated account with an Eligible Institution; or

•	a segregated trust account with the corporate trust department of a depository institution organized under the laws of the U. S. or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution have a credit rating from each Rating Agency in one of its generic rating categories which signifies investment grade.

       “Eligible Institution” means, with respect to securities of the trust:

•	the corporate trust department of the indenture trustee, the owner trustee or the Delaware trustee, as applicable; or

•	a depository institution organized under the laws of the U. S. or any one of the states thereof or the District of Columbia (or any domestic branch of a foreign bank), (1) which has either (A) a long-term unsecured debt rating acceptable to the Rating Agencies or (B) a short-term unsecured debt rating or certificate of deposit rating acceptable to the Rating Agencies and (2) whose deposits are insured by the FDIC.

       “Eligible Purchaser” means with respect to a purchaser of Variable Pay Term Notes, either FCAR Owner Trust (a commercial paper conduit administered by Ford Credit) or any other purchaser satisfactory to the Rating Agencies.

       “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

       “Euroclear” means a professional depository operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation.

       “Event of Default” has the meaning set forth on page 71.

       “Event of Servicing Termination” has the meaning set forth on page 97.

       “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

       “FCAR Owner Trust” means FCAR Owner Trust, a commercial paper conduit administered by Ford Credit.

       “Final Scheduled Distribution Date” for each class of notes and certificates means the respective dates set forth on the cover page hereof or, if such date is not a Business Day, the next succeeding Business Day.

       “First Priority Principal Distribution Amount” means, with respect to any Monthly Distribution Date, an amount not less than zero equal to:

       (SN – AA) – (PB – YSOA)

             Where:

SN	=	the aggregate of the outstanding principal balances of the Class A Notes and Variable Pay Term Notes as of the preceding Monthly Distribution Date, after giving effect to any principal payments made on the Class A Notes or Variable Pay Term Notes on such preceding Monthly Distribution Date;

AA	=	the amount (exclusive of investment earnings) in the Accumulation Account as of the preceding Monthly Distribution Date;

PB	=	the Pool Balance as of such Monthly Distribution Date; and

YSOA	=	the Yield Supplement Overcollateralization Amount with respect to such Monthly Distribution Date.

             Provided, however that:

•	the First Priority Principal Distribution Amount on or after the Class A-1 Final Scheduled Distribution Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-1 Notes to zero;

•	the First Priority Principal Distribution Amount on or after the Class A-2 Final Scheduled Distribution Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-2 Notes to zero;

•	the First Priority Principal Distribution Amount on or after the Class A-3 Final Scheduled Distribution Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-3 Notes to zero;

•	the First Priority Principal Distribution Amount on or after the Class A-4 Final Scheduled Distribution Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-4 Notes to zero;

•	the First Priority Principal Distribution Amount on or after the Class A-5 Final Scheduled Distribution Date shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class A-5 Notes to zero; and

•	the First Priority Principal Distribution Amount on or after the Final Scheduled Distribution Date of the Variable Pay Term Notes shall not be less than the amount that is necessary to reduce the outstanding principal amount of all Variable Pay Term Notes to zero.

       “Fitch” means Fitch, Inc.

       “Fixed Class A Interest Rate Swap Rates” has the meaning set forth on page 67.

       “Fixed Rate Class A Notes” means the Class A-2 Notes and the Class A-3 Notes.

       “Floating Rate Class A Note Interest Amounts” means, for any Monthly Distribution Date or Quarterly Payment Date, the amount of interest due or accrued on each Subclass of Floating Rate Class A Notes.

       “Floating Rate Class A Note Interest Rate Swap” has the meaning set forth on page 65.

       “Floating Rate Class A Notes” means the Class A-1 Notes, the Class A-4 Notes and the Class A-5 Notes.

       “Ford Credit” means Ford Motor Credit Company.

       “General Account Regulations” has the meaning set forth on page 112.

       “General Partner” means Ford Credit Auto Receivables Two, Inc., a Delaware corporation and a wholly owned, limited-purpose subsidiary of Ford Credit and the general partner of the seller.

       “Global Notes” has the meaning set forth on page 54.

       “indenture trustee” means The Chase Manhattan Bank, a New York banking company, as indenture trustee, under the indenture.

       “Index Maturity” means:

•	with respect to the Variable Pay Term Notes, one month;

•	with respect to a Subclass of Floating Rate Class A Notes, three months, unless such Subclass of Floating Rate Class A Notes is not paid in full on its Targeted Scheduled Distribution Date or unless an Early Amortization Event or an acceleration of the notes due to an Event of Default has occurred, in which case the Index Maturity applicable to the first Interest Period following such Targeted Scheduled Distribution Date, Early Amortization Event or acceleration of the notes and for each Interest Period thereafter shall mean one month; and

•	with respect to the calculation of any increases in the Specified Reserve Balance that result from deposits that are made to the Accumulation Account on any Monthly Distribution Date, one month.

       “Indirect participant” has the meaning set forth on page 56.

       “Initial Cut-off Date” means the date as of which the seller will transfer the initial receivables to the trust, which is October 1, 2000.

       “Insolvency Event” means, with respect to any entity, any of the following events or actions: certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings with respect to such entity and certain actions by such entity indicating its insolvency, reorganization pursuant to bankruptcy proceedings or inability to pay its obligations.

       “Interest Period” means,

•	for any Subclass of Class A Notes, the Monthly Interest Period or the Quarterly Interest Period, to the extent applicable to that Subclass;

•	for the Class B Notes, the Variable Pay Term Notes, the Certificates, the Monthly Pay Floating Rate Class A Note Interest Rate Swaps, the Variable Pay Term Notes Interest Rate Swaps and the calculation of any increases in the Specified Reserve Balance that result from deposits that are made to the Accumulation Account on any Monthly Distribution Date, the Monthly Interest Period; and

•	for the Quarterly Pay Floating Rate Class A Note Interest Rate Swaps, the Quarterly Interest Period.

       “Interest Rate” means, (i) with respect to any Subclass of the Class A Notes, any Class B Notes, any Class C Certificates or any Class D Certificates, the rates set forth on the cover page hereof, and (ii) with respect to any Variable Pay Term Note, LIBOR plus the corresponding spread determined at the time of issuance.

       “Interest Rate Swaps” has the meaning set forth on page 65.

       “Interest Reset Date” means the first day of the applicable Interest Period.

       “IRS” means the Internal Revenue Service.

       “LIBOR” means the London Interbank Offered Rate for U.S. dollar deposits for each Interest Period as determined by the Calculation Agent for any LIBOR Security as follows:

(1)	On each LIBOR Determination Date, the Calculation Agent for such LIBOR Security will obtain the rate for deposits in U.S. dollars for the period of the Index Maturity, which appears on Telerate Page 3750 (as defined in the International Swaps and Derivatives Association, Inc. 1991 Interest Rate and Currency Exchange Definitions) or such page as may replace Page 3750, as of 11:00 a.m. (London time) on the related LIBOR Determination Date.

(2)	If the Calculation Agent determines that Telerate Page 3750 or such page as may replace Telerate Page 3750 is not available on such LIBOR Determination Date, the Calculation Agent for such LIBOR Security will request the principal London offices of each of four major banks in the London interbank market selected by such Calculation Agent to provide such Calculation Agent with its offered quotations for deposits in U.S. dollars for a period of the Index Maturity, commencing on such Interest Reset Date, to prime banks in the London interbank market at approximately 11:00 a.m., London time, on such LIBOR Determination Date and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time. If at least two such quotations are provided, LIBOR for such Interest Period will be the arithmetic mean of such quotations. If fewer than two such quotations are provided, LIBOR for such Interest Period will be the arithmetic mean of rates quoted by three major banks in The City of New York selected by the Calculation Agent for such LIBOR Security at approximately 11:00 a.m., New York City time, on such LIBOR Determination Date for loans in U.S. dollars to leading European banks, for the period of the specified Index Maturity, commencing on such Interest Reset Date, and in a principal amount equal to an amount of not less than $1,000,000 that is representative of a single transaction in such market at such time; provided, however, that if the banks selected as aforesaid by such Calculation Agent are not quoting rates as mentioned in this sentence, LIBOR for such Interest Period will be the same as LIBOR for the immediately preceding Interest Period.

       “LIBOR Determination Date” means the second London banking day prior to the Interest Reset Date for the related Interest Period or, with respect to the calculation of any increases in the Specified Reserve Balance that result from deposits that are made to the Accumulation Account on any Monthly Distribution Date, the second London banking day prior to such Monthly Distribution Date.

       “LIBOR Security” means the Floating Rate Class A Notes and the Variable Pay Term Notes.

       “Liquidated Receivables” means a receivable which:

•	by its terms, is in default; and

•	as to which the servicer has determined, in accordance with its customary servicing procedures, that eventual payment in full is unlikely or has repossessed and disposed of the related financed vehicle.

       “Liquidation Proceeds” means all proceeds of a Liquidated Receivable, net of expenses incurred by the servicer in connection with such liquidation and any amounts required by law to be remitted to the obligor on such Liquidated Receivable in accordance with the servicer’s customary servicing procedures.

       “Listing Agent” means Banque Internationale à Luxembourg S.A.

       “London banking day” means any day other than a Saturday, Sunday or any other day on which banks in London are required or authorized to be closed.

       “Luxembourg Listed Notes” has the meaning set forth on page 115.

       “Luxembourg Paying Agent” means the paying agent and transfer agent in Luxembourg for any Luxembourg Listed Notes issued as a Definitive Note, including any subsequent paying agent and transfer agent, and shall initially be Banque Internationale à Luxembourg S.A., 69, route d’Esch 11, L-2953 Luxembourg.

       “Michigan Tax Counsel” means Hurley D. Smith, Esq., Secretary and Corporate Counsel of the servicer.

       “Monthly Distribution Date” means the date on which the trust will make payments on the Monthly Pay Class A Notes, the Class B Notes, the Variable Pay Term Notes and the certificates, and will make deposits into the Class A Quarterly Interest Funding Account, which will be the fifteenth day of each month or, if any such day is not a Business Day, on the next Business Day, commencing November 15, 2000.

       “Monthly Interest Period” means,

with respect to the Floating Rate Class A Notes which are Monthly Pay Class A Notes, the accrual of LIBOR-based interest on the Monthly Pay Interest Rate Swaps and Variable Pay Term Notes Interest Rate Swaps and with respect to LIBOR in the calculation of any increases in the Specified Reserve Balance that result from deposits that are made to the Accumulation Account on any Monthly Distribution Date during the Revolving Period;

•	in the case of the first Monthly Distribution Date, the period from and including the Closing Date to but excluding the first Monthly Distribution Date;

•	for any other Monthly Distribution Date, the period from and including the previous Monthly Distribution Date to but excluding such Monthly Distribution Date;

with respect to the Fixed Rate Class A Notes, the Class B Notes, the Class C Certificates, the Class D Certificates and the accrual of fixed rate interest on the Interest Rate Swaps,

•	in the case of the first Monthly Distribution Date, the period from and including the Closing Date to but excluding the first Monthly Distribution Date; and

•	for any other Monthly Distribution Date, the period from and including the 15th day of the previous month to but excluding the 15th day of the month of such Monthly Distribution Date.

       “Monthly Pay Class A Notes” means, on any Monthly Distribution Date:

•	the Fixed Rate Class A Notes;

•	the Subclass or Subclasses of Floating Rate Class A Notes that have passed their Targeted Scheduled Distribution Dates and, as a result, are payable with respect to interest and principal on each Monthly Distribution Date; and

•	if an Early Amortization Event or an acceleration of the notes due to an Event of Default has occurred on or prior to the LIBOR Determination Date relating to such Monthly Distribution Date, all Subclasses of Floating Rate Class A Notes.

       “Monthly Pay Floating Rate Class A Note Interest Rate Swap” means, on any Monthly Distribution Date, a Floating Rate Class A Note Interest Rate Swap for which the related Class A Notes are Monthly Pay Class A Notes.

       “Moody’s” means Moody’s Investors Service, Inc.

       “MSRP” means with respect to a motor vehicle, the manufacturer’s suggested retail price.

       “Net Swap Payment” means, with respect to any Monthly Distribution Date, the net amount payable by the trust to any swap counterparty on such Monthly Distribution Date.

       “Net Swap Receipt” means, with respect to any Monthly Distribution Date, the net amount owed by any swap counterparty to the trust on such Monthly Distribution Date.

       “Note Balance” means, with respect to each class of notes and as the context so requires, (1) with respect to all notes of such class, an amount equal to, initially, the initial Note Balance of such class of notes and, thereafter, an amount equal to the initial Note Balance of such class of notes, reduced by all amounts distributed to noteholders of such class of notes and allocable to principal or (2) with respect to any note of such class, an amount equal to, initially, the initial denomination of such note and, thereafter, an amount equal to such initial denomination, reduced by all amounts distributed in respect of such note and allocable to principal.

       “Note Owner” means a person acquiring a beneficial ownership interest in notes (other than the Variable Pay Term Notes).

       “notes” means the Class A Notes, the Variable Pay Term Notes and the Class B Notes, collectively.

       “OID” means original issue discount.

       “OID Regulations” means the Treasury regulations governing OID.

       “Optional Redemption” has the meaning set forth on page 74.

       “owner trustee” means The Bank of New York, a New York banking corporation.

       “Participants” has the meaning set forth on page 54.

       “Payahead Account” is an account which the servicer will establish in the name of the indenture trustee into which it will deposit Payaheads.

       “Payaheads” means early payments by or on behalf of obligors on Actuarial Receivables which do not constitute scheduled payments, full prepayments, nor certain partial prepayments that result in a reduction of the obligor’s periodic payment below the scheduled payment as of the Initial Cut-off Date or any Subsequent Cut-off Date.

       “Permitted Investments” means:

•	direct obligations of, and obligations fully guaranteed as to timely payment by, the United States of America or its agencies;

•	demand deposits, time deposits, certificates of deposit or bankers’ acceptances of certain depository institutions or trust companies having the highest rating from the applicable Rating Agency rating the notes or certificates;

•	commercial paper having, at the time of such investment, a rating in the highest rating category from the applicable Rating Agency rating the notes or certificates;

•	investments in money market funds having the highest rating from the applicable Rating Agency rating the notes or certificates;

•	repurchase obligations with respect to any security that is a direct obligation of, or fully guaranteed by, the United States of America or its agencies, in either case entered into with a depository institution or trust company having the highest rating from the applicable Rating Agency rating the notes or certificates; and

•	any other investment (which may include motor vehicle retail installment sale contracts) acceptable to the applicable Rating Agencies.

Permitted Investments are generally limited to obligations or securities which mature on or before the next Monthly Distribution Date.

       “Plan” means any of the following

•	employee benefit plans (as defined in Section 3(3) of ERISA),

•	plans described in Section 4975(e)(1) of the Code, including individual retirement accounts or Keogh plans, and

•	any entities whose underlying assets include plan assets by reason of a plan’s investment in such entities.

       “Plan Assets Regulation” means a regulation, 29 C.F.R. Section 2510.3-101, issued by the DOL.

       “Pool Balance” means for any Monthly Distribution Date, the aggregate principal balance of the receivables at the end of the preceding Collection Period (or in the case of the first Collection Period, as of the Initial Cut-off Date) plus the aggregate principal balance of any Additional Receivables purchased during the month of such Monthly Distribution Date as of their related Subsequent Cut-off Date, after giving effect to all payments (other than Payaheads) received from obligors, Liquidation Proceeds, Servicer Collections Advances and Purchase Amounts to be remitted by the servicer or the seller, as the case may be, for such Collection Period and all Realized Losses during such Collection Period.

       “Prepayment Assumption” means the anticipated rate of prepayments assumed in pricing a debt instrument.

       “PRIMUS” means:

•	until August 1999, PRIMUS Automotive Financial Services, Inc., a wholly owned subsidiary of Ford Credit conducting its business as a corporate entity separate from Ford Credit; and

•	beginning in August 1999, Primus Financial Services, a d/b/a of Ford Credit, conducting its business as a division of Ford Credit.

       “Principal Distribution Account” means, so long as any of the notes are outstanding, the administrative subaccount within the Collection Account created by the servicer entitled the “Principal Distribution Account” into which the Principal Distribution Amount shall be deposited and after the principal of all the notes has been paid in full, the Certificate Principal Distribution Account.

       “Principal Distribution Amount” means the First Priority Principal Distribution Amount, the Second Priority Principal Distribution Amount and the Regular Principal Distribution Amount.

       “Principal Paying Agent” means The Chase Manhattan Bank and any successor principal paying agent selected by the trust.

       “Purchase Amount” means a price at which the seller or the servicer must purchase a receivable, equal to the amount required to be paid by the related obligor to prepay such receivable (including one month’s interest thereon, in the month of payment, at the APR), after giving effect to the receipt of any monies collected (from whatever source) on such receivable.

       “Quarterly Interest Period” means, with respect to the Floating Rate Class A Notes which are Quarterly Pay Class A Notes and the accrual of LIBOR-based interest on the Quarterly Pay Interest Rate Swaps,

•	in the case of the first Quarterly Payment Date, the period from and including the Closing Date to but excluding the first Quarterly Payment Date; and

•	for any other Quarterly Payment Date, the three-month period from and including the previous Quarterly Payment Date to but excluding such Quarterly Payment Date.

       “Quarterly Pay Class A Notes” means, on any Monthly Distribution Date, all Subclasses of Class A Notes that have not become Monthly Pay Class A Notes.

       “Quarterly Pay Floating Rate Class A Note Interest Rate Swaps” means, on any Monthly Distribution Date, the Floating Rate Class A Note Interest Rate Swaps that have not become Monthly Pay Floating Rate Class A Note Interest Rate Swaps.

       “Quarterly Payment Date” has the meaning set forth on page 59.

       “Rating Agencies” means Fitch, S&P and Moody’s.

       “Realized Losses” means the excess of the principal balance of any Liquidated Receivable over Liquidation Proceeds of such Liquidated Receivable to the extent allocable to principal.

       “receivables” means collectively the initial receivables purchased by the trust on the Closing Date and the additional receivables purchased by the trust on each Monthly Distribution Date during the Revolving Period.

       “Receivables Pool” means the pool of receivables owned by the trust, consisting of motor vehicle retail installment sale contracts secured by security interests in the motor vehicles financed by those contracts.

       “Receivables Transfer and Servicing Agreements” means collectively the purchase agreement under which Ford Credit will sell receivables to the seller, the sale and servicing agreement under which the trust will purchase receivables from the seller and the servicer will agree to service such receivables, the trust agreement under which the trust will be created and certificates will be issued and the administration agreement under which Ford Credit will undertake certain administrative duties.

       “Record Date” with respect to any Monthly Distribution Date or Quarterly Payment Date means:

•	with respect to the Quarterly Pay Class A Notes, the day immediately preceding the Quarterly Payment Date;

•	with respect to the Class B Notes, the Variable Pay Term Notes and any Monthly Pay Class A Notes, the day immediately preceding the Monthly Distribution Date; and

•	with respect to the certificates, the last day of the month preceding the Monthly Distribution Date.

       “Registrar” has the meaning set forth on page 54.

       “Regular Principal Distribution Amount” means, with respect to any Monthly Distribution Date, an amount not less than zero equal to:

(OS — AA — (PB — [SOA + YSOA])) — (FPDA + SPDA)

Where:
OS	=	the sum of the aggregate outstanding principal amount of all the notes and the certificates as of the preceding Monthly Distribution Date (after giving effect to any principal payments to be made on the securities on such preceding Distribution Date) or the Closing Date, as the case may be;
AA	=	the amount (exclusive of investment earnings) in the Accumulation Account as of the preceding Monthly Distribution Date after giving effect to all principal payments on such preceding Monthly Distribution Date;
PB	=	the Pool Balance as of such Monthly Distribution Date;
SOA	=	the Specified Overcollateralization Amount with respect to such Monthly Distribution Date;
YSOA	=	the Yield Supplement Overcollateralization Amount;
FPDA	=	the First Priority Principal Distribution Amount, if any, with respect to such Monthly Distribution Date; and
SPDA	=	the Second Priority Principal Distribution Amount, if any, with respect to such Monthly Distribution Date.

       provided, however, that the Regular Principal Distribution Amount:

•	shall not exceed the sum of the aggregate outstanding principal balance of all the notes and the aggregate Certificate Balance of all the certificates on such Monthly Distribution Date, after giving effect to any principal payments made on the securities on such Monthly Distribution Date in respect of the First Priority Principal Distribution Amount, if any, and the Second Priority Principal Distribution Amount, if any;

•	on or after the Final Scheduled Distribution Date relating to the Class C Certificates shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class C Certificates to zero; and

•	on or after the Final Scheduled Distribution Date relating to the Class D Certificates shall not be less than the amount that is necessary to reduce the Certificate Balance of the Class D Certificates to zero.

       “Reserve Account” means the account which the seller will establish in the name of the indenture trustee into which the seller will deposit the Reserve Initial Deposit and into or from which the indenture trustee will make the other deposits and withdrawals specified herein.

       “Reserve Account Excess Amount”, with respect to any Monthly Distribution Date, means an amount equal to the excess, if any, of:

•	the amount of cash or other immediately available funds in the Reserve Account on that Monthly Distribution Date, prior to giving effect to any withdrawals from the Reserve Account relating to that Monthly Distribution Date, over

•	the Specified Reserve Balance with respect to that Monthly Distribution Date.

       “Reserve Initial Deposit” has the meaning set forth on page 88.

       “Revolving Period” means the period beginning on the Closing Date and ending on the earlier to occur of (1) the Scheduled Amortization Date and (2) the date on which an Early Amortization Event occurs.

       “S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

       “Scheduled Amortization Date” means the Targeted Scheduled Distribution Date for the Class A-1 Notes.

       “Second Priority Principal Distribution Amount” means, with respect to any Monthly Distribution Date, an amount not less than zero equal to:

                   (N — AA — (PB — YSOA)) — FPDA

             Where:

N =	the aggregate outstanding principal amount of the Class A Notes and Class B Notes as of the preceding Monthly Distribution Date (after giving effect to any principal payments made on the notes on such preceding Monthly Distribution Date);

AA =	the amount (exclusive of investment earnings) in the Accumulation Account as of the preceding Monthly Distribution Date;

PB =	the Pool Balance as of such Monthly Distribution Date;

YSOA =	the Yield Supplement Overcollateralization Amount; and

FPDA =	the First Priority Principal Distribution Amount, if any, with respect to such Monthly Distribution Date.

provided, however, that:

•	the Second Priority Principal Distribution Amount shall not exceed the sum of the aggregate outstanding principal balance of all the notes and the aggregate Certificate Balance of all the certificates on such Monthly Distribution Date (after giving effect to any principal payments to be made on the securities on such Monthly Distribution Date in respect of the First Priority Principal Distribution Amount, if any); and

•	the Second Priority Principal Distribution Amount on or after the Final Scheduled Distribution Date relating to the Class B Notes shall not be less than the amount that is necessary to reduce the outstanding principal amount of the Class B Notes to zero.

       “securities” mean the notes and certificates.

       “Securities Act” means the Securities Act of 1933, as amended.

       “seller” means Ford Credit Auto Receivables Two L.P., a Delaware limited partnership.

       “servicer” means Ford Credit, a Delaware corporation and a wholly owned indirect subsidiary of Ford Motor Company.

       “Servicer Collections Advances” means, collectively, Actuarial Advances and Simple Interest Advances.

       “Servicer Fee” means the Servicing Fee together with the Supplemental Servicing Fee.

       “Servicing Fee” means a fee payable to the servicer on each Monthly Distribution Date for servicing the receivables which is equal to the product of   1/12 of 1.00% and the Pool Balance as of such Monthly Distribution Date.

       “Servicer Liquidity Advance” has the meaning set forth on page 64.

       “Short-Term Notes” means notes that have a maturity of one year or less from their date of original issuance.

       “Simple Interest Advance” means an amount that the servicer shall deposit into the related collection account, in its sole discretion, equal to the amount of interest that would have been due on the related Simple Interest Receivables at their respective APRs for the related Collection Period (assuming that such Simple Interest Receivables are paid on their respective due dates) minus the amount of interest actually received on such Simple Interest Receivables during the related Collection Period.

       “Simple Interest Receivables” are receivables that provide for the amortization of the amount financed under each receivable over a series of fixed level payment monthly installments. However, unlike the monthly installment under an Actuarial Receivable, each monthly installment consists of an amount of interest which is calculated on the basis of the outstanding principal balance of the receivable multiplied by the stated APR and further multiplied by the period elapsed (as a fraction of a calendar year) since the preceding payment of interest was made. As payments are received under a Simple Interest Receivable, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance.

       “Special Tax Counsel” means Skadden, Arps, Slate, Meagher & Flom LLP.

       “Specified Credit Enhancement Amount” means, with respect to any Monthly Distribution Date, the greatest of:

•	$14,997,999.97;

•	1.00% of the Pool Balance as of such Monthly Distribution Date; or

•	the aggregate principal balance of the receivables that are delinquent 91 days or more and were not Liquidated Receivables at the end of the Collection Period preceding such Monthly Distribution Date;

provided, however, that the Specified Credit Enhancement Amount with respect to any Monthly Distribution Date shall not exceed the sum of the aggregate outstanding principal amount of all the notes and the aggregate Certificate Balance of all the certificates as of the preceding Monthly Distribution Date (after giving effect to any principal payments made on the securities on such preceding Monthly Distribution Date).

       “Specified Overcollateralization Amount” means, with respect to any Monthly Distribution Date, the excess, if any, of:

•	the Specified Credit Enhancement Amount with respect to such Monthly Distribution Date, over

•	the Specified Reserve Balance with respect to such Monthly Distribution Date.

       “Specified Reserve Balance” means the lesser of:

•	$14,997,999.97; and

•	the sum of the aggregate outstanding principal amount of all the notes and the certificates as of the preceding Monthly Distribution Date, after giving effect to any principal payments made on the securities on such Monthly Distribution Date, plus, in each case, if amounts remain on deposit in the Accumulation Account after giving effect to all deposits and withdrawals on such Monthly Distribution Date, an additional amount equal to the product of (i) the amount remaining on deposit in the Accumulation Account and (ii) the weighted average interest rate of the securities (after giving effect to all principal payments on such Monthly Distribution Date) minus one-month LIBOR (determined as of the second London banking prior to such Monthly Distribution Date) less 2.50%, and (iii) a fraction, which (x) if such Monthly Distribution Date occurs during the Revolving Period, the numerator of which is one and the denominator of which is 12 and (y) if such Monthly Distribution Date occurs during the Amortization Period, the numerator of which is the number of Monthly Distribution Dates after such Monthly Distribution Date through and including the next Monthly Distribution Date that is a Targeted Scheduled Distribution Date for any Subclass of Class A Notes and the denominator of which is 12.

       “Subclass” means any subclass of Class A Notes, including the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes, the Class A-4 Notes and the Class A-5 Notes.

       “Subclass Interest Rate” means, on any Monthly Distribution Date for any Subclass of Class A Notes, the interest rate set forth on the cover of this prospectus; provided, that for any Monthly Pay Class A Notes, the Subclass Interest Rate will be equal to one-month LIBOR plus the spread set forth on the cover of this prospectus.

       “Subsequent Cut-off Date” means, with respect to any Additional Receivable, the first day of the calendar month in which such Additional Receivable is purchased by the trust.

       “Supplemental Servicing Fee” means, for each Collection Period, the amount of any late, prepayment, and other administrative fees and expenses collected during that Collection Period, plus any interest earned during the Collection Period on amounts on deposit in the Collection Account and the Payahead Account during the Collection Period.

       “swap counterparty” means a swap counterparty under a Floating Rate Class A Note Interest Rate Swap or the Variable Pay Term Notes Interest Rate Swap.

       “Targeted Scheduled Distribution Date” for each Subclass of Class A Notes has the meaning set forth on the cover page hereof or, if such date is not a Business Day, the next succeeding Business Day.

       “Three-Month Rolling Average Delinquency Ratio” shall mean, for any Monthly Distribution Date, a rolling three month average of the ratio, expressed as a percentage, of (a) the aggregate principal balance of the receivables over 60 days delinquent (excluding any Liquidated Receivables) during the related Collection Period to (b) the average of the aggregate outstanding principal balance of the receivables as of the end of the related Collection Period; provided, that for purposes of determining the date on which an Early Amortization Event has occurred, the Three-Month Rolling Average Delinquency Ratio will be deemed to have been determined as of the end of the related Collection Period.

       “Three-Month Rolling Average Realized Loss Ratio” means, for any Monthly Distribution Date, a rolling three month average of the ratio, expressed as a percentage, of (a) the aggregate of the Realized Losses incurred during the related Collection Period to (b) the aggregate outstanding principal balance of the receivables as of the first day of the related Collection Period; provided, that for purposes of determining the date on which an Early

Amortization Event has occurred, the Three-Month Rolling Average Realized Loss Ratio will be deemed to have been determined as of the end of the related Collection Period.

       “Total Required Payment” means, on any Monthly Distribution Date, the sum of:

•	the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

•	all interest payable on the Monthly Pay Class A Notes and Variable Pay Term Notes, including any accrued interest and interest on accrued interest;

•	the Class A Quarterly Interest Funding Account Deposit Amount (and, if on or more of the Quarterly Pay Floating Rate Class A Note Interest Rate Swaps have been terminated and no replacement Floating Rate Class A Note Interest Rate Swaps have been entered into, the aggregate amount of interest accrued to such Monthly Distribution Date on the related Subclasses of Quarterly Pay Class A Notes);

•	the First Priority Principal Distribution Amount, if any;

•	any Net Swap Payments and any swap termination payments due and payable to swap counterparties;

•	all interest payable on the Class B Notes, including any accrued interest and interest on accrued interest;

•	the Second Priority Principal Distribution Amount, if any;

•	all interest payable on the Class C Certificates, including any accrued interest and interest on accrued interest; and

•	all interest payable on the Class D Certificates, including any accrued interest and interest on accrued interest,

provided, however, that following the occurrence and during the continuation of an Event of Default which has resulted in an acceleration of the notes, on any Monthly Distribution Date until the Monthly Distribution Date on which the outstanding principal amount of all the notes has been paid in full, the Total Required Payment shall mean the sum of:

•	the Servicing Fee and all unpaid Servicing Fees from prior Collection Periods;

•	all interest payable on the Monthly Pay Class A Notes and Variable Pay Term Notes, including any accrued interest thereon;

•	the Class A Quarterly Interest Funding Account Deposit Amount (and, if one or more of the Quarterly Pay Floating Rate Class A Note Interest Rate Swaps have been terminated and no replacement Floating Rate Class A Note Interest Rate Swaps have been entered into, the aggregate amount of interest accrued to such Monthly Distribution Date on the related Subclass of Quarterly Pay Class A Notes);

•	any Net Swap Payments and any swap termination payments;

•	all interest payable on the Class B Notes, including any accrued interest thereon;

•	all interest payable on the Class C Certificates, including any accrued interest thereon; and

•	the amount necessary to reduce the outstanding principal amount of all the notes to zero.

       “Transfer Agent” has the meaning set forth on page 54.

       “Treasury regulations” means the regulations promulgated by the United States Treasury Department under the United States Internal Revenue Code of 1986.

       “Trust Accounts” means the Collection Account, the Reserve Account, the Accumulation Account, the VPTN Proceeds Account, the Class A Quarterly Interest Funding Account and the Principal Distribution Account.

       “U.S. person” means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source or (iv) a trust if a U.S. court is able to exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of such trust.

       “Variable Pay Term Note Interest Amounts” has the meaning set forth on page .

       “Variable Pay Term Notes Interest Rate Swap” has the meaning set forth on page 65.

       “Variable Pay Term Note Percentage” means, for any Monthly Distribution Date, 100% minus the Class A Percentage for that Monthly Distribution Date.

       “VPTN Proceeds Account” is an account which the indenture trustee will establish into which the proceeds of issuance of the Variable Pay Term Notes and any Servicer Liquidity Advances will be deposited for application thereafter to the payment of principal of one or more Subclasses of Class A Notes on Targeted Scheduled Distribution Dates.

       “Yield Supplement Overcollateralization Amount” means, with respect to the receivables and any Collection Period or Monthly Distribution Date, the amount specified below with respect to such Collection Period or Monthly Distribution Date as those amounts may be increased upon the purchase of Additional Receivables in the manner described below:

Yield Supplement
Overcollateralization
Amount for the
initial Pool of
Receivables on the
Closing Date

Closing Date	$216,824,370.04

November 2000	208,232,015.48

December 2000	199,792,246.68

January 2001	191,507,595.42

February 2001	183,380,458.76

March 2001	175,413,239.97

April 2001	167,608,454.64

May 2001	159,968,525.04

June 2001	152,495,945.68

July 2001	145,193,204.80

August 2001	138,062,832.23

September 2001	131,107,370.18

October 2001	124,329,463.70

November 2001	117,731,833.56

December 2001	111,317,190.45

January 2002	105,087,271.58

February 2002	99,043,095.21

March 2002	93,185,789.98

April 2002	87,516,757.34

May 2002	82,037,339.83

June 2002	76,748,491.40

July 2002	71,651,192.82

August 2002	66,746,831.08

September 2002	62,036,913.25

October 2002	57,523,585.09

November 2002	53,209,013.72

December 2002	49,095,041.52

January 2003	45,181,610.36

February 2003	41,467,205.90

March 2003	37,949,333.37

April 2003	34,625,235.00

May 2003	31,491,578.06

June 2003	28,542,224.28

July 2003	25,769,581.15

August 2003	23,166,520.66

September 2003	20,723,384.86

October 2003	18,438,472.56

November 2003	16,309,631.03

December 2003	14,334,665.49

January 2004	12,511,024.92

Yield Supplement
Overcollateralization
Amount for the
initial Pool of
Receivables on the
Closing Date

February 2004	10,835,955.52

March 2004	9,307,014.82

April 2004	7,921,419.28

May 2004	6,675,006.69

June 2004	5,561,606.79

July 2004	4,574,710.43

August 2004	3,707,773.07

September 2004	2,950,504.04

October 2004	2,296,495.37

November 2004	1,738,774.93

December 2004	1,270,214.20

January 2005	885,792.40

February 2005	579,937.49

March 2005	347,258.83

April 2005	181,864.46

May 2005	76,819.20

June 2005	20,702.98

July 2005	138.05

       The portion of the Yield Supplement Overcollateralization Amount for the initial pool of Receivables sold to the trust on the Closing Date has been calculated for each Monthly Distribution Date as the sum of the amount for each receivable equal to the excess, if any, of:

•	the scheduled payments due on such receivable for each future Collection Period discounted to present value as of the end of the preceding Collection Period at the APR of such receivable; over

•	the scheduled payments due on the receivable for each future Collection Period discounted to present value as of the end of the preceding Collection Period at 12%.

The Yield Supplement Overcollateralization Amount provided in the table above will be increased on each Monthly Distribution Date with respect to all pools of Additional Receivables that have been purchased on or prior to that Monthly Distribution Date by:

•	multiplying the aggregate principal balance of the Additional Receivables in each pool as of its Subsequent Cut-off Date by

•	the YSOA Factor that corresponds to the number of months that have passed since such pool’s Subsequent Cut-off Date.

       “YSOA Factor” means, with respect to (1) any pool of Additional Receivables and (2) the Monthly Distribution Date on which that pool of Additional Receivables is purchased by the trust and each Monthly Distribution Date thereafter, the factor specified in the table below.

Number of Months
Since Purchase
of the Pool of
Additional Receivables	YSOA Factor

1	0.069419927962
2	0.066606296539
3	0.063844377857
4	0.061134971044
5	0.058478877296
6	0.055876935255
7	0.053329952452
8	0.050838760501
9	0.048404188926
10	0.046027081117
11	0.043708284589
12	0.041448681144
13	0.039249177826
14	0.037110678318
15	0.035033761768
16	0.033018767641
17	0.031066072201
18	0.029176142660
19	0.027349426591
20	0.025586242019
21	0.023886915912
22	0.022251910661
23	0.020681728690

Number of Months
Since Purchase
of the Pool of
Additional Receivables	YSOA Factor

24	0.019177085348
25	0.017738703104
26	0.016367196167
27	0.015062545158
28	0.013824245228
29	0.012651464678
30	0.011543284129
31	0.010498592521
32	0.009515343492
33	0.008591005869
34	0.007723203330
35	0.006908716130
36	0.006146977130
37	0.005437268657
38	0.004778859021
39	0.004170897768
40	0.003612466843
41	0.003102751980
42	0.002640825209
43	0.002225298941
44	0.001854116149
45	0.001525106827
46	0.001236089171
47	0.000983632500
48	0.000765600538
49	0.000579668934
50	0.000423461196
51	0.000295303508
52	0.000193338276
53	0.000115768379
54	0.000060629571
55	0.000025609815
56	0.000006901914
57	0.000000046023

     You should rely only on the information contained in or incorporated by reference into this Prospectus. We have not authorized anyone to give you different information. We do not claim the accuracy of the information in this Prospectus as of any date other than the date stated on the cover page. We are not offering the Securities in any states where it is not permitted.

Ford Credit Auto

Receivables Two L.P.
Seller

Ford Motor Credit Company

Servicer

Dealer Prospectus Delivery Obligation. Until January     , 2001 all dealers that effect transactions in these Securities, whether or not participating in the offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Ford Credit

Auto Owner Trust
2000-F

$906,000,000 Class A-1

            % Asset Backed Notes

$701,000,000 Class A-2

            % Asset Backed Notes

$520,000,000 Class A-3

            % Asset Backed Notes

$343,000,000 Class A-4

            % Asset Backed Notes

$159,722,000 Class A-5

            % Asset Backed Notes

$97,397,000 Class B

            % Asset Backed Notes

PROSPECTUS

Deutsche Banc Alex. Brown

Goldman, Sachs & Co.
J.P. Morgan & Co.
Merrill Lynch & Co.
Salomon Smith Barney

PRINCIPAL OFFICE OF THE TRUST

Ford Credit Auto Owner Trust 2000-F

c/o The Bank of New York
101 Barclay Street
New York, New York 10286
United States

Owner Trustee The Bank of New York 101 Barclay Street New York, New York 10286 United States	Delaware Trustee The Bank of New York (Delaware) White Clay Center, Route 273 Newark, Delaware 19711 United States	Indenture Trustee The Chase Manhattan Bank 450 West 33rd Street New York, New York 10001 United States

AGENTS

Principal Paying Agent The Chase Manhattan Bank 450 West 33rd Street New York, New York 10001 United States	Luxembourg Paying Agent and Listing Agent Banque International à Luxembourg S.A. 69, Route d’Esch, L-2953 Luxembourg

LEGAL ADVISORS

To the Trust Hurley D. Smith, Esq. Ford Motor Credit Company One American Road, Dearborn, Michigan 48126 United States	To the Underwriters Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square New York, New York 10036-6522 United States

      The following page is an additional back cover page to be included only in the prospectuses delivered in connection with the offshore offering of the securities.

PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

       The following table sets forth the estimated expenses in connection with the offering described in this Registration Statement.

Securities and Exchange Commission	$719,928

Rating agency fee	50,000

Printing	200,000

Legal fees and expenses	50,000

Accountants’ fees	50,000

Fees and expenses of Indenture Trustee	25,000

Fees and expenses of Owner Trustee	25,000

Miscellaneous expenses	100,000

Total	$1,219,928

Item 15.  Indemnification of Directors and Officers

       Section 17-108 of the Delaware Revised Uniform Limited Partnership Act provides as follows:

Section 17-108.  Indemnification.

       Subject to such standards and restrictions, if any, as are set forth in its partnership agreement, a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever.

       Section 4.2 of the Agreement of Limited Partnership of Ford Credit Auto Receivables Two L.P. provides as follows:

       Section 4.2. Exculpation and Indemnification.

       (a)  Neither the General Partner nor any director, officer, partner, agent or legal representative of the General Partner or the Partnership, nor any of their Affiliates or the respective directors, officers, partners, stockholders, agents or legal representatives of any of their Affiliates (collectively, the “Indemnified Parties”) shall have any liability (whether direct or indirect, in contract, tort or otherwise) to any Partner (or its Affiliates) for any losses, claims, damages, liabilities or expenses, including, without limitation, judgments, interest on such judgments, fines, charges, costs, amounts paid in settlement, expenses and attorneys’ fees incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or any appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or commission, whether pending or merely threatened, whether or not any Indemnified Party is or may be a party thereto, including interest on any of the foregoing (collectively, “Damages”), arising out of, or in connection with, the management or conduct of the business and affairs of the Partnership, except for any such Damages to the extent that they are found by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Indemnified Parties or willful violations of the express provisions hereof by the indemnified Parties. The Indemnified Parties may consult with counsel and accountants with respect to the affairs of the Partnership and shall be fully protected and justified, to the extent allowed by law, in acting, or failing to act, if such action or failure to act is in accordance with the advice or opinion of such counsel or accountants.

       (b)  The Partnership will, to the extent permitted by law, indemnify and hold harmless any and all of the Indemnified Parties for any and all Damages arising out of or in connection with the management or conduct of the business and affairs of the Partnership or their activities with respect thereto, except to the extent that any such Damages are found by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the person seeking indemnification (or willful violation of the express provisions hereof). No Indemnified Party may satisfy any right of indemnity or reimbursement granted in this Section 4.3(b) or to which it may otherwise be entitled except out of the assets of the Partnership, and no Partner shall be personally liable with respect to any such claim for indemnity or reimbursement.

       Section 145 of the General Corporation Law of Delaware provides as follows:

145.  Indemnification of officers, directors, employees and agents; insurance

       (a)  A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

       (b)  A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

       (c)  To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

       (d)  Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

       (e)  Expenses (including attorneys’ fees) incurred by an officer or director in defending a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

       (f)  The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

       (g)  A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

       (h)  For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

       (i)  For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee, or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

       (j)  The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

       (k)  The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

       Article Five of the Certificate of Incorporation of Ford Credit Auto Receivables Two, Inc. provides as follows:

       (a)  A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability

       (i)  for any breach of the director’s duty of loyalty to the corporation or its stockholders,

       (ii)  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

       (iii)  under Section 174 of the Delaware General Corporation Law or

       (iv)  for any transaction from which the director derived an improper personal benefit.

       If the Delaware General Corporation Law is amended after approval by the stockholders of this Article FIFTH to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

       (b)  Any repeal or modification of paragraph (a) of this Article FIFTH by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

       (c)(i)  Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (hereinafter a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer or employee of the corporation or is or was serving at the request of the corporation as a director, officer or employee of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer or employee or in any other capacity while serving as a director, officer or employee, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than said law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including penalties, fines, judgments, attorneys’ fees, amounts paid or to he paid in settlement and excise taxes imposed on fiduciaries with respect to (i) employee benefit plans, (ii) charitable organizations or (iii) similar matters) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer or employee and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person (other than pursuant to subparagraph (c)(ii) of this Article FIFTH) only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this subparagraph (c)(i) of Article FIFTH shall be a contract right and shall include the right to be paid by the corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, if the Delaware General Corporation Law so requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this subparagraph (c)(i) of Article FIFTH or otherwise.

       (ii)  If a claim which the corporation is obligated to pay under subparagraph (c)(i) of this Article FIFTH is not paid in full by the corporation within 60 days after a written claim has been received by the corporation, the claimant may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the Delaware General Corporation Law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the Claimant has not met the applicable standard of conduct.

       (iii)  The provisions of this paragraph (c) of Article FIFTH shall cover claims, actions, suits and proceedings, civil or criminal, whether now pending or hereafter commenced, and shall be retroactive to cover acts or omissions or alleged acts or omissions which heretofore have taken place. If any part of this paragraph (c) of Article FIFTH should be found to be invalid or ineffective in any proceeding, the validity and effect of the remaining provisions shall not be affected.

       (iv)  The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this paragraph (c) of Article FIFTH shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

       (v)  The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

       (vi)  The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any agent of the corporation to the fullest extent of the provisions of this paragraph (c) of Article FIFTH with respect to the indemnification and advancement of expenses of director, officers and employees of the corporation.

       Similar indemnification provisions in Section 5 of Article NINTH of the Certificate of Incorporation of both Ford Motor Company and Ford Motor Credit Company are applicable to directors, officers and employees of Ford Credit Auto Receivables Two, Inc. who serve as such at the request of Ford Motor Company or Ford Motor Credit Company.

       Ford Credit Auto Receivables Two, Inc. is insured for liabilities it may incur pursuant to Article FIFTH of its Certificate of Incorporation relating to the indemnification of its directors, officers and employees. In addition, directors, officers and certain key employees are insured against certain losses which may arise out of their employment and which are not recoverable under the indemnification provisions of Ford Credit Auto Receivables Two, Inc.’s Certificate of Incorporation. The premium for both insurance coverages is paid by Ford Motor Company.

Item 16.  Exhibits and Financial Statements.

       (A)  Exhibits:

1.	1	—	Form of Underwriting Agreement for the Notes.*
3.	1	—	Certificate of Limited Partnership of the Seller. Filed as Exhibit 3.1 to Registration Statement No. 333-01245 and incorporated herein by reference.
3.	2	—	Limited Partnership Agreement between the General Partner and Ford Credit. Filed as Exhibit 3.2 to Registration Statement No. 333-01245 and incorporated herein by reference.
3.	3	—	Certificate of Incorporation of the General Partner. Filed as Exhibit 3.3 to Registration Statement No. 333-01245 and incorporated herein by reference.
3.	4	—	By-Laws of the General Partner. Filed as Exhibit 3.4 to Registration Statement No. 333-01245 and incorporated herein by reference.
4.	1	—	Form of Indenture between the Trust and the Indenture Trustee (including forms of Notes).*
4.	2	—	Form of Trust Agreement between the Seller and the Owner Trustee (including forms of Certificates).*
5.	1	—	Opinion of H.D. Smith, Esq., Secretary and Corporate Counsel of Ford Credit Auto Receivables Two, Inc. with respect to legality.*
8.	1	—	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to federal income tax matters.*
8.	2	—	Opinion of H.D. Smith, Esq., Secretary and Corporate Counsel of the Servicer with respect to tax matters under Michigan law.*
10.	1	—	Form of Floating Rate Class A-1 Note Interest Rate Swap Agreement between the trust and the swap counterparty, including the related schedule and confirmation.*
10.	2	—	Form of Floating Rate Class A-4 Note Interest Rate Swap Agreement between the trust and the swap counterparty, including the related schedule and confirmation.*
10.	3	—	Form of Floating Rate Class A-5 Note Interest Rate Swap Agreement between the trust and the swap counterparty, including the related schedule and confirmation.*
10.	4	—	Form of Variable Pay Term Notes Interest Rate Swap Agreement between the trust and the swap counterparty.*
23.	1	—	Consent of H.D. Smith Esq., Secretary and Corporate Counsel of Ford Credit Auto Receivables Two, Inc. (included as part of Exhibit 5.1).*
23.	2	—	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 8.1).*
23.	3	—	Consent of H.D. Smith, Esq., Secretary and Corporate Counsel of the Servicer (included as part of Exhibit 8.2).*
24.	1	—	Powers of Attorney.*
25.	1	—	T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Chase Manhattan Bank.*
99.	1	—	Form of Sale and Servicing Agreement among the Seller, the Servicer and the Trust.*
99.	2	—	Form of Administration Agreement among the Trust, the Administrator and the Indenture Trustee.*
99.	3	—	Form of Purchase Agreement between Ford Credit and the Seller.*
99.	4	—	Form of Appendix A — Defined Terms.*

*  To be filed by amendment.

Item 17.  Undertakings.

       The undersigned registrant hereby undertakes:

       (a)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement; (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect herein any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that (a)(i) and (a)(ii) will not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed with or furnished to the Commission, pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

       (b)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (d)  That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (e)  To provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

       (f)  That insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

       (g)  That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

       (h)  That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1, and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dearborn and the State of Michigan on the 13th day of October, 2000.

FORD CREDIT AUTO RECEIVABLES TWO L.P.

By FORD CREDIT AUTO RECEIVABLES TWO, INC.,
General Partner of the Registrant

By:	/s/ BIBIANA BOERIO*

(Bibiana Boerio,

Chairman of the Board of Directors of
Ford Credit Auto Receivables Two, Inc.)

       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following directors and officers of FORD CREDIT AUTO RECEIVABLES TWO, INC. in the capacities and on the date indicated.

Signature	Title	Date

/s/ BIBIANA BOERIO* (Bibiana Boerio)	Chairman of the Board of Directors and Director (principal executive officer)	October 13, 2000

/s/ DANIEL D. MEYER* (Daniel D. Meyer)	Controller (principal accounting officer)	October 13, 2000

/s/ DAVID M. BRANDI* (David M. Brandi)	Director and President and Treasurer (principal financial officer)	October 13, 2000

/s/ HURLEY D. SMITH* (Hurley D. Smith)	Director	October 13, 2000

*By: /s/ R. P. CONRAD (R. P. Conrad, Attorney in Fact)

EXHIBIT INDEX

Exhibits		Description	Page

1.1	—	Form of Underwriting Agreement for the Notes.*
3.1	—	Certificate of Limited Partnership of the Seller. Filed as Exhibit 3.1 to Registration Statement No. 333-01245 and incorporated herein by reference.
3.2	—	Limited Partnership Agreement between the General Partner and Ford Credit. Filed as Exhibit 3.2 to Registration Statement No. 333-01245 and incorporated herein by reference.
3.3	—	Certificate of Incorporation of the General Partner. Filed as Exhibit 3.3 to Registration Statement No. 333-01245 and incorporated herein by reference.
3.4	—	By-Laws of the General Partner. Filed as Exhibit 3.4 to Registration Statement No. 333-01245 and incorporated herein by reference.
4.1	—	Form of Indenture between the Trust and the Indenture.*
4.2	—	Form of Trust Agreement between the Seller and the Owner Trustee (including forms of Certificates).*
5.1	—	Opinion of H.D. Smith, Esq., Secretary and Corporate Counsel of Ford Credit Auto Receivables Two, Inc. with respect to legality.*
8.1	—	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP with respect to federal income tax matters.*
8.2	—	Opinion of H.D. Smith, Esq., Secretary and Corporate Counsel of the Servicer with respect to tax matters under Michigan law.*
10.1	—	Form of Floating Rate Class A-1 Note Interest Rate Swap Agreement between the trust and the swap counterparty, including the related schedule and confirmation.*
10.2	—	Form of Floating Rate Class A-4 Note Interest Rate Swap Agreement between the trust and the swap counterparty, including the related schedule and confirmation.*
10.3	—	Form of Floating Rate Class A-5 Note Interest Rate Swap Agreement between the trust and the swap counterparty, including the related schedule and confirmation.*
10.4	—	Form of Variable Pay Term Notes Interest Rate Swap Agreement between the trust and the swap counterparty.*
23.1	—	Consent of H.D. Smith Esq., Secretary and Corporate Counsel of Ford Credit Auto Receivables Two, Inc. (included as part of Exhibit 5.1).*
23.2	—	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 8.1).*
23.3	—	Consent of H.D. Smith, Esq., Secretary and Corporate Counsel of the Servicer (included as part of Exhibit 8.2).*
24.1	—	Powers of Attorney.*
25.1	—	T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Chase Manhattan Bank.*
99.1	—	Form of Sale and Servicing Agreement among the Seller, the Servicer and the Trust.*
99.2	—	Form of Administration Agreement among the Trust, the Administrator and the Indenture Trustee.*
99.3	—	Form of Purchase Agreement between Ford Credit and the Seller.*
99.4	—	Form of Appendix A — Defined Terms.*

* To be filed by amendment.